UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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The Children’s Place, Inc.
(Name of Registrant as Specified In Its Charter)

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Letter from the Chairman of the Board

April 3, 2020

Dear Fellow Shareholders,

We are closely monitoring the evolving COVID-19 pandemic and the impacts to our business. Our Board and management team have taken steps necessary in order to help protect the health and safety of our associates and customers through temporary store closures, while continuing to serve our customers through our e-commerce sites. Despite these uncertain times, we believe that the underlying fundamentals of our business are strong. Our management team continues to focus on and execute against our four key strategic growth initiatives, building on the meaningful progress we made in fiscal 2019 under our multi-year business transformation strategy. As we shift to the next phase of our strategic growth plan, we remain uniquely positioned to grow market share in a consolidating children’s apparel market and capture increasing returns on our accelerated digital transformation investments.

We completed the acquisition of Gymboree’s intellectual property and related assets in early fiscal 2019 and successfully revitalized and relaunched the iconic Gymboree brand in February 2020 on an enhanced Gymboree website, complimented by shop-in-shop locations in over 200 co-branded Company stores, providing us with another catalyst for growth for The Children’s Place and value creation for our shareholders.

Our longstanding practice of engaging with shareholders continued in fiscal 2019. We invited shareholders representing over 75% of our outstanding shares to engage with our Directors and members of our senior management. The Chair of our Nominating & Corporate Governance Committee, Joseph Alutto, and the Chair of our Compensation Committee, Joseph Gromek, participated in all conversations with shareholders and reported the feedback from shareholders to the entire Board. For more information on this shareholder engagement effort, as well as our strong governance and executive compensation practices, please refer to the Proxy Summary and the Compensation Discussion & Analysis starting on pages 1 and 27, respectively.

We greatly appreciate the time and effort our shareholders made to engage with us and we look forward to continuing the dialogue with our shareholders on important topics.

Very truly yours,

Norman Matthews
Chairman of the Board

April 3, 2020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of The Children’s Place, Inc. (referred to in this Proxy Statement as “we”, “The Children’s Place” or the “Company”) will be held at 500 Plaza Drive, Secaucus, New Jersey on Thursday, May 14, 2020, at 8:30 a.m., for the following purposes:

1.	To elect the nine members (the “Directors”) of the Board of Directors (the “Board”), each to serve for one-year terms;

2.	To ratify the selection of Ernst & Young LLP (“EY”), as the Company’s independent registered public accounting firm for fiscal 2020;

3.	To approve an increase of 600,000 shares of common stock, par value $0.10 per share (the “Common Stock”) available for issuance under the Company’s 2011 Equity Incentive Plan (as amended, the “2011 Equity Incentive Plan”); and

4.	To conduct an advisory vote to approve the compensation (“Say-on-Pay”) of the Company’s named executive officers (collectively, the “NEOs”).

Shareholders of record at the close of business on March 26, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the Annual Meeting. You may vote your proxy via the internet or by telephone by following the instructions included on your proxy card. You may also vote by mail by signing, dating and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote and/or to attend the Annual Meeting.

By order of the Board of Directors,

Robert A. Karpf
Senior Vice President, General Counsel and Corporate Secretary
The Children’s Place, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.

1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

2020 PROXY STATEMENT	I

PROXY SUMMARY

The Children’s Place is sending you this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. The below summary highlights key information contained in this Proxy Statement. As it is only a summary, please review the entire Proxy Statement and the accompanying Annual Report before you vote.

Fiscal 2019 — Financial Performance

Financial Performance

A reconciliation of Non-GAAP (Adjusted) financial information to GAAP financial information provided herein is set forth in Annex A to this Proxy Statement.

2020 PROXY STATEMENT	1

PROXY SUMMARY

Stock Repurchases and Dividends

Total Shareholder Return

2	2020 PROXY STATEMENT

PROXY SUMMARY

Summary of Shareholder Voting Matters

At our Annual Meeting at 500 Plaza Drive, Secaucus, New Jersey on Thursday, May 14, 2020, at 8:30 a.m., shareholders are being asked to vote on the following matters:

Proposal	Board Vote Recommendation	Page Reference
1. Election of the Nine Members of the Board of Directors	FOR each Nominee	67
2. Ratification of Selection of Independent Registered Public Accounting Firm	FOR	68
3. Approval of an Increase in the Number of Shares of Common Stock Available for Issuance Under Our 2011 Equity Incentive Plan	FOR	70
4. Say-on-Pay – Advisory Vote on NEO Compensation	FOR	81

Election of the Nine Members of the Board of Directors

The Board has nominated nine persons for election at the Annual Meeting. The Board recommends that shareholders vote “FOR” each of the nominees named below.

Name	Age	Board Tenure (Years)	Ethnic, gender, national or other diversity	Other current public company boards	Committees[1]
Joseph Alutto	78	12			Nominating & Corporate Governance (Chair)
John E. Bachman	64	4		2	Audit (Chair); Nominating & Corporate Governance
Marla Malcolm Beck	49	5	✓		Audit
Elizabeth J. Boland	60	1	✓		Audit
Jane Elfers (President & Chief Executive Officer)	59	10	✓		—
Joseph Gromek	73	9			Compensation (Chair)
Norman Matthews (Independent Chairman of the Board)	87	11		3	Compensation; Nominating & Corporate Governance
Robert L. Mettler	79	5			Compensation
Debby Reiner	52	1	✓		Audit

(1)	Consistent with our policy of considering periodic rotation of the members of our Committees, as set forth in our Corporate Governance Guidelines, and assuming that each of our Director nominees is elected at our Annual Meeting, following our Annual Meeting, we intend to take the following actions: (i) appoint Ms. Beck to our Nominating & Corporate Governance Committee, in addition to her responsibilities as a member of our Audit Committee; and (ii) appoint Debby Reiner to our Compensation Committee. See the section entitled Board and Committee Refreshment and Succession Planning on page 9 for more information concerning the Board’s Committee refreshment efforts.

2020 PROXY STATEMENT	3

PROXY SUMMARY

Thoughtful Approach to Board Composition—Board Nominees

Our Board nominees individually and collectively possess the diverse backgrounds, skills and experience necessary to further our strategy and to address the risks we face in the rapidly changing business environment in which we operate.

The Board has been shaped by actions taken over the years in furtherance of the Board’s policy of Director refreshment based on the Board’s annual self-assessment process and Director skill set mapping activities. The skill sets of our Directors align to our strategic initiatives consisting of a focus on product, business transformation through technology, global growth through channel expansion and optimization of our store fleet. These skills and experiences are reflected in the table below.

Summary of Director Nominee Core Competencies
Experience/Attribute	Alutto	Bachman	Beck	Boland	Elfers	Gromek	Matthews	Mettler	Reiner
Leadership/Strategy	X	X	X	X	X	X	X	X	X
General Management/C-Suite Experience	X	X	X	X	X	X	X	X	X
Governance/Public Board Service	X	X	X	X	X	X	X	X
Retail/Specialty Retail			X		X	X	X	X	X
Digital/Omni-Channel/Marketing			X		X	X	X		X
Global Business/International Operations		X		X	X	X	X	X	X
Technology Implementation			X		X	X
Finance/Accounting/Risk Management		X	X	X	X	X	X	X

4	2020 PROXY STATEMENT

PROXY SUMMARY

Corporate Governance and Executive Compensation Best Practices

The Board has proactively, with regular input from shareholders, enhanced the Company’s governance and executive compensation frameworks to support our business and align with market best practices.

Corporate Governance Best Practices
✓	Separate Chairman and CEO roles, with independent Board Chairman
✓	Declassified Board, with annual elections for all Directors
✓	Majority voting for all Directors
✓	Limit on Director participation on outside public company boards; four (including the Company) for independent Directors, and two (including the Company) for our CEO
✓	Explicit disclosure regarding Board’s decision-making processes
✓	Sound practices on Director refreshment, succession planning and diversity
✓	Annual mapping of Director skill sets and experience to business strategy
✓	Annual Board, Committee and individual independent Director self-assessments
✓	Special meeting rights for shareholders (25% ownership threshold)
✓	Proxy access
✓	Updated advance notice provisions to lengthen notice window for the submission of stockholder proposals
✓	No supermajority voting requirements
✓	Focus on environmental, social and governance (ESG) matters—see “Enterprise and Sustainability Risk” section on page 15

Executive Compensation Best Practices
✓	CEO long-term incentive is 100% performance-based
✓	Relative performance metric in the LTIP that measures Company performance relative to Peer Group performance
✓	Value driving performance metrics in the LTIP that measure progress on our strategic growth initiatives
✓	Robust stock ownership guidelines and holding requirements for our CEO and other senior executives
✓	No tax gross-ups (excluding those in connection with standard relocation expenses)
✓	All equity subject to “double trigger” vesting upon a change in control
✓	Annual benchmarking of independent Director compensation by an independent compensation consultant
✓	Annual compensation risk assessment by management and an independent compensation consultant
✓	Annual peer group review by an independent compensation consultant
✓	Incentive compensation clawback policy in the case of financial restatements and other matters, applicable to both our annual bonus plan and LTIP
✓	No hedging and pledging activities in Company stock by any of our associates (including our NEOs) and Directors
✓	Bonus and performance share caps

2020 PROXY STATEMENT	5

PROXY SUMMARY

Say-on-Pay—Advisory Vote on Named Executive Officer Compensation

Our compensation philosophy is three-fold: (1) to attract, motivate, reward and retain; (2) to encourage strong financial performance; and (3) to align pay with performance. Our Board and Compensation Committee are deeply committed to this philosophy and have designed and structured our compensation programs accordingly. We discuss our compensation programs in greater detail in the “Compensation Discussion & Analysis” beginning on page 27.

Shareholder Engagement

Our Board and management team have a long and continuous history of engaging with shareholders and responding to their feedback. Each year since 2012, we have extended invitations to shareholders representing between 50% and 78% of our outstanding shares and met or spoken with holders of between 25% and 65% of our outstanding shares. Other invited shareholders indicated that they did not have a need to discuss any matter at the time as they were comfortable with our practices, or did not respond to our invitation. We also held calls with proxy advisory firms ISS and Glass Lewis to discuss our outreach process and the topics of discussion with our shareholders. We are proud of relationships we have cultivated with our shareholders over the years. The feedback and insights our shareholders have provided have been invaluable, and we have made enhancements to our corporate governance and executive compensation programs over time, as a result. At our 2019 Annual Meeting, our shareholders voted 97% in favor of our “say-on-pay” resolution.

2019 Shareholder Outreach & Engagement
Shareholders Contacted	Shareholders Engaged	Director Participation
78% of our outstanding shares	47% of our outstanding shares	Two of our independent directors, along with members of senior management, participated in all engagement conversations

2019 marked the 8th consecutive year that members of the Board, including the Chair of the Nominating & Corporate Governance Committee, Joseph Alutto, and the Chair of the Compensation Committee, Joseph Gromek, along with members of senior management engaged in conversations with our shareholders to exchange ideas and share perspectives. We also held calls with proxy advisory firms ISS and Glass Lewis to discuss our outreach process and the topics of discussion with our shareholders.

The feedback provided during our engagement sessions were then shared with the full Board, who annually considers shareholders’ perspectives as part of their decision-making process. The following chart summarizes the engagement topics and key points discussed with shareholders in fiscal 2019.

6	2020 PROXY STATEMENT

PROXY SUMMARY

Engagement Topics	Key Points Discussed
Company Performance	● Discussed our financial and operational performance during fiscal 2019, driven by an exceptional management team assembled and led by our CEO, including continued progress in executing upon the significant opportunity for market share gains in a consolidating children’s apparel market through the successful execution of our multi-year strategic growth initiatives, our acquisition of Gymboree, and key foundational investments made to support the revitalization and relaunch of the iconic Gymboree brand.
Executive Compensation	Compensation Structure and Alignment to Strategy

●   Broad shareholder support for our executive compensation plan, including continuing emphasis on performance-based compensation.

●   Strategic rationale for annual and long-term metric selection, with recognition by investors that metrics are key drivers of value in our industry, measure progress on our strategic growth initiatives, and reflect shareholder input over time.

●   Alignment of our compensation program to stated strategic initiatives at a critical point in the Company’s business development, as the Company embarks on the revitalization and relaunch of the Gymboree brand and the completion of the final phase of our accelerated digital transformation.

Incentives to Motivate and Retain our CEO and other NEOs

●   Discussion of unique circumstances driving our recent compensation decisions, including:

➢  CEO: Our CEO’s voluntary decision in fiscal 2018 to return 100% of her fiscal 2018 equity award, which had a grant date value of approximately $10 million, as well as recognition by our investors that zero bonus was earned by or paid to our CEO for fiscal 2018; and

➢  Other NEOs: Our COO/CFO and other NEOs’ voluntary decisions in fiscal 2018 to return 50% of their respective fiscal 2018 equity awards, as well as recognition by our investors that zero bonuses were earned by or paid to our COO/CFO and other NEOs for fiscal 2018.

●   Given the above, investors raised whether our CEO and COO/CFO are properly motivated to deliver on the Company’s strategic initiatives at a critical juncture in the Company’s business development.

➢  See “CEO and COO/CFO Fiscal 2019 Equity Incentives” section on page 38 for strategic actions taken by our Compensation Committee in fiscal 2019 to align incentives for our CEO and COO/CFO to a critical phase of our strategic growth plan.

Compensation Disclosure
● Shareholders expressed continued appreciation for transparent disclosure of the context surrounding targets and our goal setting process.
Corporate Governance

●   Investors inquired about and expressed support for our approach to annual Board, Committee and individual independent Director self-assessments and Director skill set mapping against Company strategy.

●   Board composition, diversity, refreshment and succession planning, as well as Board oversight of business strategy and risk management.

ESG Matters

●   Investors inquired about our corporate and social responsibility priority focus areas.

●   Discussed our substantial investment in sustainability activities in our global supply chain, with a focus on improving factory workers’ well-being and on environmental stewardship activities.

●   Some investors asked about our Board’s oversight of cybersecurity and privacy issues.

●   Investors provided support for our focus on gender diversity throughout the Company, including on our Board (44% of our Directors are women), in our management (53% of director-level employees and above are women) and full employee base (88% of employees are women).

2020 PROXY STATEMENT	7

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Our Corporate Governance Framework

The Board strongly believes that good corporate governance accompanies and aids our long-term business success.

Investor Stewardship Group (ISG) Principles.

●	Company Aligned. The Company notes the formation by large U.S.-based institutional investors and asset managers of the Investor Stewardship Group (ISG), and the establishment by ISG of a framework of governance principles forming a baseline of expectations for U.S. corporations. The Company believes its policies and practices are aligned with the ISG principles.

Corporate Governance Policies and Practices

Board and Committee Independence

●	Strict Director Independence Standards. The Board believes that in order to maintain its objective oversight of Company management, the Board must consist of a substantial majority of independent Directors. The Board makes an annual independence determination concerning its Directors using guidelines established to assist the Board in making these determinations. These guidelines are contained in our Corporate Governance Guidelines and in our Related Person Transactions Policy and cover, among other things, employment, family, compensatory and business relationships, and relationships with our independent registered public accounting firm. With the sole exception of Jane Elfers, our President and Chief Executive Officer (“CEO”), all of our Directors are non-management directors who meet the criteria for independence under our guidelines and the listing standards of The NASDAQ Stock Market. In addition, because Ms. Elfers does not serve on the Audit Committee, the Compensation Committee or the Nominating & Corporate Governance Committee, all members of all of our Board Committees are independent Directors.

Our Board also makes an annual determination that: (i) the members of the Audit Committee are “independent” within the meaning of applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), Securities and Exchange Commission (“SEC”) rules and regulations and NASDAQ listing standards, and meet the “financial sophistication” requirement of NASDAQ rules; and (ii) the members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, “outside directors” within the meaning of regulations promulgated under Section 162(m) of the Internal Revenue Code and “independent” within the meaning of applicable SEC rules and regulations. Finally, our Board has also determined that two members of the Audit Committee, Mr. Bachman and Ms. Boland, qualify as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

●	Executive Sessions of Independent Directors. Executive sessions of independent Directors are an important governance practice because they enable our independent Directors to discuss matters such as strategy, succession planning, risk, senior executive performance and compensation, future agenda items, and Board priorities and effectiveness, all without management present. Led by the Chairman of the Board, the independent Directors of the Board meet in executive session, without our CEO or other members of Company management present, at every regularly scheduled Board meeting.

Board Composition and Continuous Evaluation

●	Board Skill Set and Experience. An important function of our Nominating & Corporate Governance Committee is to evaluate whether the members of our Board, as a whole, possess a mix of the diverse skills, backgrounds and experience that are necessary to further the Company’s strategy and address the risks we face in the rapidly changing business environment in which we operate.

Our current strategic initiatives consist of a focus on product, business transformation through technology, global growth through channel expansion and optimization of our store fleet. The skills and experience of our Directors that complement these strategic initiatives include strategy development and oversight, product development, brand management and marketing, digital and mobile experience, omni-channel and technology implementation, and

8	2020 PROXY STATEMENT

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

global business and international operations. These skills, together with a background in such areas as public company board of director experience, C-suite and other senior leadership experience, finance, risk management, accounting and auditing, talent and performance management, and executive compensation enable our Board to effectively further the strategic objectives of our Company and monitor and assess the operational, financial and compliance risks faced by our Company. See the Summary of Director Core Competencies table on page 4 under the heading “Proxy Summary”.

●	Diverse Perspectives. Our Board believes that diversity in gender, thinking, experience, background and approach resulting from its policy of refreshment and succession planning enhances Board leadership, deliberations and decision making, and are critical to the Board’s acting as a creative and problem-solving body. A goal of our refreshment and succession planning activities is also to have our Directors be representative of our customers; the vast majority of our customers are women and four of our Directors, representing 44% of our Board, are women.

●	Balanced Tenure. Our Directors’ tenure ranges from 1 to 12 years, providing the Board with a balance of fresh perspectives and the benefit of experience. The average tenure of our independent Directors is six years.

●	Board, Committee and Director Evaluation Process. Annually, the Nominating & Corporate Governance Committee engages in an important process to evaluate the relevance and the breadth of our independent Directors’ skills, backgrounds and experience. The Committee conducts a formal evaluation of how well the Board functions and performs, the membership, leadership, roles and performance of each of the Board’s Committees, and the skill sets and contribution of individual independent Directors. The centerpiece of this process is the analysis of a comprehensive self-assessment questionnaire completed by each independent Director. The questionnaire is updated annually, as appropriate, and uses criteria that the Board and its outside advisors have determined to be critical to the success of both the Board and the Company following a review of our Board’s activities and external best practices.

➢	Board as a Whole and Committees. The questionnaire is designed to elicit a critical evaluation by the independent Directors of the performance of the Board and its Committees, including assessing agendas, informational needs, composition, processes, dynamics and effectiveness. The Nominating & Corporate Governance Committee shares its findings and recommendations with the Board. The Board then considers the results of the evaluation and recommendations and, as necessary, identifies and authorizes steps to be taken to enhance Board and Board Committee performance.

➢	Individual Independent Directors. The questionnaire is also designed to elicit a critical evaluation by the independent Directors of their peers. Independent Directors evaluate their peers on the basis of effectiveness and various attribute criteria. In addition, independent Directors evaluate and grade each of their peer’s contribution to the Board and its Committees, and, periodically, each Independent Director rates his or her skill sets against an extensive list of skill sets, experiences and attributes important to the Company. The resulting feedback is shared with the individual Independent Directors. The Nominating & Corporate Governance Committee utilizes the feedback to inform its succession planning. The Committee also utilizes the skill set inventory to identify any gaps in relevant knowledge and experience not covered by existing Independent Directors. This process results in a discussion on how our Board is constituted currently and how our Board could be constituted in the future to align with our strategic objectives.

●	Board and Committee Refreshment and Succession Planning. By annually identifying and mapping individual skill sets, backgrounds and experiences and annually engaging in a Board, Committee and independent Director self-assessment and evaluation process, the Board prioritizes refreshment and succession planning for the Board, as a whole, as well as each of the Board’s Committees.

➢	Our annual skill set mapping in fiscal 2018 led us to identify an opportunity to further enhance our Board’s and Committees’ skills and experience in areas of particular importance to the success of our strategic initiatives. As a result, we nominated Elizabeth J. Boland and Debby Reiner for election as Directors at our 2019 Annual Meeting of Shareholders held on May 8, 2019 (the “2019 Annual Meeting”). Both Directors were elected at the 2019 Annual Meeting and subsequently appointed to our Audit Committee. Ms. Boland brings to the Board years of senior-level executive experience in the development and oversight of business strategies, and a valuable perspective in finance and accounting matters. Ms. Reiner brings to the Board valuable perspective and insight as a senior executive in the consumer products industry and with respect to omni-channel brand building programs.

2020 PROXY STATEMENT	9

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

➢	In addition, our Director self-assessment and evaluation process in fiscal 2018 led us to identify an opportunity to further enhance how we leverage and deploy our Directors’ various skills, backgrounds and experiences on our Board Committees. Consistent with our policy of considering periodic rotation of the members of our Committees, as set forth in our Corporate Governance Guidelines, we have taken, or intend to take, the following Committee membership actions:

o	Nominating & Corporate Governance Committee Refreshment: Following his re-election to the Board at the 2019 Annual Meeting, we appointed Mr. Bachman to our Nominating & Corporate Governance Committee, in addition to his responsibilities as Chair of our Audit Committee. Mr. Bachman brings to the Nominating & Corporate Governance Committee years of experience in governance matters and senior operational leadership of a large and complex organization. In addition, assuming that Ms. Beck is re-elected to the Board at this year’s Annual Meeting, we intend to appoint Ms. Beck to our Nominating & Corporate Governance Committee, in addition to her responsibilities as a member of our Audit Committee, in order to further leverage her years of management experience as a chief executive officer.

o	Compensation Committee Refreshment: Assuming that Ms. Reiner is re-elected to the Board at this year’s Annual Meeting, we intend to appoint Ms. Reiner to the Compensation Committee, in order to further leverage her years of experience and business acumen as a chief executive officer.

The Board believes that Board Committee refreshment efforts such as these continue to promote and foster diverse views and fresh perspectives at the Board Committee level, while at the same time, ensuring continuity and continued benefits from the experience gained in service on a particular Committee.

Board Engagement

●	Limit the Number of Public Company Boards. Based on feedback received from prior shareholder outreach activities, the Board amended our Corporate Governance Guidelines to limit the number of public company boards of directors (including our Company) on which our Directors may serve to four, for our independent Directors, and two, for our CEO. No independent Director currently serves on more than four (including our Company) public company boards of directors, and our Company is the only public company board of directors on which our CEO currently serves.

Board and Committee Oversight

●	Oversight Role of Board. The Board plays a fundamental role in overseeing the Company’s strategy, succession planning and risk management activities. In addition, the Board has charged each of our standing Committees with the responsibility for the oversight of the management of certain risks.

➢	Strategy. The Board reviews and evaluates the Company’s execution of its strategic initiatives, engages in reviews with senior management, conducts separate independent Director sessions without our CEO or other members of the Company present during which the Company’s strategy is evaluated and discussed, and receives presentations throughout the year on important aspects of the implementation of these initiatives. These periodic presentations include a review of the progress on initiatives, and reports from specific departments such as finance, business transformation, store operations, supply chain, information technology, real estate, human resources and legal.

➢	Succession Planning and Emergency Plans. CEO succession planning is a topic reviewed annually by our Board. In addition to conducting a review and evaluation of the skills and competencies needed to be possessed by potential CEO successors, our Board also has established a CEO emergency succession plan to prepare for unanticipated circumstances. The Board has a similar plan in place for the Chairman of the Board. On an annual basis, the Board also engages in an in-depth review of the succession planning for the senior leaders of the Company’s management team.

10	2020 PROXY STATEMENT

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

➢	Risk Management. Our Board and its three standing Committees regularly review and evaluate management’s activities concerning the identification, ranking, mitigation and monitoring of the major strategic, operational, financial, compliance and reputational risks we face in the course of our domestic and international business operations.

o	Audit Committee. Our Audit Committee has the oversight responsibility for financial risk and enterprise and sustainability risk. In connection with the oversight of financial risk, the Audit Committee meets regularly, together and separately, with senior finance management, the head of internal control and the Company’s independent auditors. With respect to enterprise and sustainability risk oversight, the Audit Committee receives reports on a regular basis concerning the activities of the Company’s Strategic Risk Committee (“SRC”) and the Audit Committee dedicates several meetings each year for in-depth discussions of relevant enterprise and sustainability risk topics with the SRC’s members. The SRC is composed of senior leaders from various business units where a particular enterprise risk resides, including our global sourcing, logistics, store operations, finance, human resources, internal audit, information technology and legal departments, meets regularly throughout the year to discuss the identification and mitigation of such risks, and is advised by third-party experts where appropriate (e.g., technical and legal experts on cybersecurity and business continuity matters).

o	Compensation Committee. Our Compensation Committee receives reports from its independent compensation consultants and management concerning their assessment of risk, if any, arising from the Company’s compensation policies and practices. These consultants also meet with our Audit Committee.

o	Nominating & Corporate Governance Committee. Our Nominating & Corporate Governance Committee has the oversight responsibility for governance risk. This Committee regularly reviews the composition, skill sets and experience of our Board and individual Directors to assess the Board’s diversity of thinking and the skill sets necessary to oversee the Company’s strategic growth initiatives. This Committee also regularly reviews the Company’s governance policies and guidelines, including with the periodic input of appropriate outside advisors, in order to continue to ensure that our policies and guidelines reflect industry best practices.

o	Board of Directors. Our Board receives regular reports from the Chairs of the Audit, Compensation and Nominating & Corporate Governance Committees. The Board meets periodically with members of the Company’s SRC to discuss risk identification and mitigation activities. The Board also meets periodically with the Company’s third-party experts to obtain their perspective on various matters. Finally, our Directors apply the breadth and depth of their own experience in domestic and international business operations, finance and accounting, and other fields in this risk oversight function.

Ensuring Board Accountability

●	Shareholder Oversight. The Company’s governance practices provide for Board accountability to the Company’s shareholders through: (i) majority voting for Directors in uncontested elections; (ii) declassification of the Board by providing for the annual election of all Directors; (iii) the ability for 25% of our shareholders to call special meetings; and (iv) the elimination of super-majority voting requirements to amend our Charter and Bylaw provisions.

●	Proxy Access. Our Bylaws provide proxy access rights to our shareholders pursuant to which the Company will include the names of up to two Director nominees (or, if greater, that number equal to 20% of the Board) in our proxy materials proposed by a shareholder or a group of up to 20 shareholders who have continuously owned 3% or more of our Common Stock for three years or more.

Ensuring Management Accountability

●	Performance-Based Compensation. The Company has linked a substantial portion of the pay of its executives directly to the Company’s performance. As described in greater detail under the heading “Compensation Discussion

2020 PROXY STATEMENT	11

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

& Analysis” on page 27, the Compensation Committee adheres to this pay-for-performance philosophy, and performance-based short-term and long-term incentives (cash and equity) comprise a significant component of our executives’ overall compensation.

●	Effective Performance Metrics. An important governance function is to oversee strategy, to measure progress in achieving strategic growth initiatives in an objective and quantitative manner, and to hold management accountable and reward success. Our Compensation Committee gives effect to this function through the adoption of performance metrics for the Company’s annual bonus plan and long-term incentive plan, which directly measure progress in achieving our strategic growth initiatives, hold management accountable for financial results over which they have more direct influence, and are key value creation drivers in the specialty retail industry.

Board Leadership Structure

●	Separate Chairman and CEO. The Board selects the Company’s CEO and Chairman of the Board in the manner that it determines to be in the best interests of the Company’s shareholders. The Board has determined that having an independent Director serve as Chairman of the Board is in the best interest of the Company’s shareholders, at this time. Our Board believes that this structure ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting Board and Committee agendas and establishing priorities and procedures. Further, this structure permits the CEO to focus on the Company’s strategic matters and the management of the Company’s day-to-day operations.

●	Committee Chairs. Our Board’s leadership structure also includes independent, experienced and involved Board Committee chairs.

Established Policies Guide Governance and Business Integrity

●	Charters for Board Committees. Each of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee has a Charter developed and maintained under the leadership of its Committee Chair. The Committee Charters describe the purpose, responsibilities, structure and operations of each Committee. The Audit Committee Charter and the Compensation Committee Charter reflect the authority and responsibilities of each Committee under the applicable rules and regulations of the SEC and The NASDAQ Stock Market.

●	Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines reflect the Board’s views and Company policy regarding significant corporate governance issues. As part of its ongoing review of best practices in corporate governance, the Board periodically updates these guidelines.

●	Code of Business Conduct. The Company’s Code of Business Conduct is designed to promote the highest ethical standards in all of the Company’s business dealings. The Code of Business Conduct applies to the Directors, officers (including its principal executive officer, principal financial officer and principal accounting officer) and employees.

●	Anti-Corruption Policy. The Company’s Anti-Corruption Policy requires compliance with all laws, domestic and foreign, prohibiting improper payments or inducements to any person, including government officials. The Anti-Corruption Policy provides guidance on the types of improper payments that the Company prohibits and how to recognize and deal with corruption, bribery, and other unethical conduct.

●	Insider Trading Policy; Prohibition on Hedging/Pledging of Common Stock. The Company’s Insider Trading Policy is designed to assist the Directors, officers (including our NEOs) and employees to comply with insider trading laws and prevent even the appearance of improper insider trading. Our Insider Trading Policy prohibits trading in derivatives of our Common Stock, including puts, calls and other financial derivatives, and also prohibits hedging and pledging of our Common Stock by any of our Directors, officers (including our NEOs) and employees in order to ensure that the interests of Directors, officers (including our NEOs) and employees align with those of our shareholders. For more information, see “Prohibition on Hedging/Pledging of Common Stock” on page 43.

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●	Clawback Policy. The Company’s Clawback Policy allows the Company to recover performance-based cash bonuses and stock awards granted under our long-term incentive plan (LTIP) from certain members of Company management, including our executive officers, in the event of certain occurrences, including the restatement of financial statements.

Shareholders may view these documents on the Company’s corporate website http://corporate.childrensplace.com in the “Corporate Overview” section under the “Investor Relations” tab and in the section entitled “Corporate Info — Governance Documents”.

Director Access to Management

●	Management Participation at Board Meetings. Topics are presented to the Board by members of Company management in an environment that encourages dialogue to develop between Directors and Company management. The Board’s direct access to management continues outside the boardroom during on-going discussions with our executives.

Shareholder Access to the Board of Directors

●	Communications to the Board of Directors. Shareholders may communicate directly with the Company’s independent Directors concerning proper and relevant topics by sending an e-mail to childrensplaceboard@childrensplace.com or by writing to Board of Directors, c/o Corporate Secretary, The Children’s Place, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094.

Consideration of Board Nominees

●	Nomination by Shareholders. The Nominating & Corporate Governance Committee acts on behalf of the Board to recruit, consider the qualifications of and recommend to the Board nominees for election as Directors by our shareholders and candidates to be appointed by the Board to fill vacancies on the Board. Our Corporate Governance Guidelines provide that the Nominating & Corporate Governance Committee will consider candidates recommended by shareholders and that there will be no differences in the manner in which it evaluates nominees recommended by shareholders and nominees recommended by the Nominating & Corporate Governance Committee and/or Company management.

Board of Directors and Board Committees

Board of Directors. The Board oversees the business, assets, affairs and performance of the Company. At the end of fiscal 2019, the Board had nine Directors, with eight independent Directors and one employee Director, our CEO. All nine Directors have been nominated for re-election.

Committees of the Board of Directors. The Board has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. The members of the Board’s Committees during fiscal 2019 were as follows:

Nominating & Corporate
Audit Committee	Compensation Committee	Governance Committee
John E. Bachman (Chair)	Joseph Gromek (Chair)	Joseph Alutto (Chair)
Marla Malcolm Beck	Norman Matthews	John E. Bachman
Elizabeth J. Boland	Robert L. Mettler	Norman Matthews
Debby Reiner

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Consistent with our policy of considering periodic rotation of the members of our Committees, as set forth in our Corporate Governance Guidelines and assuming that each of our Director nominees is elected at our Annual Meeting, we intend to take action such that the members of the Board’s Committees following the Annual Meeting will be as follows:

Nominating & Corporate
Audit Committee	Compensation Committee	Governance Committee
John E. Bachman (Chair)	Joseph Gromek (Chair)	Joseph Alutto (Chair)
Marla Malcolm Beck	Norman Matthews	John E. Bachman
Elizabeth J. Boland	Robert L. Mettler	Marla Malcolm Beck
	Debby Reiner	Norman Matthews

See the section entitled Board and Committee Refreshment and Succession Planning on page 9 for more information concerning the Board’s Committee refreshment efforts.

Audit Committee

The Audit Committee has the oversight responsibility for the Company’s financial reporting processes and the Company’s enterprise and sustainability risk management activities:

●	Financial Risk, including:

➢	Financial reporting
➢	Internal controls and internal audit function
➢	Independent audits of the Company’s financial statements

●	Enterprise and Sustainability Risk, including:

➢	Business continuity and disaster recovery programs
➢	Global supply chain/responsible sourcing
➢	Cybersecurity
➢	Legal compliance

Set forth below are descriptions of certain of the Audit Committee’s oversight activities:

Financial Risk

Reporting and Controls. The Audit Committee monitors the preparation and integrity of our financial statements, our overall financial disclosure practices, the soundness of our system of internal financial controls, our compliance with good accounting practices and the adoption of new accounting standards. The Audit Committee also has oversight responsibility for the performance of our internal audit function and, in this capacity, the Audit Committee approves the annual internal audit plan. The Audit Committee regularly meets in executive sessions with the Company’s independent registered public accounting firm outside the presence of management, and also meets separately in executive sessions with members of senior management and with the head of our internal audit department.

Independent Auditors. The Audit Committee is responsible for the appointment of our independent registered public accounting firm, the oversight of the scope of its audit work and the determination of its compensation. In discharging this responsibility, the Audit Committee reviews our current firm’s qualifications, performance, control procedures and independence, all in accordance with regulatory requirements and guidelines, and periodically considers whether a change in the independent registered public accounting firm is recommended. As part of this evaluation, the Audit Committee considers a number of factors, including the current firm’s capabilities and expertise, industry knowledge and experience, the quality and performance of the lead engagement partner, other professionals and specialists on the audit team, audit methodology, including planned use of technology, continuity for the Company and transition experience. Based on this evaluation, the members of the

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Audit Committee believe that the selection of EY, our independent registered public accounting firm since the spring of 2018, to continue to serve as our independent registered public accounting firm for our fiscal 2020 is in the best interests of the Company and our shareholders.

Enterprise and Sustainability Risk

Business Continuity Management

The Audit Committee oversees the Company’s business continuity management program, consisting of both crisis management and disaster recovery activities. The Company’s crisis management efforts include identification of the roles, responsibilities, actions and events to occur during the first 24 hour period following the occurrence of a crisis; our disaster recovery efforts cover the activities to occur following that initial 24 hour period to ensure our technology, systems, people, company locations and business operations are successfully reactivated. Business continuity management strategies and capabilities are tested and monitored through quarterly meetings of a cross-functional team of Company management. In addition, members of senior management participate in periodic tabletop exercises with third-party experts on crisis management best practices to apply their learnings to the Company’s business continuity management program. Members of senior management are continually engaged to ensure appropriate oversight of business continuity risk management, including but not limited to the following: (i) periodic review of status reports by the SRC; (ii) periodic updates to our business continuity management strategy and practices which are reviewed and approved by the SRC and our CEO; and (iii) periodic review of business continuity management status and practices by the Audit Committee.

Global Supply Chain/Responsible Sourcing

The Audit Committee oversees the Company’s global responsible sourcing activities involving third-party vendors and their manufacturing facilities that produce the Company’s merchandise. The Audit Committee meets regularly with the SRC, inclusive of the Company’s global sourcing executives, to receive reports and updates on responsible sourcing activities.

Responsible sourcing starts with the Company’s commitment to monitor compliance by its third-party vendors and their manufacturing facilities with the Company’s Vendor Code of Conduct, local laws and ethical business practices. While the Company does not own or operate these manufacturing facilities, the Company seeks to work with vendors that are aligned with our commitment to fair and safe work conditions for the people who make the Company’s products.

Over the years, our responsible sourcing activities have expanded to encompass factory workplace education programs that move beyond compliance and focus on worker needs, health and well-being. These workplace education programs provide benefits to workers and their families in the regions from which the Company sources. Such programs also support the Company’s business goals by working to reduce absenteeism and improve factory productivity. The Company executes these programs through partnerships with not-for-profit, third-party organizations with expertise in delivering impactful workplace interventions in underdeveloped regions around the world.

Since 2018, the Company has utilized the Sustainability Accounting Standards Board’s (SASB) Materiality Map to identify risk factors that are deemed by SASB to be material to the Company’s industry. SASB’s mission is to help businesses identify, manage and report on the sustainability topics that matter most to their investors. SASB’s materiality assessment assisted the Company in further expanding our responsible sourcing program by implementing initiatives designed to address the manufacturing-related environmental impacts of chemical use, wastewater discharge and raw material production. Since 2019, the Company has leveraged several industry collaborations to influence better environmental practices through our vendor and factory network.

As part of our Company’s ongoing responsible sourcing journey, we strive to enhance our program and establish new goals in an effort to positively impact the lives of people who make our product and the communities and environments affected by our business. Below is additional information on the Company’s current key areas of focus: Comply, Develop and Reduce.

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COMPLY — Compliance to Safe & Fair Working Conditions

The Company works with third-party vendors and their factories that are committed to providing fair and safe working conditions, and that demonstrate strong business ethics and transparency in their manufacturing practices. To accomplish this, the Company employs a Vendor Code of Conduct detailing 13 areas of focus, including Wages and Benefits, Working Hours, Workplace Health & Safety, Prohibition of Child/Forced Labor and Human Trafficking, Freedom from Discrimination and Harassment, and Freedom of Association. This Vendor Code of Conduct promotes compliance according to applicable laws and supports the principles stated in international standards, such as the International Labor Organization (ILO) core conventions, the UN Guiding Principles on Business and Human Rights and the Organization for Economic Cooperation and Development (OECD) Guidelines for Multinational Enterprises.

The Company administers an ongoing factory audit program to evaluate and monitor factory working conditions against the Vendor Code of Conduct. Corrective action plans are developed and reviewed with all factories that have audit findings that require remediation. The Company conducts follow-up audits with existing vendors and third-party factories to monitor the implementation of the corrective action taken by the third-party factories on outstanding issues. This process is especially important as the Company sources from new and developing regions, such as the emerging sourcing markets in greater Africa.

Below are the Company’s partners that provide programs which are designed to improve vendor factory compliance in the apparel and footwear industry:

●	ILO’s BetterWork program — Partnering with over 30 companies and the International Finance Corporation, a member of the World Bank, this program works with global brands, factory owners, governments, unions and workers to improve working conditions in the garment industry through assessments, training, advocacy and research. BetterWork’s gender strategy aims to empower women workers, address sexual harassment and close the gender pay gap in the global garment industry. The BetterWork program is sponsored by the Company in over 50 factories in five countries in Asia and Africa.

●	The Social & Labor Convergence Project (SLCP) — The SLCP is a multi-stakeholder initiative among manufacturers, retailers, industry groups and civil society organizations working to develop a simple, unified and effective assessment framework for monitoring factories. Our shared goal is to increase the effectiveness of factory audits, reduce audit fatigue and better utilize collective resources in the apparel industry’s supply chain.

●	Nirapon — Nirapon oversees ongoing safety, training and helpline efforts for factories in Bangladesh. Nirapon replaces the The Alliance for Bangladesh Worker Safety, which concluded in December 2018, and was a legally binding, multi-stakeholder, five-year commitment of 29 retailers and brands to improve safety and empower workers in Bangladeshi apparel factories. The Children’s Place was a founding member of the Alliance and supports the extension of its impact through the continuing efforts of Nirapon.

DEVELOP — Development of Well-Being Programs to Support Workers in their Daily Lives

The Company supports initiatives that improve the daily lives of the factory workers who make our products. Such initiatives move our responsible sourcing activities beyond an approach based solely on compliance, by focusing on workers’ (and their families’) well-being. Since 2015, the Company estimates that it has positively impacted approximately 70,000 factory workers via workplace programs focused on women’s health, nutrition, positive gender relations and parent-child separation. The substantial majority of these workers are female garment operators residing in underdeveloped and emerging economies in Asia and Africa. Many do not otherwise have access to the well-being programs sponsored by the Company and its third-party vendors.

The Company is committed to enhancing these efforts and playing an even bigger role in delivering positive programs to workers over the next five years, including through broadening the scope of worker empowerment objectives. In addition to our current initiatives, the Company will look to support new, regional programs specific to the Company’s sourcing markets. We intend to further expand into areas of need by sponsoring third-party programs

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designed to prevent gender-based violence and harassment, maternity leave and protection, career progression and development, and associate retention programs. Such programs will continue to create and sustain a healthy, happy and resilient workforce within the Company’s supply chain. The Company has set the following goal accordingly:

Worker Well-Being Goal
➢	By the end of the Company’s fiscal 2023, we intend to sponsor the implementation of ongoing and reoccurring third-party worker well-being programs with our top 25 vendors (that currently represent 90% of our purchasing spend), thereby positively impacting approximately 70,000 workers. By this time, we estimate that we will have positively impacted a total of approximately 140,000 workers through the inception of our worker well-being programs in fiscal 2015.

Below are the Company’s partners that provide programs which are designed to deliver well-being support to workers in their daily lives:

●	BSR’s HERproject — This program is designed to positively impact the well-being of women through workplace-based education and training provided by local non-governmental organizations to promote health, gender equality, financial inclusion and other life-needs. The Company continues to sponsor the program in its key sourcing regions, including in Ethiopia, where the program in the Hawassa Industrial Park will reach over 7,000 women garment workers.

●	CARE’s Healthy Food Healthy Workplace program — This program aims to improve awareness of the health benefits of nutritious foods and good hygiene. The Company has invested in this program in Cambodia to support healthy eating choices in order to improve health and combat instances of workplace fainting which is a widespread phenomenon in the garment industry in Cambodia.

●	CCR CSR — In partnership with global brands like the Company, CCR CSR provides education and training designed to improve the lives of children and parent factory workers. The Company has invested in the Distance Without Separation program in China to provide migrant parents separated from their homes and children with tools to better connect with their children, and ultimately, strengthen parent-child bonds when families are separated due to work commitments. This leads to parent workers feeling more secure about the well-being of their children, enabling them to be more engaged and productive in the workplace.

REDUCE — Reduction of Water, Chemical and Energy Use in Manufacturing

In 2019, the Company expanded its responsible sourcing activities to encompass environmental stewardship in the supply chain. To have the greatest impact, we chose to collaborate with non-profit organizations and other peers in the apparel and footwear industry to work with third-party vendors and their factories to reduce environmental impacts from manufacturing activities. The Company is committed to a long-term approach with those vendors that demonstrate sustainability leadership by utilizing their resources more responsibly and efficiently.

To support the Company’s commitment to environmental sustainability in the supply chain, we have developed our first Vendor Environmental Policy that was published in June 2019. This policy outlines the Company’s expectations in areas such as chemicals, wastewater and responsibly sourced cotton. It highlights the Company’s approach of using the Sustainable Apparel Coalition’s HIGG Facilities Assessment Module (FEM) to measure the operational impacts of its manufacturers.

We are again looking to enhance our Company’s impact in environmental sustainability efforts over the next five years. The Company is expanding its efforts in the responsible sourcing of raw materials. For cotton, the Company achieved 5% “Better Cotton” in 2019, as designated by the Better Cotton Initiative, for the cotton fibers in its apparel supply chain. We are now reviewing more aggressive conversion goals after this first year of learning. The Company

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will be adopting new approaches to water, chemical and energy reduction with our top vendors in the supply chain. We will continue to secure commitments from our most important vendors on their environmental stewardship actions. The Company has set the following goals accordingly:

Environmental Sustainability Goals
➢	By the end of the Company’s fiscal 2020, we will work with vendors managing our top 20 denim and woven bottoms factories to make commitments to the reduction of water, chemical and energy use in their operations. We target a 25% reduction in water use through the end of the Company’s fiscal 2023 based on these commitments, with additional benefits in corresponding chemical and energy use. 2018 will be our baseline measurement year.

➢	By the end of the Company’s fiscal 2022, we intend to increase our use of responsibly sourced cotton, with a goal of achieving 30% “Better Cotton”, as designated by the Better Cotton Initiative, for the cotton fibers in our apparel supply chain. The Better Cotton Standard System at the farm level aims to reduce the negative impacts of conventional cotton farming.

Below are the Company’s partners that provide programs which are designed to reduce environmental impacts from third-party manufacturing activities in the Company’s supply chain:

●	The Sustainable Apparel Coalition (SAC) — The SAC is an industry-wide group of more than 230 members working to reduce the environmental and social impacts of products around the world. Through multi-stakeholder engagement, the SAC seeks to lead the industry toward a shared vision of sustainability built upon a common approach for measuring and evaluating apparel, footwear, and textile product sustainability performance that spotlights priorities for action and opportunities for technological innovation.

●	The AFIRM Group — The Afirm Group works to build safer and more sustainable chemistry within the apparel and footwear supply chains. With members including some of the largest brands and retailers in the world, AFIRM continues to be a recognized global center of excellence, providing resources to enable continuous advancement of chemical management best practices.

●	The Better Cotton Initiative (BCI) — BCI is the largest cotton sustainability program in the world. Working with organizations from farming, retail fashion and textile brands, BCI is an agricultural standard system helping farmers use less water and fewer chemical pesticides and fertilizers, all while improving yields, profitability and workers’ lives.

For additional information concerning these activities, please go to the Company’s corporate website http://corporate.childrensplace.com under the “Responsible Sourcing” tab in the “Corporate Responsibility” section.

Anti-Corruption

We conduct business in numerous countries around the world, including in less developed countries where corruption is more prevalent. Our CEO and the SRC have oversight of our anti-corruption program. The Audit Committee reviews and receives reports on compliance with the Company’s anti-corruption policies and on training activities in these countries. These activities include regular, periodic in-country training by Company personnel and third-party experts for Company employees and agents, as well as vendor and factory personnel. The Company also uses online training materials to reach members of management and its associates around the world.

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Cybersecurity — Data Protection and Privacy

As with responsible sourcing and anti-corruption, the Company considers cybersecurity a vital issue affecting the sustainability of the enterprise both in terms of reputational risk and economic risk. The Company has assessed our cybersecurity maturity levels against the NIST (National Institute of Standards and Technology) framework to set appropriate standards, guidelines and best practices to manage cybersecurity-related risk. The Audit Committee is responsible for the oversight of the Company’s cybersecurity risk identification and mitigation activities.

➢	The Company’s cybersecurity program is a continuous process where we strive to:

●	Identify Threats – both internal and external;

●	Identify Vulnerabilities – in order to understand existing limitations, as well as to identify opportunities involving methodologies and technology;

●	Assess Risk Exposure – determine the likelihood that vulnerabilities may be exploited and the impact, financial and reputational, of being exploited;

●	Implement Detection and Protection Measures – through appropriate policies, procedures and use of technology to reduce the likelihood and impact of a breach; and

●	Implement Incident Response Plans – which the Company has documented, leveraging third-party cybersecurity experts, and includes repeated training.

➢	The Company continually invests in its cybersecurity program, both in terms of people and resources, in order to protect customer and employee personal and financial information and Company confidential information. In addition to compliance with laws and regulations, we believe that these efforts have the benefit of creating social capital by enhancing the Company’s reputation as a secure enterprise, positioning us favorably in the eyes of our customers and employees when contrasted with other companies which have experienced serious data breaches. We believe that this creates customer and employee trust and loyalty, which is influenced by the perception of safety of a customer’s personal and financial information.

➢	In addition, as an omni-channel specialty retailer, the Company has access to consumer information, including financial information, demographic data, behavior patterns, purchase history and other personal and family information. In this context, the Company strives to provide its customers with relevant, personalized product and other information based upon consumers’ preferences and behavior patterns, while at the same time protecting the privacy of personal, financial, demographic and behavioral information. The Company realizes that the proper management of privacy concerns reduces regulatory and reputational risk, thereby protecting and enhancing brand and shareholder value.

Fiscal 2019 Audit Committee Report

As stated in the Audit Committee Charter, a copy of which is available on the Company’s corporate website, http://corporate.childrensplace.com in the “Corporate Overview” section under the “Investor Relations” tab and in the section entitled “Corporate Info - Governance Documents,” the Audit Committee’s responsibility is one of oversight. It is the responsibility of Company management to establish and maintain a system of internal control over financial reporting, to prepare consolidated financial statements of the Company and its subsidiaries in accordance with generally accepted accounting principles, and to prepare other financial reports and disclosures. Our independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and to issue a report thereon. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.

At Audit Committee meetings, the Audit Committee met with the Company’s internal and independent auditors, with and without management present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including

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management’s and EY’s reports thereon, and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee reviewed and discussed with management the Company’s audited consolidated financial statements for fiscal 2019, and met and held discussions with management, the Company’s independent registered public accounting firm and the head of the Company’s internal audit function (both with and without management present) regarding the fair and complete presentation of the Company’s financial results and discussed the significant accounting policies applied in the Company’s financial statements as well as alternative treatments. The Audit Committee also reviewed and discussed with management, the head of the Company’s internal audit function and the Company’s independent registered public accounting firm the reports required by Section 404 of the Sarbanes Oxley Act of 2002, namely, management’s annual assessment of the Company’s internal control over financial reporting and the Company’s independent registered public accounting firm’s attestation report thereon. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or “PCAOB”. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for fiscal 2019 be included in our Annual Report on Form 10-K for such fiscal year for filing with the SEC.

The foregoing Audit Committee report has been submitted by the following members of the Audit Committee: John E. Bachman (Chair), Marla Malcolm Beck, Elizabeth J. Boland and Debby Reiner.

Compensation Committee

The Compensation Committee has been charged with the responsibilities relating to compensation of our executive officers. The Compensation Committee reviews and recommends to the Board our CEO’s compensation, and with input from senior management, reviews and approves the compensation of our executive officers. The Compensation Committee establishes our management compensation policies, reviews the terms of the Company’s incentive compensation plans and programs, and oversees the implementation and operation of these plans and programs. In addition, the Compensation Committee makes recommendations to the Board regarding the compensation of independent Directors.

The Compensation Committee is also responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. Each year, in conjunction with its independent compensation consultant and management, the Compensation Committee conducts a risk assessment of the Company’s compensation policies and practices to ascertain any potential material risks that may be created by the policies and practices. The Compensation Committee considered the findings of the assessment and concluded that the Company’s compensation programs and practices are aligned with the interests of our shareholders, appropriately reward pay for performance, and do not promote excessive or imprudent risk-taking.

The Compensation Committee has the authority to retain the services of compensation consultants to provide it with recommendations and advice on the appropriateness of the Company’s compensation of the CEO and the Company’s other executive officers and independent Directors. The Compensation Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) to advise it with respect to such matters, the design and implementation of executive compensation plans and programs, and such other matters as the Compensation Committee may direct. At the Compensation Committee’s request, Semler Brossy also provides the Compensation Committee with benchmarking data concerning the compensation paid to officers and independent directors by companies in the Company’s Peer Group and the retail industry. Semler Brossy works directly with the Compensation Committee and its Chair, and meets with the Committee in executive session. Semler Brossy does not provide any services to the Company. The Compensation Committee has determined that Semler Brossy is independent and does not have any conflict of interest in its dealings with the Compensation Committee. The Compensation Committee

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made this determination, in part, by reviewing and considering the factors set out by the applicable rules and regulations of the SEC and The NASDAQ Stock Market covering independence, conflicts of interest and compensation advisors.

Human Capital Management

The Board and Compensation Committee are actively engaged in overseeing the Company’s human capital management strategies, including our talent and succession planning initiatives designed to attract, develop, engage, reward and retain top retail and digital leaders who can drive our financial and strategic growth objectives and contribute towards building long-term shareholder value. The Board’s involvement in leadership development and succession planning is systematic and ongoing, culminating in an annual review of succession plans for all senior leaders of the Company’s management team, inclusive of development strategies for top talent within the company.

To improve the Board’s understanding of the Company’s culture and talent pipeline, the Board and its Committees periodically meet with high-potential executives in formal and informal settings. More broadly, the Board is regularly updated on key talent metrics for the overall workforce, including diversity and inclusion, pay equity, employee relations, recruiting and development programs, and overall progress against the company’s human capital development strategies.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer of the Company, none was an employee of the Company during fiscal 2019, and none had any relationship with the Company or any of its subsidiaries during fiscal 2019 that would be required to be disclosed as a transaction with a related person. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or the Compensation Committee.

Nominating & Corporate Governance Committee

As set forth in the section entitled “Board, Committee and Director Evaluation Process” on page 9, the Nominating & Corporate Governance Committee recommends nominees for Directors and develops and implements formal Board, Committee and individual Director self-evaluation procedures. It also makes recommendations to the Board regarding corporate governance and Board and Committee structure. In the event of an uncontested election, the Nominating & Corporate Governance Committee must assess the appropriateness of accepting the resignation of a Director nominee who is in office and does not receive a majority of the votes cast by the shareholders.

Attendance at Board and Committee Meetings

The chart below sets forth the number of Board and Committee meetings (in-person and telephonic) and Director attendance at such meetings during fiscal 2019.

	Board of Directors	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Number of Meetings	5	13[1]	6	4
Attendance	All directors, all meetings	All members, all meetings[2]	All members, all meetings	All members, all meetings

(1) Inclusive of 5 dedicated SRC risk update meetings.

(2) One Committee member did not attend two meetings.

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Board Nominees for Directors

In evaluating individual Directors and Director nominees, the Nominating & Corporate Governance Committee seeks candidates with strong reputations and experience in areas relevant to the strategy and operations of our business and takes into account many factors, including educational and professional background, personal accomplishment, gender, age and diversity. The Nominating & Corporate Governance Committee, however, does not base its nomination of a candidate solely on these factors.

The Nominating & Corporate Governance Committee also strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business and strategic initiatives. Each Director nominee of the Company has served in a senior executive position in a large, complex organization and has gained extensive experience in core management skills, such as strategic and financial planning, financial reporting, corporate governance, risk management and leadership development. This variety and depth of experience enables the Director nominees to make significant contributions to the deliberations of the Board. See the Summary of Director Core Competencies table on page 4 under the heading “Proxy Summary”.

Biographical information for each candidate nominated for election at the Annual Meeting is set forth below.

Joseph Alutto, 78 Independent Director Since 2008	Career Highlights. Dr. Alutto currently serves as the Chair of our Nominating & Corporate Governance Committee. From June 2016 to present, Dr. Alutto has been the Distinguished Professor of Organizational Behavior - Emeritus at The Ohio State University and from June 2014 to June 2016 he was the Distinguished Professor of Organizational Behavior at the University. From July 2013 to June 2014, Dr. Alutto served as Interim President of The Ohio State University. Prior to that, from October 2007 to July 2013, Dr. Alutto served as Executive Vice President and Provost of The Ohio State University. Dr. Alutto also served as the institution’s Interim President and Provost from July 2007 to October 2007. Prior to these positions, Dr. Alutto served as the Dean of the Max M. Fischer College of Business at The Ohio State University for 16 years.

Experience and Skills. Dr. Alutto’s experience in senior leadership positions with an institution such as The Ohio State University brings to the Company an in-depth understanding of organizational behavior, operations, processes, strategy, risk management and talent management.

John E. Bachman, 64 Independent Director Since 2016	Career Highlights. Mr. Bachman currently serves as the Chair of our Audit Committee. Prior to his retirement in 2015, Mr. Bachman was a partner at the accounting firm of PricewaterhouseCoopers LLP (“PwC”). At PwC, Mr. Bachman served for six years as the Operations Leader of the firm’s U.S. Assurance Practice with full operational and financial responsibility for this $4 billion line of business, which included the firm’s audit and risk management practices. Prior to this role, Mr. Bachman served for three years as the firm’s Strategy Leader where he was responsible for strategic planning across business units, geographies and industries. Mr. Bachman also served as an audit partner for over 25 years for companies in the industrial manufacturing, financial services, publishing, healthcare and other industries. Mr. Bachman received an MBA from the Harvard University Graduate Business School and is a retired CPA.

Experience and Skills. Mr. Bachman brings years of experience in the development and oversight of business strategies and the operational leadership of a large complex organization. He also brings over 25 years of experience in accounting and auditing. Mr. Bachman qualifies as an “audit committee financial expert” under applicable SEC rules.

Other Public Directorships: WEX Inc. (since 2016) and Grocery Outlet Holding Corp. (since 2019).

22	2020 PROXY STATEMENT

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Marla Malcolm Beck, 49 Independent Director Since 2015	Career Highlights. Ms. Beck currently serves as a member of our Audit Committee. She is the Chief Executive Officer of Bluemercury, a retailer and online seller of upscale beauty products and spa services Ms. Beck founded in 1999. Bluemercury was acquired by Macy’s, Inc. in 2015 and operates as a stand-alone business with Ms. Beck as CEO. Prior to 1999, Ms. Beck was a consultant for McKinsey & Company, Inc. She holds an MBA and MPA from Harvard University.

Experience and Skills. Ms. Beck’s experience as Chief Executive Officer of Bluemercury brings to the Board a valuable perspective and experience with respect to brand management, brand marketing, digital, including e-commerce, and the management of a national retailer.

Elizabeth J. Boland, 60 Independent Director Since 2019	Career Highlights. Ms. Boland currently serves as a member of our Audit Committee. Since June 1999, Ms. Boland has served as Chief Financial Officer of Bright Horizons Family Solutions Inc., a United States-based child-care provider and the largest provider of employer-sponsored child care. Ms. Boland joined Bright Horizons in 1997 and served as Chief Financial Officer for the company’s initial public offering later that year. Subsequent to the merger between Bright Horizons and CorporateFamily Solutions, Inc. in 1998, Ms. Boland served as Senior Vice President of Finance until she was appointed Chief Financial Officer of the merged company in 1999. From 1994 to 1997, Ms. Boland served as Chief Financial Officer of The Visionaries, Inc., a non-profit television production company. From 1990 to 1994, Ms. Boland served as Vice President-Finance for Olsten Corporation, a publicly traded home health care staffing company. From 1981 to 1990, Ms. Boland served on the audit staff at PwC in Boston, MA, completing her tenure as a senior audit manager. Ms. Boland is a graduate of the University of Notre Dame and is a CPA.

Experience and Skills. Ms. Boland brings the Board years of senior level executive experience and a valuable perspective in accounting and auditing practices. Ms. Boland qualifies as an “audit committee financial expert” under applicable SEC rules.

Jane Elfers, 59 Director Since 2010	Career Highlights. Ms. Elfers became our President and Chief Executive Officer in January 2010. She set our strategic vision as a leading global, omni-channel children’s apparel brand, and developed our four key strategic growth initiatives-superior product, business transformation through technology, global growth through channel expansion and optimization of our store fleet. Ms. Elfers led our successful company-wide, multi-year transformation by assembling, motivating and leading a best-in-class management team and she has delivered our transformative results by fostering a culture of operational excellence.

Experience and Skills. Ms. Elfers formerly served as President and Chief Executive Officer of Lord & Taylor from May 2000 to September 2008. She is a graduate of Bucknell University where she received a degree in Business Administration and where she serves on the Board of Trustees and is the Chair of their Nominating and Governance Committee.

2020 PROXY STATEMENT	23

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Joseph Gromek, 73 Independent Director Since 2011	Career Highlights. Mr. Gromek currently serves as the Chair of our Compensation Committee. Until his retirement in February 2012, Mr. Gromek served as President and Chief Executive Officer of The Warnaco Group, Inc. since April 2003 and as a member of that company’s Board of Directors. From 1996 to 2002, Mr. Gromek served as President and Chief Executive Officer of Brooks Brothers, Inc. For over 30 years, Mr. Gromek has held senior management positions with Saks Fifth Avenue, Limited Brands, Inc. and Ann Taylor Stores, Inc. Mr. Gromek is the Chair of the Board of Trustees of The New School, serves on Boards of Directors of Ronald McDonald House and Stanley M. Proctor Company, as a member of the Board of Governors of Parsons The New School for Design, and as a member of the Board of Trustees of St. Peter’s University.

Experience and Skills. Mr. Gromek provides the Company with his significant experience as a Chief Executive Officer and a senior executive in the apparel and retail industries, where he has created significant value for shareholders as an expert in the growth management and operation of global businesses. Mr. Gromek also has extensive public company board experience, including as a chairman of the board and as the chairman of board committees.

Norman Matthews, 87 Independent Director Since 2009	Career Highlights. Mr. Matthews currently serves as our Chairman of the Board and as a member of our Compensation Committee and Nominating & Corporate Governance Committee. Mr. Matthews served as President of Federated Department Stores until his retirement in 1988. He joined Federated Department Stores in 1978 as Chairman-Gold Circle Stores Division. He was promoted to Executive Vice President of Federated Department Stores in 1982, to Vice Chairman in 1984 and to President in 1987. Prior to joining Federated Department Stores, Mr. Matthews served as Senior Vice President, General Merchandise Manager for E.J. Korvette, and as Senior Vice President, Marketing and Corporate Development for Broyhill Furniture Industries. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange. Mr. Matthews received an MBA from the Harvard University Graduate Business School.

Experience and Skills. Mr. Matthews possesses an extensive knowledge of the apparel and retail industries and corporate governance practices from his years as a senior executive and a member of the boards of directors of several public companies. Mr. Matthews’ experience provides him with a deep understanding of corporate governance processes and trends, and the complex strategic, risk and other oversight responsibilities associated with the role of the chairman of a public company.

Other Public Company Directorships: Spectrum Brands (since 2010); Party City Inc. (since 2014); and Grocery Outlet Holding Corp. (since 2019).

24	2020 PROXY STATEMENT

CORPORATE GOVERNANCE AT THE CHILDREN’S PLACE

Robert L. Mettler, 79 Independent Director Since 2015	Career Highlights. Mr. Mettler currently serves as a member of our Compensation Committee. He was President of Special Projects at Macy’s from February 2008 until his retirement in January 2009. Mr. Mettler previously served as Chairman and Chief Executive Officer of Macy’s West from 2002 to 2008 and as its President and Chief Operating Officer from 2000 to 2002. Prior to joining Macy’s, Mr. Mettler held various executive positions in the retail industry, including President of Merchandising–Full Line Stores of Sears, Roebuck and Co. from 1996 to 2000, President of Apparel and Home Fashions of Sears from 1993 to 1996, and President and Chief Executive Officer of Robinson’s May Company from 1987 to 1993.

Experience and Skills. Mr. Mettler possesses significant experience as a Chief Executive Officer and a senior executive in the apparel and retail industries. He brings to the Board a valuable perspective and insight with respect to retailing, executive compensation and management.

Debby Reiner, 52 Independent Director Since 2019	Career Highlights. Ms. Reiner currently serves as a member of our Audit Committee. She is President, Global Clients at Grey Global Group, a division of WPP plc, where she leads the Procter & Gamble relationship globally for WPP, across all marketing disciplines. From 2016 to 2020, Ms. Reiner served as Chief Executive Officer of Grey New York, a division of Grey Global Group. From 2014 to 2016, Ms. Reiner served as Grey New York’s President/Global P&G. Ms. Reiner joined Grey New York in 1989 as an Assistant Account Executive on P&G, Grey’s largest client and the world’s largest advertiser. She has been instrumental to transforming the communications model for many of the most successful global brands, leading a shift to digitally-led, omni-channel programs across a range of consumer products categories. Ms. Reiner graduated magna cum laude from Harvard University with a B.A. in History.

Experience and Skills. Ms. Reiner possesses significant experience as a senior executive in the consumer products industry and brings the Board a valuable perspective and insight with respect to omni-channel brand-building programs.

2020 PROXY STATEMENT	25

EXECUTIVE OFFICERS

Set forth below are the names, ages and titles of our executive officers as of March 26, 2020:

Name	Age	Position
Jane Elfers	59	Chief Executive Officer and President, Director
Michael Scarpa	64	Chief Operating Officer and Chief Financial Officer
Leah Swan	46	Chief Administrative Officer
Claudia Lima-Guinehut	41	Senior Vice President, Global Merchandising & Strategic Partnerships
Robert Karpf	43	Senior Vice President, General Counsel & Corporate Secretary

The biography of Ms. Elfers is set forth above under the heading “Corporate Governance at The Children’s Place–Board Nominees for Director” above.

Michael Scarpa joined the Company in November 2012 as our Executive Vice President and Chief Financial Officer and has served as the Company’s Chief Operating Officer and/or Chief Financial Officer for the last seven years. Mr. Scarpa has more than 35 years of financial and operational management experience and has been instrumental to the success of our business transformation. Prior to joining the Company, Mr. Scarpa was Chief Operating Officer and Chief Financial Officer of The Talbots, Inc. with responsibility for finance, treasury, planning and allocation, supply chain, information technology and corporate strategy. Previously, Mr. Scarpa spent 25 years with Liz Claiborne, Inc. where he held positions of increasing responsibility, culminating in his appointment as Chief Operating Officer. He began his career in financial positions with Maidenform, Inc. and Krementz and Company. Mr. Scarpa earned his BS and MBA degrees from Rutgers University, and is a CPA.

Leah Swan joined the Company in 2016 as Senior Vice President, Human Resources. In that role, she has implemented a global human capital system and transformed the function into a strategic partner to drive our talent strategy. In 2019, her role was expanded to Chief Administrative Officer where she oversees Human Resources, Enterprise Transformation, Information Technology, Legal and Enterprise Risk. Ms. Swan brings over 25 years’ experience in the retail industry, holding Senior Vice President roles at Ross Stores and Gap Inc., and earlier in her career holding management positions with Williams Sonoma and The Walt Disney Company. Ms. Swan earned a Bachelor of Arts degree from the University of Canberra of Australia.

Claudia Lima-Guinehut joined the Company in 2014 and has held positions of increasing responsibility, culminating in her appointment as Senior Vice President, Global Merchandising in 2019. In her role leading Global Merchandising and Strategic Partnerships, Ms. Lima-Guinehut is responsible for creating and delivering successful product strategies. Prior to joining the Company, she served as Director of International Merchandising for Destination Maternity and held roles during her 20 year career at Zara, Camuto Group, Ralph Lauren and Fifth & Pacific Companies. Ms. Lima-Guinehut earned her Bachelor of Science in Marketing from New York University and her SIPA Master of Business Administration from Columbia University.

Robert Karpf joined the Company in 2017 as Group Vice President, Deputy General Counsel and Assistant Corporate Secretary. In November 2019, Mr. Karpf was promoted to Senior Vice President, General Counsel and Corporate Secretary. In his role, Mr. Karpf oversees all legal matters associated with being a publicly traded and internationally franchised retail business. Prior to joining the company, Mr. Karpf practiced law for more than 15 years, focusing on the retail industry through his work at Kate Spade & Company and Marc Ecko Enterprises. Mr. Karpf earned his Bachelor of Arts from the University of Michigan and his Juris Doctorate from The George Washington University School of Law.

As previously announced, Bradley Cost retired from his position as Senior Vice President, General Counsel and Corporate Secretary of the Company on November 8, 2019. Prior to such date, Mr. Cost was an executive officer of the Company.

26	2020 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This CD&A is organized into five primary sections:

SUMMARY

Compensation Philosophy

Attract, Motivate, Reward and Retain	Encourage Strong Financial Performance	Align Pay with Performance
Entice and keep superior executive talent committed to our Company, in a highly competitive environment	Encourage strong financial performance on an annual and long-term basis, without encouraging excessive risks	Compensation is directly linked to Company performance, including the progress being made against strategic growth initiatives

Recent Compensation Actions

In reviewing our CEO and other NEO compensation for fiscal 2019, it is important to have context for prior year compensation decisions and outcomes.

●	Our CEO. As previously reported, in an effort to provide support for our strategic decisions, while continuing to deliver appropriate returns to our shareholders, in fiscal 2018, our CEO elected to return 100% of her fiscal 2018 equity award, which had a grant date value of approximately $10 million. In addition, in accordance with the terms of the Company’s annual bonus plan, based on the Company’s adjusted operating income achieved for fiscal 2018, zero bonus was earned by or paid to our CEO for that fiscal year. In keeping with our long-standing compensation program structure for our CEO, our CEO was awarded an equity grant for fiscal 2019, consisting of 100% of performance-based restricted stock units, comprising the same metrics as the equity program in place for fiscal 2018. See “Compensation Structure for Our CEO” section on page 31 for discussion on the structure of our performance-based compensation program for our CEO which has been in place for a number of years and which is unique both in our peer group and in our industry, given that it is 100% performance-based.

●	Our Other NEOs. As previously reported, in an effort to provide support for our strategic decisions, while continuing to deliver appropriate returns to our shareholders, our COO/CFO and other NEOs elected to return 50% of their 2018 equity awards. In addition, in accordance with the terms of the Company’s annual bonus plan, based on the Company’s adjusted operating income achieved for fiscal 2018, zero bonuses were earned by or paid to our COO/CFO and other NEOs for that fiscal year. For fiscal 2019, our COO/CFO and other NEOs were awarded a combination of time-based restricted stock units and performance-based restricted stock units, comprising the same metrics as the equity program in place for fiscal 2018.

2020 PROXY STATEMENT	27

EXECUTIVE AND DIRECTOR COMPENSATION

2019 Say-on-Pay Vote and Shareholder Engagement

Our Board and management team have a long and continuous history of engaging with shareholders and responding to their feedback. Each year since 2012, we have extended invitations to shareholders representing between 50% and 78% of our outstanding shares and met or spoken with holders of between 25% and 65% of our outstanding shares. Other invited shareholders indicated that they did not have a need to discuss any matter at the time as they were comfortable with our practices, or did not respond to our invitation. We also held calls with proxy advisory firms ISS and Glass Lewis to discuss our outreach process and the topics of discussion with our shareholders. We are proud of relationships we have cultivated with our shareholders over the years. The feedback and insights our shareholders have provided have been invaluable, and we have made enhancements to our corporate governance and executive compensation programs over time, as a result. At our 2019 Annual Meeting, our shareholders voted 97% in favor of our “say-on-pay” resolution.

2019 Shareholder Outreach & Engagement
Shareholders Contacted	Shareholders Engaged	Director Participation
78% of our outstanding shares	47% of our outstanding shares	Two of our independent directors, along with members of senior management, participated in all engagement conversations

2019 marked the 8th consecutive year that members of the Board, including the Chair of the Nominating & Corporate Governance Committee, Joseph Alutto, and the Chair of the Compensation Committee, Joseph Gromek, along with members of senior management engaged in conversations with our shareholders to exchange ideas and share perspectives. We also held calls with proxy advisory firms ISS and Glass Lewis to discuss our outreach process and the topics of discussion with our shareholders.

The feedback provided during our engagement sessions were then shared with the full Board, who annually considers shareholders’ perspectives as part of their decision-making process.

For the full range of topics that were discussed in our annual shareholder outreach calls, please see the table on page 7 of the “Proxy Summary”. The topics impacting executive compensation are summarized in the table below.

28	2020 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Key Compensation Topics	Key Points Discussed
Compensation Structure and Alignment to Strategy

●

Broad shareholder support for our executive compensation plan, including continuing emphasis on performance-based compensation.

●

Strategic rationale for annual and long-term metric selection, with recognition by investors that metrics are key drivers of value in our industry, measure progress on our strategic growth initiatives, and reflect shareholder input over time.

●

Alignment of our compensation program to stated strategic initiatives at a critical point in the Company’s business development, as the Company embarks on the revitalization and relaunch of the Gymboree brand and the completion of the final phase of our accelerated digital transformation.

Incentives to Motivate and Retain our CEO and other NEOs

●

Discussion of unique circumstances driving our recent compensation decisions, including:

➢

CEO: Our CEO’s voluntary decision, in fiscal 2018, to return 100% of her fiscal 2018 equity award, which had a grant date value of approximately $10 million, as well as recognition by our investors that zero bonus was earned by or paid to our CEO for fiscal 2018; and

➢

Other NEOs: Our COO/CFO and other NEOs’ voluntary decisions, in fiscal 2018, to return 50% of their respective fiscal 2018 equity awards, as well as recognition by our investors that zero bonuses were earned by or paid to our COO/CFO and other NEOs for fiscal 2018.

●

Given the above, investors raised whether our CEO and COO/CFO are properly motivated to deliver on the Company’s strategic initiatives at a critical juncture in the Company’s business development.

➢

See “CEO and COO/CFO Fiscal 2019 Equity Incentives” section on page 38 for strategic actions taken by our Compensation Committee in fiscal 2019 to align incentives for our CEO and COO/CFO to a critical phase of our strategic growth plan.

Compensation Disclosure	● Shareholders expressed continued appreciation for transparent disclosure of the context surrounding targets and our goal setting process.

2020 PROXY STATEMENT	29

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation Best Practices, Including Those Based on Shareholder Feedback Over Time

Executive Compensation Best Practices
✓	CEO long-term incentive is 100% performance-based
✓	Relative performance metric in the LTIP that measures Company performance relative to Peer Group performance
✓	Value driving performance metrics in the LTIP that measure progress on our strategic growth initiatives
✓	Robust stock ownership guidelines and holding requirements for our CEO and other senior executives
✓	No tax gross-ups (excluding those in connection with standard relocation expenses)
✓	All equity subject to “double trigger” vesting upon a change in control
✓	Annual benchmarking of independent Director compensation by an independent compensation consultant
✓	Annual compensation risk assessment by management and an independent compensation consultant
✓	Annual peer group review by an independent compensation consultant
✓	Incentive compensation clawback policy in the case of financial restatements and other matters, applicable to both our annual bonus plan and LTIP
✓	No hedging and pledging activities in Company stock by any of our Directors, officers (including our NEOs) and employees
✓	Bonus and performance share caps

30	2020 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Structure for Our CEO

The following tables outline the structure of the compensation program for our CEO, which is unique in our peer group and in our industry. The prevailing structure of CEO compensation programs in both our peer group and our industry combines CEO retention through the use of time-based restricted stock and/or options, with CEO incentive to drive shareholder return through the use of performance based restricted stock awards. This is compared to the 100% performance-based restricted stock weighting for our CEO’s 2019 LTIP award, which provides a significantly higher performance component in our long-term incentive program relative to the “typical” CEO in our peer group.

2020 PROXY STATEMENT	31

EXECUTIVE AND DIRECTOR COMPENSATION

OUR CEO’S LONG-TERM INCENTIVE MIX vs. OUR PEERS

32	2020 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

FISCAL 2019 PERFORMANCE HIGHLIGHTS

●	Continued to Make Significant Progress on Strategic Growth Initiatives. In fiscal 2019, we continued to make meaningful progress on our four key strategic growth initiatives developed by our CEO under a multi-year business transformation strategy. As we shift to the next phase of our strategic growth plan, we are uniquely positioned to grow market share in a consolidating children’s apparel market and capture increasing returns on our accelerated digital transformation investment.

Product Focus

●

Product is our number one priority; our strong design, sourcing and merchandising teams consistently deliver product that meets or exceeds our customers’ expectations.

●

Increased penetration of trend, age and seasonally appropriate apparel, footwear and accessories.

●

Prepared for the reintroduction of the iconic Gymboree brand in February 2020 on an enhanced Gymboree website and in shop-in-shop locations in over 200 co-branded Company stores in the U.S. and Canada by successfully designing, sourcing and merchandising Spring 2020 “bow-to-toe” collections, capturing the “core” of what mom loved most about the Gymboree brand during its peak.

Business Transformation through Technology

●

Positioned our Company to achieve market share gains through the successful acquisition and integration of the Gymboree brand, and the revitalization and relaunch of the Gymboree brand in February 2020:

➢

Developed an enhanced website and mobile application to provide an engaging shopping experience.

➢

Integrated and enabled the Gymboree brand within our design, buying, inventory management, and corporate systems.

➢

Enhanced the supply chain and fulfillment platforms to support Gymboree.

●

Continued the acceleration of our digital and omni-channel capabilities:

➢

Developed a completely redesigned responsive site and mobile application, providing a rich online shopping experience geared towards the needs of our “on-the-go” mobile customers.

➢

Expanded personalization to deliver unique, relevant content to drive sales, loyalty and retention.

➢

Piloted additional omni-channel capabilities by offering Save-the-Sale with the rollout of our new state-of-the-art Point of Sale (POS) system.

●

Partnered with a third-party logistics provider to expand into an additional distribution center in order to meet the growing demands of our ecommerce business.

●

Enhanced our Customer Service Tool to provide an increased level of service to our customers.

Global Growth through Channel Expansion

●

Continued to accelerate digital and omni-channel capabilities:

➢

Our e-commerce sales constituted approximately 31% of our total sales in fiscal 2019, with penetration increasing 380 basis points from fiscal 2018 to 2019.

●

Continued to expand international operations:

➢

Added 49 net new points of international distribution (stores, shop-in-shops and e-commerce sites) in fiscal 2019.

➢

At fiscal year-end, we had 266 international points of distribution open and operated by 8 franchise partners in 19 countries.

Optimization of Our Store Fleet

●

Continued planned closures of underperforming stores, with 60 stores closed in fiscal 2019 and a total of 271 stores closed since fiscal 2013, all as part of our ongoing fleet optimization initiative.

●

Store fleet optimization initiative has resulted in improved comparable retail store sales and improved profitability in our digital business and remaining stores.

●

Although we remain a net closer of stores, our fleet optimization initiative included the opening of 12 new locations in fiscal 2019, which were identified through a detailed analysis of the productivity and profitability of the best locations within Gymboree’s real estate portfolio.

●

The combination of over 1,000 lease actions over the next three years, an average remaining lease term of approximately 2.5 years, and our ability to negotiate reduced occupancy costs on renewals, has continued to allow us to optimize our store fleet portfolio and improve total enterprise profitability.

2020 PROXY STATEMENT	33

EXECUTIVE AND DIRECTOR COMPENSATION

●	Performance Across Key Value Drivers

THE CHILDREN’S PLACE SALES ($b)	THE CHILDREN’S PLACE E-COMMERCE PENETRATION (% of Total Sales)

THE CHILDREN’S PLACE EARNINGS PER SHARE (EPS - $)	THE CHILDREN’S PLACE RETURN MEASURES (Percentile of Our Peer Group, Fiscal 2017-2019 and Fiscal 2019)

34	2020 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

●	Stock Repurchases and Dividends

THE CHILDREN’S PLACE CUMULATIVE STOCK REPURCHASES AND DIVIDENDS ($mm, by Fiscal Year)

●	Total Shareholder Return

THE CHILDREN’S PLACE TOTAL STOCKHOLDER RETURN (TSR) (Percentile of Our Peer Group)

2020 PROXY STATEMENT	35

ELEMENTS OF COMPENSATION PROGRAM

Components of Compensation

Our executive compensation program consists of four basic elements:

➢	Base salary
➢	Annual performance-based cash bonus opportunity
➢	Long-term incentive equity awards (time and performance-based)
➢	Employee benefits and perquisites

Base Salary

Purpose. The Compensation Committee intends that base salary provide a reasonable, competitive level of fixed compensation based on responsibilities, skills and experience.

Our Compensation Committee reviews base salary benchmarking information provided by their independent compensation consultant, on an annual basis. The base salaries of our NEOs are generally +/- 10% of the median of our Peer Group. We believe that setting salaries in this range mitigates the incentive that might otherwise exist for an executive to support short-term focused or higher-risk business strategies if fixed compensation was set substantially below the median.

Annual Performance-Based Cash Bonus Opportunity

Purpose. Our annual bonus plan rewards performance over a one-year period against a financial performance measure pre-established by the Compensation Committee. As in the past, this measure for fiscal 2019 was adjusted operating income. The Compensation Committee believes that, as a measure of operating performance, adjusted operating income measures progress on our strategic growth initiatives and is an important driver of shareholder value.

Terms of Annual Bonus Plan. At the beginning of fiscal 2019, the Compensation Committee assigned our executives, including the NEOs, a bonus target opportunity, which was expressed as a percentage of base salary (for our senior management, ranging from 50% of base salary to 100% of base salary, and 160% of base salary in the case of our CEO). For fiscal 2019, these formula-driven cash payouts could have ranged from zero, if Company performance fell below an adjusted operating income threshold, to 100% of bonus opportunity, if the adjusted operating income target was met, and up to a maximum of 200% of the target bonus opportunity, if performance exceeded target. Based on market trends surveyed by our Compensation Committee’s independent compensation consultant and reviewed with the Compensation Committee, we believe that our management’s bonus opportunities in fiscal 2019 as a percentage of base salaries were generally in-line with those of our Peer Group and our industry. Our annual bonus plan provides the Compensation Committee with the authority to reduce the amount of bonus paid to a participant, or some or all participants, if the Compensation Committee determines that such reduction is appropriate. See “Annual Performance-Based Cash Bonus for Fiscal 2019” section on page 40 for discussion on the goals and payments related to our annual performance-based cash bonus for fiscal 2019.

Long-Term Incentive Equity Awards

Purpose. The Compensation Committee uses performance-based equity as a reward for the contribution of our management to our performance, including the achievement of our strategic goals, and to align the interests of our management with those of our shareholders. The purpose of time-based equity is to provide for motivation and reward.

Types of Awards. During fiscal 2019, we granted time-based and performance-based awards to eligible associates under our long-term incentive plan (LTIP). As with other elements of our executive compensation, based on data surveyed by the Compensation Committee’s independent compensation consultant and reviewed with the

36	2020 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Committee, we believe that the value of our management’s equity awards in fiscal 2019 were generally in-line with those of our Peer Group and our industry. These awards consisted of time-based restricted stock units (“TRSUs”) (other than for our CEO) and performance-based restricted stock units (“PRSUs”). Our Compensation Committee determines whether the TRSUs and/or PRSUs are settled in shares of Common Stock, in cash equal to the fair market value of such shares at the time of vesting, or part in shares of Common Stock and part in cash. All awards under our LTIP have been settled in shares of Common Stock, to date. We typically award equity once a year, plus in connection with certain new-hire awards and promotions. At February 1, 2020 (the end of fiscal 2019), there were 415,308 shares of Common Stock available for grant under our 2011 Equity Plan.

Time-Based Stock Awards. TRSUs awarded to management are generally subject to annual vesting, in three equal annual installments, beginning on the first anniversary of the date of the award. The recipient must be employed by the Company on the applicable vesting dates in order to receive the vesting shares. The three-year vesting period underscores the long-term focus of this award program. During fiscal 2019, TRSU awards were made to our NEOs, other than our CEO, as part of our annual long-term incentive equity award grants to eligible employees.

Mindful to avoid “pay for failure,” the Compensation Committee requires that TRSUs provide for forfeiture if the awardee leaves the Company voluntarily or is terminated by the Company without cause.

Performance-Based Stock Awards. Our PRSUs tie payouts directly to Company performance over a pre-established performance period, based on pre-established performance metrics, which the Compensation Committee believes measure the progress made on our overall profitability and on our strategic growth initiatives. During fiscal 2019, PRSU awards were made to our CEO and other NEOs as part of our annual long-term incentive equity award grants to eligible employees.

➢	PRSU Performance Metrics. We select performance metrics that we believe align to our strategy and drive value creation. These metrics also take into consideration shareholder feedback in the selection process. The Compensation Committee sets targets for the performance period based on the Board approved multi-year operating plan, which takes into account our planned stock repurchases. An eligible employee may earn from 0% to 200% of their target PRSUs based on the following metrics:

Performance Metric (weighting)	Rationale for Selection
Adjusted EPS (50%)	● Creates a strong focus on our overall profit goal and the underlying drivers of revenue growth, cost control, cash flow, and ultimately total shareholder return.
Adjusted Operating Margin Expansion (25%)

●

Added in fiscal 2016 based on feedback from our shareholders.

●

Directly measures the progress we are making on our strategic growth initiatives.

●

Management can more directly control these metrics.

●

Key valuation drivers in the specialty retail industry in which we operate.

Adjusted ROIC (25%)
Relative Adjusted ROIC Modifier (see below for additional detail)

●

Added in fiscal 2018 in response to shareholder feedback calling for use of a relative metric and noting adjusted ROIC as a preferred metric.

●

Directly measures the progress we are making on our strategic growth initiatives.

●

Focuses on direct operational performance (as compared to the use of relative TSR, which the Company previously discontinued based on shareholder feedback).

2020 PROXY STATEMENT	37

EXECUTIVE AND DIRECTOR COMPENSATION

Modifier. The relative adjusted ROIC modifier, in the case of significant relative outperformance or underperformance, may adjust up or down, respectively, the number of shares of Common Stock otherwise earned by reference to the performance metrics. The modifier is based on the ranking of our adjusted ROIC relative to the adjusted ROIC of companies in our Peer Group over the performance period, as illustrated below:

Adjusted ROIC Ranking Compared to Peer Group:	Payout Percentage of PRSUs Otherwise Earned
1st – 2nd	125%
3rd – 14th	100% (Target)
15th – 16th	75%

➢	Performance Period: Performance under our PRSUs is generally measured over a three-year period, with cliffvesting at the end of the three-year period. As described further below, the Compensation Committee strategically established a two-year performance period for the 2019 PRSUs granted to our CEO and COO/CFO to most effectively align their incentives to a critical phase of our strategic growth plan, as detailed in the section entitled “CEO and COO/CFO Fiscal 2019 Equity Incentives”. The Compensation Committee made this decision for the strategic reasons discussed below.

CEO and COO/CFO 2019 Fiscal Equity Incentives

Our CEO. In making the 2019 100% performance-based equity grant to our CEO, the Compensation Committee recognized the importance of encouraging strong financial performance in the highly competitive environment in which the Company operates, particularly against metrics that measure progress being made against the Company’s strategic growth initiatives, thereby aligning our CEO’s interests with those of our shareholders. The Compensation Committee also considered, consistent with the feedback we heard from our shareholders during our 2019 engagement, that, in fiscal 2018, our CEO voluntarily returned 100% of her fiscal 2018 equity award, which had a grant date value of approximately $10 million. As a result, our CEO did not have any outstanding equity that could be earned based on performance through the end of fiscal 2020.

This fiscal 2019 100% performance-based equity grant was made at a critical point in the Company’s business development, following our successful acquisition in early fiscal 2019 of the Gymboree intellectual property and related assets. The steps taken by the Compensation Committee during fiscal 2019 were specifically designed to keep our CEO in place during the critical brand revitalization period. Gymboree’s successful revitalization is a key element of our long-term strategy that uniquely positions us to continue to grow our market share in a consolidating children’s apparel market.

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Roadmap of Gymboree Revitalization

The fiscal 2019 100% performance-based equity award granted to our CEO has terms that align to our stated transformative strategic initiatives. In keeping with our long-standing compensation structure for our CEO, with continued and significant emphasis on performance-based compensation, this fiscal 2019 award consists entirely of PRSUs with a two-year performance period and a delivery date of any earned shares in fiscal 2021. Like the PRSUs awarded to all other members of management in 2019, the fiscal 2019 PRSUs awarded to our CEO maintain the same long-term incentive award metrics which measure Company performance against adjusted EPS, adjusted operating margin expansion and adjusted ROIC targets (along with a relative adjusted ROIC modifier) to determine whether and how many performance shares are earned. Further, the targets established for the performance period for our CEO are the same targets utilized in the PRSUs awarded to all other members of management in fiscal 2019, which are based on the Company’s multi-year operating plan approved by the Board.

Our COO/CFO. For the same reasons set forth above, our Compensation Committee, along with our CEO, also recognized that our COO/CFO was critical to our successful execution at this stage of the Company’s business development. The Compensation Committee gave the same considerations as noted above regarding our CEO in granting our COO/CFO a fiscal 2019 equity award consisting of a combination (consistent with our long-standing LTIP structure for all of our NEOs, excluding our CEO) of PRSUs with a two-year performance period and a delivery date of any earned shares in May of fiscal 2021, and TRSUs ratably vesting over a two-year vesting period. Like the PRSUs awarded to our CEO and all other members of management in fiscal 2019, the 2019 PRSUs awarded to our COO/CFO maintain the same long-term incentive award metrics. Further, the targets established for the performance period for our COO/CFO are the same targets utilized in the PRSUs awarded to our CEO and all other members of management in 2019, which are based on the Company’s multi-year operating plan approved by the Board.

Given the above-described unique circumstances, our Compensation Committee will return to a three-year performance period for our CEO’s and COO/CFO’s performance-based equity awards, beginning with our next annual award cycle.

2020 PROXY STATEMENT	39

EXECUTIVE AND DIRECTOR COMPENSATION

Employee Benefits and Perquisites

The Company provides its management (including the NEOs) with the same employee benefits other employees receive, including health insurance coverage. In addition, Company management also receives group long-term disability coverage, an opportunity to participate in our voluntary deferred compensation plan, an opportunity to purchase supplemental disability coverage, and certain other modest perquisites. In the case of our CEO, perquisites were agreed to as a result of the arms-length negotiation of her employment agreement and were determined by the Compensation Committee to be important for retaining an executive of her talent. Any personal income taxes due as a result of these perquisites are the responsibility of the NEOs, as we do not provide tax gross-ups to our executives, including NEOs (other than in connection with certain standard relocation expenses).

The Company uses severance guidelines. Subject to their terms, these guidelines are designed to offer our employees fair and adequate replacement income based upon market practice. In general, all of our executives (other than our CEO) participate under the same severance guidelines that are applied to other employees. Our CEO’s severance arrangements are as provided in her employment agreement, which is described below.

Fiscal 2019 Incentive Compensation Goals and Payments

Annual Performance-Based Cash Bonus for Fiscal 2019. Set forth below are the adjusted operating income goals set by our Compensation Committee for our fiscal 2019 bonus plan. In setting these goals, the Compensation Committee considered the anticipated disruption that the Gymboree bankruptcy and subsequent liquidation of their inventory would have on our Company’s fiscal 2019 performance, along with the projected additional costs associated with our subsequent acquisition, integration and relaunch of the Gymboree brand in February 2020.

	Threshold	Target	Maximum
Performance Measure	(0%)	(100%)	(200%)
Adjusted Operating Income Goals[1] for Fiscal 2019 (millions)	$108.1	$113.8	$125.1

(1)	During fiscal 2019, the Company recorded net charges of approximately $10.5 million for unusual or non-recurring items, including asset impairment charges, accelerated depreciation, restructuring costs, fleet optimization costs, costs incurred in connection with the integration of the Gymboree brand, and distribution facility start-up costs, partly offset by a reversal of a provision for foreign exchange penalties. These expenses and income were disclosed in the Company’s press release which announced its fiscal 2019 results and in a Current Report on Form 8-K filed with the Securities and Exchange Commission in which that press release was included as an exhibit. A reconciliation of adjusted (non-GAAP) operating income to GAAP operating income was provided in such press release and is set forth in Annex A to this Proxy Statement.

The Company’s adjusted operating income for fiscal 2019 was approximately $111.3 million (55% of target). Incentive cash bonuses for fiscal 2019 for our NEOs are set forth below:

Name	Title	Bonus Amounts
Jane Elfers	President & Chief Executive Officer	$968,000
Michael Scarpa	Chief Operating Officer & Chief Financial Officer	$426,250
Leah Swan	Chief Administrative Officer	$230,273
Claudia Lima-Guinehut	Senior Vice President, Global Merchandising and Strategic Partnerships	$106,219
Robert Karpf	Senior Vice President, General Counsel	$ 71,897

Performance LTIP Vested in Fiscal 2019. The design for the LTIP performance-based awards that were awarded in fiscal 2016 and that vested and were delivered to such executives in fiscal 2019 are summarized below:

➢	Performance metrics consisted of adjusted EPS (50%), adjusted operating margin expansion (25%) and adjusted ROIC (25%) (as discussed above, this was the first PRSU award containing adjusted operating margin expansion and adjusted ROIC as metrics).

➢	Performance was measured over a three-year period, with cliff vesting of earned shares following the end of the period.

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These PRSU awards were held by Company executives, including NEOs, who were employed by the Company when the PRSUs were awarded in fiscal 2016. The threshold, target and maximum performance goals for this PRSU award are as follows:

Performance Measure	Threshold (0%)	Target (100%)	Maximum (200%)
Cumulative Adjusted Earnings Per Share (50%)[1]	$12.25 per share (or less)	$13.16 per share	$14.07 per share (or greater)
Adjusted Operating Margin Expansion (25%)	80 (or less)	120	180 (or greater)
Adjusted ROIC (25%)	15.0% (or less)	17.0	19.0% (or greater)

(1)	During fiscal 2017-2019, the Company recorded charges of approximately $71.9 million for unusual or non-recurring items, including expenses related to the Tax Cuts and Jobs Act, asset impairment charges, restructuring costs, omni-channel fulfillment operational inefficiencies, a provision for a legal settlement, and accelerated depreciation. All of these expenses were disclosed in the Company’s press releases which announced its fiscal 2017-2019 results and in the Current Reports on Form 8-K filed with the Securities and Exchange Commission in which these press releases were included as exhibits. A reconciliation of adjusted (non-GAAP) operating income to GAAP operating income was provided in such press releases and is set forth in Annex A to this Proxy Statement.

These PRSUs vested (following the end of the three-fiscal year performance period of 2016-2018) based upon: (i) the Company’s achievement of $18.17 of cumulative adjusted earnings per share for fiscal 2016-2018; (ii) the Company’s achievement of adjusted operating expansion of 190 (in basis points) for fiscal 2016-2018; and (iii) the Company’s achievement of adjusted ROIC of 23.9% for fiscal 2018, all of which, in accordance with the performance metrics and terms established by the Compensation Committee, resulted in a payout of 200% for these PRSUs.

Future LTIP Performance Goals and Payments. Historically, the Company has not disclosed performance goals for PRSUs, other than performance goals related to PRSUs which vested in the Company’s immediately prior fiscal year, because to do so would disclose material non-public and/or competitively sensitive information. As previously reported, the performance metrics applicable to PRSUs awarded in fiscal 2017 and 2018 are the same metrics applicable to the PRSUs awarded in fiscal 2019; however, the PRSUs awarded in fiscal 2017 do not include the relative adjusted ROIC modifier, as it was added in 2018 in response to shareholder feedback. With respect to the PRSUs awarded in fiscal 2017, our Compensation Committee has determined that, based on the Company’s performance during the applicable 2017-2019 performance period, these PRSUs will result in a payout of 3%. For our CEO, who was awarded PRSUs in fiscal 2017, with a grant date value of approximately $7 million, this will result in a delivery of stock awards having a value of approximately $117,000 (based on the closing market price per share of the Company’s Common Stock as reported on The NASDAQ Stock Market on January 31, 2020). With respect to the PRSUs awarded in fiscal 2018 (including to our CEO, with a grant date value of approximately $10 million), as previously reported, 100% of these PRSUs were voluntarily returned by our CEO and our COO/CFO and other NEOs.

Non-GAAP Financial Measures

The Company uses non-GAAP results as one of the metrics to measure operating performance, including to measure performance for purposes of the Company’s annual bonus plan and LTIP. Adjusted financial measures are non-GAAP measures and are not intended to replace GAAP financial information. The Company believes the non-recurring and unusual items excluded as non-GAAP adjustments do not reflect the performance of its core business and that providing supplemental disclosure to investors in the form of adjusted financial measures facilitates comparisons of the past and present performance of its core business. A reconciliation of non-GAAP to GAAP financial information is set forth in Annex A to this Proxy Statement.

2020 PROXY STATEMENT	41

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION PROCESS AND POLICIES

Setting Compensation

In setting compensation of our CEO and other NEOs, our Compensation Committee takes into account multiple objective and position-specific factors, including:

●	the nature and scope of each executive’s responsibilities;

●	each executive’s experience, performance and contribution to the Company and its strategic growth initiatives;

●	comparative compensation data for executives in similar positions at companies participating in a retail survey conducted by an independent third-party consulting firm, as described below, and at companies in our Peer Group;

●	the Company’s performance;

●	prior equity awards and potential future earnings from equity awards;

●	retention needs; and

●	other factors the Compensation Committee deems relevant.

The Compensation Committee reviews total compensation, and its individual components, at the 25th, 50th and 75th percentile levels paid to executives in similar positions at specialty retailers (including companies in our Peer Group) by reference to an industry-wide retail survey prepared by an independent third-party consulting firm to understand where the compensation our Compensation Committee sets falls relative to the market practice. The Compensation Committee utilizes this data as a reference point in determining whether an executive’s total compensation opportunity is likely to provide sufficient incentive, motivation and retention. The Compensation Committee also uses this data to determine whether an executive’s total compensation opportunity properly reflects the executive’s role and scope of responsibilities relative to similarly situated executives of companies in the retail survey and our Peer Group. We do not use this data as a single determinative factor, but rather as an external check to verify that our executive compensation programs are reasonable and competitive.

Peer Group

In setting the level of executive compensation, our Compensation Committee annually reviews with its independent compensation consultant compensation levels of management at companies in our Peer Group and an industry-wide retail survey with a view to monitoring the level of compensation of our management team, including our NEOs, compared to that of our Peer Group and our industry. The Company uses comparative executive compensation data from a group of other specialty retail companies within a range of approximately 0.5x to 2.0x of our annual revenue. These companies are used as a point of reference in designing our compensation programs and in setting compensation levels. We do not use this data as a single determinative factor, but rather as an external check to verify that our executive compensation programs are reasonable and competitive.

The Compensation Committee regularly reviews the members of our Peer Group with the assistance of its independent compensation consultant. The Compensation Committee approved the following 15 companies as the members of our Peer Group for fiscal 2019 (no change from fiscal 2018):

Fiscal 2019 Peer Group
Abercrombie & Fitch	Express
American Eagle Outfitters	G-III Apparel Group
Ascena Retail Group	Guess?
Buckle	Genesco
Caleres	Stage Stores
Carter’s	Tailored Brands
Chico’s FAS	Zumiez
DSW

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EXECUTIVE AND DIRECTOR COMPENSATION

Stock Ownership Guidelines and Holding Requirements

In order to ensure that the interests of our senior management team and the Board are properly aligned with those of our shareholders, at the recommendation of the Compensation Committee, the Board has adopted stock ownership guidelines for our independent directors and senior management team, which includes our CEO and other NEOs. Our Compensation Committee reviews the equity ownership of our CEO, other NEOs, other members of the Board and senior management, in each case, on an annual basis to determine compliance with the Company’s stock ownership guidelines and holding requirements. Under these guidelines, the ownership multiples are as follows:

Individual	Ownership Multiple
Chief Executive Officer	5x Base Salary
COO & CFO, CAO and Senior Vice Presidents	3x Base Salary
Independent Directors	5x Annual Cash Retainer

Also under our guidelines, members of senior management are required to retain 67% of the net shares (after withholding taxes) acquired upon the vesting of PRSUs and TRSUs until the date on which he or she satisfies (and, for any and all periods of time during which he or she fails to maintain) the relevant ownership guideline multiple threshold set forth above.

Prohibition on Hedging/Pledging of Common Stock

Company policy prohibits all Directors, officers (including our NEOs) and employees from engaging in hedging and pledging, as well as trading in derivatives of our Common Stock, including puts, calls and other financial derivatives, to ensure that the interests of our Directors, officers (including our NEOs) and employees are aligned with those of our shareholders. Shareholders may view the Company’s Insider Trading Policy (which includes the foregoing prohibition on hedging and pledging of the Company’s Common Stock) on the Company’s corporate website http://corporate.childrensplace.com in the “Corporate Overview” section under the “Investor Relations” tab and in the section entitled “Corporate Info — Governance Documents”.

Taxation

Consistent with Federal tax law in effect prior to the enactment in December 2017 of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), we endeavored to pay compensation to the NEOs that is tax deductible to the Company under Section 162(m) of the Code. The Company believes that all outstanding performance-based equity awards granted to NEOs prior to November 2, 2017 qualify as performance-based compensation under Section 162(m) (i.e., are “grandfathered” under the Tax Act).

Section 409A of the Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to executives.

The Compensation Committee also takes into account the potential implications of Sections 280G and 4999 of the Code in determining potential payments to be made to executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, the Company may not be able to deduct such payments pursuant to Section 280G, and the recipient of such payments may be subject to the excise tax under Section 4999.

No “golden parachute” tax gross-ups. The Company does not provide tax gross-ups for any “golden parachute” excise tax payable by the recipient under Sections 280G or 4999 of the Code. Rather, upon a termination of employment in connection with a change in control that gives rise to the payment of severance, our CEO and other NEOs and other executives party to the Company’s change in control severance agreements (and Ms. Elfers pursuant to her employment agreement) will receive the greater of: (i) the largest portion of the payment that is not subject to a “golden parachute” excise tax under Sections 280G or 4999 of the Code; or (ii) the full amount of the payment if the net-after-excise tax amount retained by the executive would exceed the amount in clause (i).

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EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion & Analysis and, based on such review and discussion, recommended to our Board that the Compensation Discussion & Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2019 and in this Proxy Statement.

The foregoing Compensation Committee report has been submitted by the members of the Compensation Committee: Joseph Gromek (Chair), Norman Matthews and Robert L. Mettler.

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Summary Compensation Table

The following table shows the compensation of the Company’s NEOs, including the Company’s CEO (our principal executive officer), the Company’s COO and CFO (our principal financial officer) and the three other most highly compensated executives who were designated by the Board as “executive officers” of the Company, for fiscal 2019, 2018 and 2017, as applicable.

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)(3)		Non-Equity Incentive Plan Compensation(2)(4)	All Other Compensation		Total
Jane Elfers	2019	$1,100,000			$9,999,965		$968,000	$140,144	(6)	$12,208,109
President and Chief Executive Officer	2018	1,100,000			–		–	138,176	(6)	1,238,176
	2017	1,142,308			10,963,597	(5)	3,520,000	131,262	(6)	15,757,167
Michael Scarpa	2019	$775,000			$2,000,154		$426,250	$10,233	(7)	3,211,637
Chief Operating Officer and Chief Financial Officer	2018	775,000			1,000,037		–	12,401	(7)	1,787,438
	2017	804,808			3,500,352		1,240,000	11,307	(7)	5,556,467
Leah Swan(8)	2019	$586,537	$250,000	(9)	$2,500,084		$230,273	$17,363	(10)	$3,584,257
Chief Administrative Officer
Claudia Lima-Guinehut(11)	2019	$396,154			$1,000,077		$106,219	$13,521	(12)	$1,515,971
Senior Vice President, Global Merchandising and Strategic Partnerships

Robert Karpf(13)	2019	$405,116			$875,164		$71,897	$9,889	(14)	$1,362,066
Senior Vice President, General Counsel

Notes to the Summary Compensation Table

(1)	Includes any amounts deferred under our Deferred Compensation Plan and contributed under our 401(k) Plan. Fiscal 2019 and 2018 were each 52-week fiscal years. Fiscal 2017 was a 53-week fiscal year.

(2)	As previously reported, in an effort to provide additional support for the Company’s strategic decisions, while continuing to deliver appropriate returns to our shareholders, in fiscal 2018, our CEO elected to return 100% of her fiscal 2018 equity award, which had a grant date value of approximately $10 million, and our COO/CFO and other NEOs elected to return 50% of their fiscal 2018 equity awards. In addition, in accordance with the terms of the Company’s annual bonus plan, as a result of the Company’s adjusted operating income achieved in fiscal 2018, zero bonuses were earned by or paid to our CEO or to our COO/CFO and other NEOs, for fiscal 2018.

(3)	Does not include dividend equivalent shares accrued on such awards. The stock award grant date fair value for both time-vested and performance-based stock awards is determined in accordance with FASB ASC Topic 718, in the case of performance-based stock awards, based on the number of shares probable of vesting as determined by those rules, multiplied by the fair market value of one share of our Common Stock on the grant date. For fiscal 2019, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the fair value price of one share of our Common Stock on the grant date, were $24,999,913, $2,500,192, $1,875,009, $1,250,096 and $937,795 for Ms. Elfers, Mr. Scarpa, Ms. Swan, Ms. Lima-Guinehut and Mr. Karpf, respectively. For fiscal 2018, at the maximum possible vesting values, the performance-based stock awards granted, computed on the basis of the fair value price of one share of our Common Stock on the grant date, were $25,000,211 and $2,500,093 for Ms. Elfers and Mr. Scarpa, respectively; as discussed in footnote 2 above, in fiscal 2018, our CEO elected to return 100% of her fiscal 2018 equity award, which had a grant date value of approximately $10 million, and our COO/CFO and other NEOs elected to return 50% of their fiscal 2018 equity awards, representing 100% of their performance-based stock awards. For fiscal 2017, at the maximum possible vesting values, the performance-based stock awards set forth in this column, computed on the basis of the fair value price of one share of our Common Stock on the grant date, were $13,927,134, and $3,500,352 for Ms. Elfers and Mr. Scarpa, respectively. For more information concerning the assumptions used in determining the portion of the performance-based awards that are probable of vesting, see Note 6 - Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K for our 2019 fiscal year; also see the “Grants of Plan-Based Awards” table below.

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EXECUTIVE AND DIRECTOR COMPENSATION

(4)	The amounts shown are incentives earned in accordance with the annual incentive arrangements described in the Compensation Discussion & Analysis above, and which are payable pursuant to the management incentive plan approved by the Compensation Committee for each respective fiscal year. Amounts shown are for services performed during the fiscal year and paid during the subsequent fiscal year. As discussed in footnote 2 above, zero bonuses were earned by or paid to our CEO or to our COO/CFO and other NEOs for fiscal 2018.

(5)	As previously reported, at the end of fiscal 2016, the Compensation Committee and the Board assessed Ms. Elfers’ role in achieving the Company’s outstanding financial and operating results. The discussion focused on Ms. Elfers’ leadership in developing our strategic growth initiatives and in effecting the successful transformation of the Company. The Compensation Committee and the Board recognized that, under Ms. Elfers’ strong strategic leadership, the Company has been a leading performer in the retail industry and has transformed into a leading global omni-channel children’s apparel brand. Following this assessment, the Compensation Committee, in consultation with its independent compensation consultant, recommended to the Board, that, based on the outstanding results achieved, the magnitude of the progress made, and the additional responsibility for merchandising and e-commerce that Ms. Elfers assumed in fiscal 2016: (i) Ms. Elfers be paid a one-time special cash bonus of $4 million for fiscal 2016; and (ii) on the date on which our CEO historically has received her annual equity award, Ms. Elfers be awarded time-based restricted stock units (TRSUs) having a grant date value of $4 million, which TRSUs vest on the first, second and third anniversaries of the award date, provided Ms. Elfers is employed by the Company on the respective vesting dates. Because of reporting rules, the equity component of the fiscal 2016 award is reflected above in the Summary Compensation Table for fiscal 2017 even though this component of the award was granted as part of fiscal 2016 compensation.

(6)	The amounts shown consist of: (i) for fiscal 2019, $74,116 for a driver, $27,933 for driver reimbursements, $16,675 for a leased vehicle, $647 for life insurance premiums, $9,687 for executive long-term disability premiums and $11,086 for supplemental life insurance premiums; (ii) for fiscal 2018, $76,063 for a driver, $16,569 for driver reimbursements, $25,415 for a leased vehicle, $780 for life insurance premiums, $11,167 for executive long-term disability premiums and $8,182 for supplemental life insurance premiums; and (iii) for fiscal 2017, $68,422 for a driver, $16,931 for driver reimbursements, $27,679 for a leased vehicle, $732 for life insurance premiums, $10,179 for executive long-term disability premiums and $7,319 for supplemental life insurance premiums.

(7)	The amounts shown consist of: (i) for fiscal 2019, $560 for life insurance premiums and $9,673 for executive long-term disability premiums; (ii) for fiscal 2018, $605 for life insurance premiums and $11,796 for executive long-term disability premiums; and (iii) for fiscal 2017, $567 for life insurance premiums and $10,740 for executive long-term disability premiums.

(8)	Ms. Swan was appointed as an executive officer on May 8, 2019. Accordingly, the table includes Ms. Swan’s compensation only for fiscal 2019.

(9)	Awarded in connection with Ms. Swan’s promotion to Chief Administrative Officer on May 5, 2019, as set forth in the Letter Agreement dated April 9, 2019 between The Children’s Place Services Company, LLC and Ms. Swan, filed on May 29, 2019 as Exhibit 10.4 to the Quarterly Report on Form 10-Q of the Company for the quarter ended May 4, 2019.

(10)	The amount shown consists of $446 for life insurance premiums, $5,311 for executive long-term disability premiums and $11,606 for 401(k) plan matching contributions.

(11)	Ms. Lima-Guinehut was appointed as an executive officer on May 8, 2019. Accordingly, the table includes Ms. Lima-Guinehut’s compensation only for fiscal 2019.

(12)	The amount shown consists of $265 for life insurance premiums, $1,825 for executive long-term disability premiums and $11,431 for 401(k) plan matching contributions.

(13)	Mr. Karpf was appointed as an executive officer on November 8, 2019. Accordingly, the table includes Mr. Karpf’s compensation only for fiscal 2019.

(14)	The amount shown consists of $305 for life insurance premiums, $576 for executive long-term disability premiums and $9,008 for 401(k) plan matching contributions.

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Grants of Plan-Based Awards

The following table shows information about the non-equity incentive awards, equity incentive awards and other stock awards that were granted to the Company’s NEOs during fiscal 2019.

			Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Option Awards(2)
Jane Elfers			$0	$1,760,000	$3,520,000
President and Chief Executive Officer	6/27/19	(3)				0	106,746	266,865		$9,999,965
Michael Scarpa			$0	$775,000	$1,550,000
Chief Operating Officer and Chief Financial Officer	5/8/19	(4)				0	9,242	23,105		$1,000,077
	5/8/19	(5)							9,242	1,000,077
Leah Swan			$0	$439,903	$879,806
Chief Administrative Officer	5/8/19	(6)				0	6,931	17,328		$750,004
	5/8/19	(7)							6,931	750,004
	5/8/19	(8)							9,242	1,000,077
Claudia Lima-Guinehut			$0	$237,692	$475,384
Senior Vice President, Global Merchandising and Strategic Partnerships
	5/8/19	(9)				0	4,621	11,553		$500,038
	5/8/19	(10)							4,621	500,038
Robert Karpf			$0	$202,558	$405,116
Senior Vice President, General Counsel	5/8/19	(11)				0	740	1,850		$80,075
	7/8/19	(12)				0	3,074	7,685		295,043
	4/8/19	(13)							1,222	125,023
	5/8/19	(14)							1,109	120,005
	7/8/19	(15)							2,657	255,019

Notes to the Grants of Plan-Based Awards Table

(1)	Amounts reflect bonuses available to be earned in accordance with our annual bonus plan approved by the Compensation Committee for fiscal 2019.

(2)	The stock award grant date fair value for both time-vested and performance-based stock awards is determined in accordance with FASB ASC Topic 718, in the case of performance-based stock awards, based on the number of shares probable of vesting as determined by those rules, multiplied by the fair market value of one share of our Common Stock on the grant date. The estimated fair value of the performance-based awards is based upon the probable outcome of the performance conditions on the date that each award was communicated to each of our NEOs for the performance period and the fair market value of our Common Stock on that date. For more information, see Note 6 - Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K for our 2019 fiscal year. The maximum possible vesting values of the performance-based stock awards awarded for fiscal 2019, computed on the basis of the fair value price of one share of our Common Stock on the grant date, were $24,999,913, $2,500,192, $1,875,009, $1,250,096 and $937,795 for Ms. Elfers, Mr. Scarpa, Ms. Swan, Ms. Lima-Guinehut and Mr. Karpf, respectively.

(3)	Awarded pursuant to the terms of PRSUs granted on June 27, 2019 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Ms. Elfers based upon the achievement of the performance targets for fiscal years 2019-2020. See “CEO and COO/CFO 2019 Fiscal Equity Incentives” section on page 38 for strategic actions taken by our Compensation Committee in fiscal 2019 to align incentives for our CEO and COO/CFO to a critical phase of our strategic growth plan.

(4)	Awarded pursuant to the terms of PRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Scarpa based upon the achievement of the performance targets for fiscal years 2019-2020. See “CEO and COO/CFO 2019 Fiscal Equity Incentives” section on page 38 for strategic actions taken by our Compensation Committee in fiscal 2019 to align incentives for our CEO and COO/CFO to a critical phase of our strategic growth plan.

2020 PROXY STATEMENT	47

EXECUTIVE AND DIRECTOR COMPENSATION

(5)	Awarded pursuant to the terms of TRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, one-half will vest on the first and second anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting dates. See “CEO and COO/CFO 2019 Fiscal Equity Incentives” section on page 38 for strategic actions taken by our Compensation Committee in fiscal 2019 to align incentives for our CEO and COO/CFO to a critical phase of our strategic growth plan

(6)	Awarded pursuant to the terms of PRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Ms. Swan based upon the achievement of the performance targets for fiscal years 2019-2021.

(7)	Awarded pursuant to the terms of TRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, one-third vest on the first, second and third anniversaries of the award date, provided Ms. Swan is employed by the Company on the respective vesting dates.

(8)	Awarded pursuant to the terms of TRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan in connection with Ms. Swan’s promotion to Chief Administrative Officer on May 5, 2019, as set forth in the Letter Agreement dated April 9, 2019 between The Children’s Place Services Company, LLC and Ms. Swan, filed on May 29, 2019 as Exhibit 10.4 to the Quarterly Report on Form 10-Q of the Company for the quarter ended May 4, 2019. Of the TRSUs awarded, one-half will vest on the first and second anniversaries of the award date, provided Ms. Swan is employed by the Company on the respective vesting dates.

(9)	Awarded pursuant to the terms of PRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Ms. Lima-Guinehut based upon the achievement of the performance targets of the fiscal years 2019-2021.

(10)	Awarded pursuant to the terms of TRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, one-third vest on the first, second and third anniversaries of the award date, provided Ms. Lima-Guinehut is employed by the Company on the respective vesting dates.

(11)	Awarded pursuant to the terms of PRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Karpf based upon the achievement of the performance targets for fiscal years 2019-2021.

(12)	Awarded pursuant to the terms of PRSUs granted on July 8, 2019 under the Company’s 2011 Equity Plan. The amounts shown reflect the number of shares of Common Stock able to be earned by Mr. Karpf based upon the achievement of the performance targets for fiscal years 2019-2021.

(13)	Awarded pursuant to the terms of TRSUs granted on April 8, 2019, under the Company’s 2011 Equity Plan, prior to becoming an Executive Officer. The TRSUs vest on the first anniversary of the award date, provided Mr. Karpf is employed by the Company on the vesting date.

(14)	Awarded pursuant to the terms of TRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, one-third vest on the first, second and third anniversaries of the award date, provided Mr. Karpf is employed by the Company on the respective vesting dates.

(15)	Awarded pursuant to the terms of TRSUs granted on July 8, 2019 under the Company’s 2011 Equity Plan. Of the TRSUs awarded, one-third vest on the first, second and third anniversaries of the award date, provided Mr. Karpf is employed by the Company on the respective vesting dates.

48	2020 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about equity awards held by the Company’s NEOs as of February 1, 2020 (the end of our 2019 fiscal year).

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jane Elfers	14,507	(3)	$865,633
President and Chief Executive Officer				65,276	(4)	$3,895,019
				108,532	(5)	6,476,104
Michael Scarpa	5,224	(6)	$311,716
Chief Operating Officer and Chief Financial Officer	5,653	(7)	337,315
	9,452	(8)	564,001
				15,670	(9)	$935,029
				9,452	(10)	564,001
Leah Swan	1,120	(11)	$66,830
Chief Administrative Officer	10,209	(12)	609,171
	2,827	(13)	168,687
	7,090	(14)	423,060
	9,452	(15)	564,001	3,358	(16)	$200,372
				7,090	(17)	423,060
Claudia Lima-Guinehut	181	(18)	$10,800
Senior Vice President, Global Merchandising and Strategic Partnerships	426	(19)	25,419
	4,726	(20)	282,000
				359	(21)	$21,422
				425	(22)	25,360
				4,726	(23)	282,000
Robert Karpf	268	(24)	$15,992
Senior Vice President, General Counsel	426	(25)	25,419
	1,257	(26)	75,005
	1,136	(27)	67,785	534	(29)	$31,864
	2,702	(28)	161,228	425	(30)	25,360
				757	(31)	45,170
				3,126	(32)	186,528

Notes to the Outstanding Equity Awards at Fiscal Year-End Table

(1)	Includes dividend equivalent shares accrued as of February 1, 2020 on such unvested shares and unearned shares, as applicable.

(2)	Calculated based on $59.67 per share, which was the closing market price per share of the Company’s Common Stock, as reported on The NASDAQ Stock Market, on January 31, 2020.

(3)	Represents unvested TRSUs initially comprising 41,047 shares of Common Stock awarded to Ms. Elfers on February 7, 2017. Of the shares initially awarded, one-third vested and were delivered on the first, second and third anniversaries of the award date. The shares reflected in the table vested on February 7, 2020.

(4)	Awarded pursuant to the terms of PRSUs granted on April 25, 2017 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Elfers at target based upon the achievement of the performance targets for fiscal years 2017-2019. Earned performance shares will vest in April 2020, provided Ms. Elfers is employed on February 1, 2020, subject to the terms and conditions of the 2011 Equity Plan.

2020 PROXY STATEMENT	49

EXECUTIVE AND DIRECTOR COMPENSATION

(5)	Awarded pursuant to the terms of PRSUs granted on June 27, 2019 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Elfers at target based upon the achievement of the performance targets for fiscal years 2019-2020. Earned performance shares will vest in June 2021, provided Ms. Elfers is employed on the vesting date, subject to the terms and conditions of the 2011 Equity Plan. See “CEO and COO/CFO Fiscal 2019 Equity Incentives” section on page 38 for strategic actions taken by our Compensation Committee in fiscal 2019 to align incentives for our CEO and COO/CFO to a critical phase of our strategic growth plan.

(6)	Represents unvested TRSUs initially comprising 14,832 shares of Common Stock awarded to Mr. Scarpa on May 5, 2017. Of the shares awarded, one-third vested and were delivered on the first and second anniversaries of the award date and one third will vest and be delivered on the third anniversary of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting date, subject to the terms and conditions of the 2011 Equity Plan. The shares reflected in the table will vest on May 5, 2020.

(7)	Represents unvested TRSUs initially comprising 8,137 shares of Common Stock awarded to Mr. Scarpa on May 4, 2018. Of the shares awarded, one-third vested and were delivered on the first anniversary of the award date and one third will vest on each of the second and third anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 2,826 of the shares reflected in the table will vest on May 4, 2020.

(8)	Represents unvested TRSUs initially comprising 9,242 shares of Common Stock awarded to Mr. Scarpa on May 8, 2019. Of the shares awarded, one-half will vest and be delivered on each of the first and second anniversaries of the award date, provided Mr. Scarpa is employed by the Company on the vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 4,726 of the shares reflected in the table will vest on May 8, 2020. See “CEO and COO/CFO Fiscal 2019 Equity Incentives” section on page 38 for strategic actions taken by our Compensation Committee in fiscal 2019 to align incentives for our CEO and COO/CFO to a critical phase of our strategic growth plan.

(9)	Awarded pursuant to the terms of PRSUs granted on May 5, 2017 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Scarpa at target based upon the achievement of the performance targets for fiscal years 2017-2019. Earned performance shares will vest in April 2020, provided Mr. Scarpa is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

(10)	Awarded pursuant to the terms of PRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Scarpa at target based upon the achievement of the performance targets for fiscal years 2019-2020. Earned performance shares will vest in April 2021, provided Mr. Scarpa is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan. See “CEO and COO/CFO Fiscal 2019 Equity Incentives” section on page 38 for strategic actions taken by our Compensation Committee in fiscal 2019 to align incentives for our CEO and COO/CFO to a critical phase of our strategic growth plan.

(11)	Represents unvested TRSUs initially comprising 3,178 shares of Common Stock awarded to Ms. Swan on May 5, 2017. Of the shares awarded, one-third vested and were delivered on the first and second anniversaries of the award date and one third will vest and be delivered on the third anniversary of the award date, provided Ms. Swan is employed by the Company on the respective vesting date, subject to the terms and conditions of the 2011 Equity Plan. The shares reflected in the table will vest on May 5, 2020.

(12)	Represents TRSUs initially comprising 9,700 shares of Common Stock awarded to Ms. Swan on August 28, 2017. Of the shares awarded, one-quarter vested on each of August 11, 2018 and August 11, 2019 and one-quarter will vest on each of August 11, 2020 August 11, 2021. Pursuant to Ms. Swan’s corresponding TRSU award agreement, all such vested shares are deferred until their delivery on February 15, 2022, on and subject to the terms and conditions set forth therein.

(13)	Represents unvested TRSUs initially comprising 4,069 shares of Common Stock awarded to Ms. Swan on May 4, 2018. Of the shares awarded, one-third vested and were delivered on the first anniversary of the award date and one third will vest on each of the second and third anniversaries of the award date, provided Ms. Swan is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 1,413 of the shares reflected in the table will vest on May 4, 2020.

(14)	Represents unvested TRSUs initially comprising 6,931 shares of Common Stock awarded to Ms. Swan on May 8, 2019. Of the shares awarded, one-third will vest and be delivered on each of the first, second and third anniversaries of the award date, provided Ms. Swan is employed by the Company on the vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 2,363 of the shares reflected in the table will vest on May 8, 2020.

(15)	Represents unvested TRSUs initially comprising 9,242 shares of Common Stock awarded to Ms. Swan on May 8, 2019, in connection with Ms. Swan’s promotion to Chief Administrative Officer on May 5, 2019, as set forth in the Letter Agreement dated April 9, 2019 between The Children’s Place Services Company, LLC and Ms. Swan, filed on May 29, 2019 as Exhibit 10.4 to the Quarterly Report on Form 10-Q of the Company for the quarter ended May 4, 2019. Of the shares initially awarded, one-half will vest and be delivered on each of the first and second anniversaries of the award date, provided Ms. Swan is employed by the Company on the vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 4,726 of the shares reflected in the table will vest on May 8, 2020.

50	2020 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

(16)	Awarded pursuant to the terms of PRSUs granted on May 5, 2017 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Swan at target based upon the achievement of the performance targets for fiscal years 2017-2019. Earned performance shares will vest in April 2020, provided Ms. Swan is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

(17)	Awarded pursuant to the terms of PRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Swan at target based upon the achievement of the performance targets for fiscal years 2019-2021. Earned performance shares will vest in April 2022, provided Ms. Swan is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

(18)	Represents unvested TRSUs initially comprising 521 shares of Common Stock awarded to Ms. Lima-Guinehut on May 5, 2017. Of the shares awarded, one-third vested and were delivered on the first and second anniversaries of the award date and one third will vest and be delivered on the third anniversary of the award date, provided Ms. Lima-Guinehut is employed by the Company on the respective vesting date, subject to the terms and conditions of the 2011 Equity Plan. The shares reflected in the table will vest on May 5, 2020.

(19)	Represents unvested TRSUs initially comprising 620 shares of Common Stock awarded to Ms. Lima-Guinehut on May 4, 2018. Of the shares awarded, one-third vested and were delivered on the first anniversary of the award date and one third will vest on each of the second and third anniversaries of the award date, provided Ms. Lima-Guinehut is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 212 of the shares reflected in the table will vest on May 4, 2020.

(20)	Represents unvested TRSUs initially comprising 4,621 shares of Common Stock awarded to Ms. Lima-Guinehut on May 8, 2019. Of the shares initially awarded, one-third will vest and be delivered on each of the first, second and third anniversaries of the award date, provided Ms. Lima-Guinehut is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 1,575 of the shares reflected in the table will vest on May 8, 2020.

(21)	Awarded pursuant to the terms of PRSUs granted on May 5, 2017 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Lima-Guinehut at target based upon the achievement of the performance targets for fiscal years 2017-2019. Earned performance shares will vest in April 2020, provided Ms. Lima-Guinehut is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

(22)	Awarded pursuant to the terms of PRSUs granted on May 4, 2018 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Lima-Guinehut at target based upon the achievement of the performance targets for fiscal years 2018-2020. Earned performance shares will vest in April 2021, provided Ms. Lima-Guinehut is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

(23)	Awarded pursuant to the terms of PRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Ms. Lima-Guinehut at target based upon the achievement of the performance targets for fiscal years 2019-2021. Earned performance shares will vest in April 2022, provided Ms. Lima-Guinehut is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

(24)	Represents unvested TRSUs initially comprising 783 shares of Common Stock awarded to Mr. Karpf on October 2, 2017. Of the shares awarded, one-third vested and were delivered on the first and second anniversaries of the award date and one third will vest and be delivered on the third anniversary of the award date, provided Mr. Karpf is employed by the Company on the respective vesting date, subject to the terms and conditions of the 2011 Equity Plan. The shares reflected in the table will vest on October 2, 2020.

(25)	Represents unvested TRSUs initially comprising 625 shares of Common Stock awarded to Mr. Karpf on May 4, 2018. Of the shares awarded, one-third vested and were delivered on the first anniversary of the award date and one third will vest on each of the second and third anniversaries of the award date, provided Mr. Karpf is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 212 of the shares reflected in the table will vest on May 4, 2020.

(26)	Represents unvested TRSUs initially comprising 1,222 shares of Common Stock awarded to Mr. Karpf on April 8, 2019, prior to becoming an Executive Officer. The shares will vest and be delivered on the first anniversary of the award date, provided Mr. Karpf is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Equity Plan. The shares reflected in the table will vest on April 8, 2020.

(27)	Represents unvested TRSUs initially comprising 1,109 shares of Common Stock awarded to Mr. Karpf on May 8, 2019. Of the shares initially awarded, one-third will vest and be delivered on each of the first, second and third anniversaries of the award date, provided Mr. Karpf is employed by the Company on the vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 378 of the shares reflected in the table will vest on May 8, 2020.

(28)	Represents unvested TRSUs initially comprising 2,657 shares of Common Stock awarded to Mr. Karpf on July 8, 2019. Of the shares initially awarded, one-third will vest and be delivered on each of the first, second and third anniversaries of the award date, provided Mr. Karpf is employed by the Company on the vesting dates, subject to the terms and conditions of the 2011 Equity Plan. 900 of the shares reflected in the table will vest on July 8, 2020.

(29)	Awarded pursuant to the terms of PRSUs granted on October 2, 2017 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Karpf at target based upon the achievement of the performance targets for fiscal years 2017-2019. Earned performance shares will vest in April 2020, provided Mr. Karpf is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

2020 PROXY STATEMENT	51

EXECUTIVE AND DIRECTOR COMPENSATION

(30)	Awarded pursuant to the terms of PRSUs granted on May 4, 2018 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Karpf at target based upon the achievement of the performance targets for fiscal years 2018-2020. Earned performance shares will vest in April 2021, provided Mr. Karpf is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

(31)	Awarded pursuant to the terms of PRSUs granted on May 8, 2019 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Karpf at target based upon the achievement of the performance targets for fiscal years 2019-2021. Earned performance shares will vest in April 2022, provided Mr. Karpf is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

(32)	Awarded pursuant to the terms of PRSUs granted on July 8, 2019 under the Company’s 2011 Equity Plan. The amount shown reflects the number of shares of Common Stock able to be earned by Mr. Karpf at target based upon the achievement of the performance targets for fiscal years 2019-2021. Earned performance shares will vest in April 2022, provided Mr. Karpf is employed by the Company on that date, subject to the terms and conditions of the 2011 Equity Plan.

52	2020 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Stock Vested

The following table contains information about the number of shares acquired and value realized during fiscal 2019 upon the vesting of equity awards previously granted to each of the Company’s NEOs.

	Stock Awards
	Number of
	Shares		Value
	Acquired on		Realized on
	Vesting/Delivery		Vesting
Name*	(#)		($)(1)
Jane Elfers	200,323	(2)	$19,299,118
President and Chief Executive Officer	14,112	(3)	1,258,932
Michael Scarpa	37,778	(4)	$3,639,533
Chief Operating Officer and Chief Financial Officer	6,329	(5)	727,455
	5,108	(6)	587,114
	2,764	(7)	317,694
Leah Swan	6,539	(8)	$629,967
Chief Administrative Officer	962	(9)	94,613
	1,094	(10)	125,744
	1,382	(11)	158,847
Claudia Lima-Guinehut	931	(12)	$89,693
Senior Vice President, Global Merchandising and	234	(13)	26,896
Strategic Partnerships	175	(14)	20,115
	207	(15)	23,793
Robert Karpf	263	(16)	$19,262
Senior Vice President, General Counsel	207	(17)	23,793

*	No NEOs held options to acquire Common Stock during fiscal 2019

Notes to the Stock Vested Table

(1)	Represents the aggregate dollar amount realized based upon the fair market value of the Company’s Common Stock on the vesting date or delivery date, as applicable, of each award.
(2)	Represents the delivery of vested shares of Common Stock (together with dividend equivalent shares accrued thereon) underlying PRSUs granted to Ms. Elfers on April 28, 2016.
(3)	Represents the second partial vesting of 41,047 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Ms. Elfers pursuant to TRSUs awarded on February 7, 2017, one-third of which vested and were delivered on each of the first and second anniversaries of the date of grant and one-third of which are deliverable to Ms. Elfers on the third anniversary of the date of grant, provided Ms. Elfers is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Equity Plan.
(4)	Represents the delivery of vested shares of Common Stock (together with dividend equivalent shares accrued thereon) underlying PRSUs granted to Mr. Scarpa on May 5, 2016.
(5)	Represents the final partial vesting of 18,186 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Mr. Scarpa pursuant to TRSUs awarded on May 5, 2016, one-third of which vested and were delivered on each of the first, second and third anniversaries of the date of grant, respectively.
(6)	Represents the second partial vesting of 14,832 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Mr. Scarpa pursuant to TRSUs awarded on May 5, 2017, one-third of which vested and were delivered on each of the first and second anniversaries of the date of grant and one-third of which are deliverable to Mr. Scarpa on the third anniversary of the date of grant, provided Mr. Scarpa is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Equity Plan.
(7)	Represents the first partial vesting of 8,137 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Mr. Scarpa pursuant to TRSUs awarded on May 4, 2018, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Scarpa on each of the second and third anniversaries of the date of grant, provided Mr. Scarpa is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Equity Plan.
(8)	Represents the delivery of vested shares of Common Stock (together with dividend equivalents shares accrued thereon) underlying PRSUs granted to Ms. Swan on May 5, 2016.

2020 PROXY STATEMENT	53

EXECUTIVE AND DIRECTOR COMPENSATION

(9)	Represents the final partial vesting of 2,769 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Ms. Swan pursuant to TRSUs awarded on April 4, 2016, one-third of which vested and were delivered on each of the first, second and third anniversaries of the date of grant, respectively.
(10)	Represents the second partial vesting of 3,178 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Ms. Swan pursuant to TRSUs awarded on May 5, 2017, one-third of which vested and were delivered on each of the first and second anniversaries of the date of grant and one-third of which are deliverable to Ms. Swan on the third anniversary of the date of grant, provided Ms. Swan is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Equity Plan.
(11)	Represents the first partial vesting of 4,069 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Ms. Swan pursuant to TRSUs awarded on May 4, 2018, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Ms. Swan on each of the second and third anniversaries of the date of grant, provided Ms. Swan is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.
(12)	Represents the delivery of vested shares of Common Stock (together with dividend equivalent shares accrued thereon) underlying PRSUs granted to Ms. Lima-Guinehut on May 5, 2016.
(13)	Represents the final partial vesting of 672 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Ms. Lima-Guinehut pursuant to TRSUs awarded on May 5, 2016, one-third of which vested and were delivered on each of the first, second and third anniversaries of the date of grant, respectively.
(14)	Represents the second partial vesting of 509 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Ms. Lima-Guinehut pursuant to TRSUs awarded on May 5, 2017, one-third of which vested and were delivered on each of the first and second anniversaries of the date of grant and one-third of which are deliverable to Ms. Lima-Guinehut on the third anniversary of the date of grant, provided Ms. Lima-Guinehut is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Equity Plan.
(15)	Represents the first partial vesting of 611 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Ms. Lima-Guinehut pursuant to TRSUs awarded on May 4, 2018, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Ms. Lima-Guinehut on each of the second and third anniversaries of the date of grant, provided Ms. Lima-Guinehut is employed by the Company on the respective vesting dates, subject to the terms and conditions of the 2011 Equity Plan.
(16)	Represents the second partial vesting of 783 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Mr. Karpf pursuant to TRSUs awarded on October 2, 2017, one-third of which vested and were delivered on each of the first and second anniversaries of the date of grant and one-third of which are deliverable to Mr. Karpf on the third anniversary of the date of grant, provided Mr. Karpf is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Equity Plan.
(17)	Represents the first partial vesting of 625 shares of Common Stock (together with dividend equivalent shares accrued thereon) granted to Mr. Karpf pursuant to TRSUs awarded on May 4, 2018, one-third of which vested and were delivered on the first anniversary of the date of grant and one-third of which are deliverable to Mr. Karpf on each of the second and third anniversaries of the date of grant, provided Mr. Karpf is employed by the Company on the vesting date, subject to the terms and conditions of the 2011 Equity Plan.

54	2020 PROXY STATEMENT

EXECUTIVE AND DIRECTOR COMPENSATION

Deferred Compensation Plan

Eligible employees, including our NEOs, and our Directors may elect annually to defer a portion of their salary, cash bonus, Director fees and stock awards under The Children’s Place, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 80% of their salary, 100% of their cash bonus, 100% of their Director fees and/or 100% of their stock awards payable in the following calendar year. At the option of the participant, these amounts may be deferred to a specific date at least two years from the last day of the year in which deferrals are credited into the participant’s account. Interest on deferred amounts is credited to the participant’s account based upon the earnings and losses of one or more of the investments selected by the participant from the various investment alternatives available under the Deferred Compensation Plan, as determined by the Compensation Committee. Directors may elect to invest their cash fees in Company stock. All stock awards are distributed in the form of shares of Company stock.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or in substantially equal annual installments over a period of up to five years. If a participant is an employee of the Company and separates from service prior to the elected commencement date for distributions and has not attained a combination of age and years of service to the Company the sum of which is equal to at least 55, then the deferred amounts will be distributed immediately in a lump sum, regardless of the method of distribution originally elected by the participant. If the participant in question is an employee of the Company and separates from service prior to the elected commencement date for distribution and has attained a combination of age and years of service to the Company, the sum of which is equal to at least 55, then the participant may receive the amounts in substantially equal annual installments over a period of up to fifteen years. If the participant is a Director and separates from service prior to the elected commencement date for distributions, then the deferred amounts will be distributed immediately in a lump sum unless the recipient has elected on a timely basis to receive the amounts in substantially equal installments over a period of up to fifteen years. If the participant in question is a “specified employee” under the Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement. Changes to deferral elections with respect to previously deferred amounts are permitted only under the limited terms and conditions specified in the Code, and early withdrawals from deferred accounts are permitted only in extreme cases, such as unforeseen financial hardship resulting from an illness or accident of the participant which is demonstrated to the Compensation Committee.

CEO Employment Agreement

The Company and Jane Elfers, our President and Chief Executive Officer, are parties to an employment agreement dated December 2009, as amended (the “employment agreement”).

The employment agreement requires Ms. Elfers’ continued employment for the payment of compensation and vesting of equity, and bases the performance-based annual cash bonuses and performance-based stock awards on preset financial criteria to be established by our Compensation Committee.

Set forth below is a summary of certain other terms contained in Ms. Elfers’ employment agreement.

Board of Directors. Ms. Elfers is to be nominated for election to our Board pursuant to her employment agreement.

Benefits and Perquisites. During the term of her employment agreement, Ms. Elfers will be entitled to the perquisites described under the heading “Executive and Director Compensation - Compensation Discussion & Analysis - Elements of Compensation Program - Employee Benefits and Perquisites” above and to participate in all employee benefit and perquisite plans, programs and arrangements offered by the Company as the Company generally makes available to senior executives of the Company, from time to time (other than any severance plan or program).

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Awards and Benefits. The bonus awards, equity awards, benefits and perquisites provided to Ms. Elfers under the employment agreement are to be on a basis which is no less favorable to Ms. Elfers than the most favorable basis on which such awards, benefits or perquisites are granted to any other senior executive officer of the Company, except for such awards, benefits or perquisites granted to any senior executive officer in connection with an initial hire or promotion or other grants not in the regular course.

Severance. Certain severance benefits are provided in the event of a termination of Ms. Elfers’ employment by the Company other than for cause, in the case of disability, by Ms. Elfers for good reason or at the expiration of the term of her employment agreement due to the Company’s issuance of a non-renewal notice. In the event of such termination and subject to a release of claims against the Company by Ms. Elfers, Ms. Elfers will be entitled to receive: (i) earned, but unpaid, base salary and unpaid expense reimbursement through the date of termination; (ii) a lump sum cash payment of any annual bonus and other incentive compensation earned, but unpaid, for the most recent fiscal year ended prior to the date of termination; (iii) an amount equal to the sum of (a) two times her then current base salary and (b) two times the greater of (x) her target bonus or (y) the average of the immediately preceding two year’s annual bonuses earned by her (the greater of clause (x) or (y), the “bonus amount”), payable in cash in equal installments (the payments set forth in (iii), collectively, the “severance payments”) over a period of 24 months following the date of termination (the “severance period”); (iv) a lump sum cash payment of a pro-rata portion of $1.2 million for the fiscal year in which her employment terminates; and (v) continued healthcare coverage under the Company’s group health plan, at the Company’s expense, and continued provision of certain benefits and perquisites, for a period not to exceed the severance period.

Change in Control. In the event of a termination of Ms. Elfers’ employment by the Company other than for cause, in the case of disability, by Ms. Elfers for good reason or at the expiration of the term of her employment agreement due to the Company’s issuance of a non-renewal notice that occurs, in any case, within two years following the occurrence of a change in control which constitutes a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i), then, in addition to the amounts and benefits described in clauses (i), (ii) and (iv) of the immediately preceding paragraph, but in lieu of the severance payments and the benefits described in clauses (iii) and (v) of the immediately preceding paragraph, Ms. Elfers will be entitled to a lump sum cash severance payment in an amount equal to three times the sum of her base salary and the bonus amount, and continued healthcare coverage under the Company’s group health plan, at the Company’s expense, and continued provision of certain benefits and perquisites, for a period of 36 months. If such a termination occurs within two years following the occurrence of a change in control which does not constitute a “change in control event” within the meaning of Treas. Reg. §1.409A-3(i)(5)(i), Ms. Elfers will receive the same benefits and amounts described above, but a portion of the change in control severance will be paid over the severance period rather than in a lump sum.

In the event that the “golden parachute” excise tax provisions of the Code (Sections 280G and 4999) are implicated because of the foregoing payments and benefits, the Company will not provide any tax gross-up to Ms. Elfers. Rather, Ms. Elfers will receive the greater of: (i) the largest portion of the payments and benefits that are not subject to a “golden parachute” excise tax under Sections 280G and 4999 of the Code or (ii) the largest portion of the payments and benefits, up to and including the total, if the net-after-excise tax amount retained by her would exceed the amount in clause (i) above.

Restrictions and Indemnification. During the term of her employment agreement and for a period of 12 months following the date of termination, Ms. Elfers will be subject to restrictions on competition with the Company. During the term of her employment agreement and for a period of 18 months following the date of termination, Ms. Elfers will be subject to restrictions on the solicitation of the Company’s employees, and of the Company’s vendors, distributors, manufacturers, lessors, independent contractors or agents for and on behalf of a competitive business. For all periods during and after the term of her employment agreement, Ms. Elfers will be subject to nondisclosure and confidentiality restrictions relating to the Company’s confidential information and trade secrets. Ms. Elfers’ employment agreement also contains indemnification provisions for claims that may arise in connection with Ms. Elfers’ service as President and CEO or as a Director of the Company.

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EXECUTIVE AND DIRECTOR COMPENSATION

Other Arrangements

The Company does not have any employment agreements with any of its NEOs (other than Ms. Elfers) or any other member of management. As is its practice, the Company and each of the NEOs (other than Ms. Elfers) and certain other members of management are parties to offer letters which establish certain terms of employment, including base salary, target bonus as a percentage of base salary, initial equity awards, paid time off and other benefits, and contain confidentiality, work product and non-solicitation obligations.

Change in Control Agreements

We have entered into change in control severance agreements with our NEOs (other than Ms. Elfers), certain other executives and other key employees that require us to make payments and provide benefits in the event of the termination of his or her employment by the Company without cause or by such executive or key employee for good reason occurring in connection with a change in control of the Company. We utilize these provisions in order to recruit and retain, including to obtain a long-term commitment to employment from, executives and key employees. We believe that appropriate severance arrangements will provide our executives with important incentives to remain employed with us and to concentrate on the Company’s business objectives in circumstances where a change in control of the Company becomes imminent.

Each of Messrs. Scarpa and Karpf and Mses. Swan and Lima-Guinehut (as well as other executives and certain other key employees) has entered into separate change in control severance agreements, pursuant to which they are provided severance benefits upon a termination of employment in connection with a change in control. Pursuant to their change in control severance agreements, each of Messrs. Scarpa and Karpf and Mses. Swan and Lima-Guinehut will receive severance benefits upon a termination of employment by the Company without cause or by the executive for “good reason” within two years following a change in control.

Each change in control severance agreement is for two years and then automatically renews for one-year terms thereafter, unless the Company provides 90 days’ notice of its intent to terminate the agreement. Upon a termination of employment in connection with a change in control entitling them to benefits under the agreement, each of Messrs. Scarpa and Karpf and Mses. Swan and Lima-Guinehut is to receive a lump sum severance payment equal to the sum of their respective base salary, and the average of their respective actual bonuses payable for each of the previous three years, multiplied by, in the case of Mr. Scarpa, 2, and in the case of Mses. Swan and Lima-Guinehut and Mr. Karpf, 1.5.

In the event that the “golden parachute” excise tax provisions of the Code (Sections 280G and 4999) are implicated because of any payments and benefits to be made and provided to an executive under the change in control severance agreements, the Company will not provide any tax gross-ups. Rather, the change in control severance agreements provide for the executives to receive the greater of: (i) the largest portion of the payments and benefits that would result in no parachute excise tax under Sections 280G and 4999 of the Code, or (ii) the largest portion of the payments and benefits, up to and including the total, if the net after-excise-tax amount retained by the executive would exceed the amount in clause (i) above.

For purposes of the change in control severance agreements, the term “change in control” is defined as: (i) the sale to any purchaser of (a) all or substantially all of the assets of the Company, or (b) capital stock representing more than 50% of the stock of the Company entitled to vote generally in the election of directors; (ii) a merger or consolidation of the Company with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving corporation is held by those who held such securities immediately prior to the transaction; (iii) if any person becomes the beneficial owner of securities representing more than 50% of the combined voting power of voting stock of the Company (or the subsidiary employing the executive) entitled to vote generally in the election of directors; or (iv) if the individuals (a) who, as of the date of the applicable agreement, constitute the Board (the “Original Directors”) and (b) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the

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EXECUTIVE AND DIRECTOR COMPENSATION

Original Directors then still in office (the “Additional Original Directors”) and (c) who thereafter are elected to the Board and whose election or nomination was approved by a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

Severance Guidelines and Offer Letters

Under the Company’s severance guidelines and its offer letters with Messrs. Scarpa and Karpf and Mses. Swan and Lima-Guinehut, upon a termination of employment (other than in connection with a change in control) of any of these NEOs by the Company without cause, the affected NEOs will receive severance in the form of salary continuation payments for a period which is the greater of the period provided under the Company’s severance guidelines in effect at the time of termination or 18 months, in the case of Mr. Scarpa, or 12 months, in the case of Mses. Swan and Lima-Guinehut and Mr. Karpf, provided that, in any event, the Company’s severance obligations will be automatically reduced by the amount of salary and other like annual remuneration received from employment or engagement as an independent contractor during the severance period. Receipt of severance payments is conditioned upon the execution and delivery by the affected NEO of an agreement containing a release of claims, a confidentiality agreement, and a non-solicitation and non-competition agreement for a period of time following termination equal to the severance period.

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EXECUTIVE AND DIRECTOR COMPENSATION

Potential Payments upon Termination or Change in Control

The following table sets forth the estimated incremental payments and benefits that would be payable to each NEO upon termination of such NEO’s employment in certain circumstances, including in connection with a change in control of the Company, assuming that the triggering event occurred at year-end fiscal 2019 (February 1, 2020). All equity held by all NEOs is subject to a “double trigger”, i.e., an NEO’s employment would have to be terminated in connection with a change in control in order for the NEO’s equity to vest in accordance with the applicable award agreement.

					Payment of	Payment of	Health &
Name and				FY 2019	Time-Based	Performance	Welfare
Principal Position	Termination Reason	Severance ($)		Bonus ($)	RSUs ($)(1)	Shares ($)(1)	Benefits ($)	Total ($)
Jane Elfers	By Company without cause	$6,920,000	(2)	—	$865,633	$10,371,123	$98,706	$18,255,462
President and	By Executive for Good Reason	6,920,000	(2)	—	865,633	10,371,123	98,706	18,255,462
Chief Executive Officer	Following Change in Control	9,780,000	(3)	—	865,633	10,371,123	148,059	21,164,815
	Death	—		—	865,633	10,371,123	21,420	11,258,176
	Disability	—		—	865,633	10,371,123	21,420	11,258,176
Michael Scarpa	By Company without cause	$1,162,500	(2)	—	—	—	$15,350	$1,177,850
Chief Operating Officer	By Executive for Good Reason	—		—	—	—	—	—
and Chief Financial Officer	Following Change in Control	3,410,000	(3)	—	$1,213,031	$1,499,030	30,700	6,152,761
	Death	—		—	1,213,031	1,499,030	—	2,712,061
	Disability	—		—	1,213,031	1,499,030	—	2,712,061
Leah Swan	By Company without cause	$600,000	(2)	—	—	—	$17,363	$617,363
Chief Administrative Officer	By Executive for Good Reason	—		—	—	—	—	—
	Following Change in Control	1,362,000	(3)	—	$1,831,750	$623,432	26,045	3,843,227
	Death	—		—	1,831,750	623,432	—	2,455,182
	Disability	—		—	1,831,750	623,432	—	2,455,182
Claudia Lima-Guinehut	By Company without cause	$500,000	(2)	—	—	—	$13,521	$513,521
Senior Vice President,	By Executive for Good Reason	—		—	—	—	—	—
Global Merchandising and	Following Change in Control	861,250	(3)	—	$318,220	$328,782	20,282	1,528,534
Strategic Partnerships	Death	—		—	318,220	328,782	—	647,002
	Disability	—		—	318,220	328,782	—	647,002
Robert Karpf	By Company without cause	$425,000	(2)	—	—	—	$9,889	$434,889
Senior Vice President,	By Executive for Good Reason	—		—	—	—	—	—
General Counsel	Following Change in Control	956,250	(3)	—	$345,430	$288,922	14,834	1,605,436
	Death	—		—	345,430	288,922	—	634,352
	Disability	—		—	345,430	288,922	—	634,352

Notes to the Potential Payments upon Termination or Change in Control Table

(1)	Calculated based on $59.67 per share, which was the closing market price per share of the Company’s Common Stock as reported on The NASDAQ Stock Market on January 31, 2020. For purposes of calculating the amounts in the “Payment of Performance Shares” column, the target (100%) amounts of all performance-based awards were used.
(2)	Paid by way of salary continuation.
(3)	Paid in a lump sum.

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EXECUTIVE AND DIRECTOR COMPENSATION

CEO Pay Ratio

As required by Regulation S-K under the Exchange Act, the following information is provided concerning the relationship of the total annual compensation of our CEO and the total annual compensation of our median employee.

For the 2019 fiscal year ended February 1, 2020:

●	The total annual compensation of our CEO was $12,208,109.

●	The total annual compensation of our median employee was $9,671. Our median employee is a part-time, hourly retail store associate averaging 12.9 hours worked per week.

For fiscal 2019, the ratio of the total annual compensation of our CEO to our median employee was estimated to be 1,262:1.

To calculate the total annual compensation of our median employee, the methodology and the material assumptions, adjustments and estimates were as follows:

●	As is permitted by applicable SEC regulations, our median employee for fiscal 2019 was selected on November 3, 2019, our most recent date for internal collection of employee compensation data and which is within the last three months of fiscal 2019, as the date upon which to identify our median employee. To identify the median employee from our employee population, we collected actual base salary, wages and other amounts paid, as applicable.

Compensation of Directors

Compensation for our non-employee Directors is set by the Board on the recommendation of the Compensation Committee. Compensation paid to our non-employee Directors is in the form of cash retainer payments and a time-vested equity award pursuant to our 2011 Equity Plan that provides for fixed annual grants.

In fiscal 2019, non-employee Director compensation consisted of the following, as applicable:

Annual Retainer Fiscal 2019
Cash	$ 70,000
Equity Grant(1)	A TRSU award having a fair market value of $130,000 ($180,000 in the case of the Company’s Chairman) which generally vests after one year, on the first business day of the Company’s fiscal year.
Additional Annual Retainer for the Chairman of the Board and Committee Chairs
Chairman	$100,000
Audit Committee Chair	$ 30,000
Compensation Committee Chair	$ 25,000
Nominating & Corporate Governance Committee Chair	$ 25,000
Additional Annual Retainer for the Members of Committees
Audit Committee	$ 13,500
Compensation Committee	$ 7,500
Nominating & Corporate Governance Committee	$ 3,000

(1)	The 2011 Equity Plan caps at $250,000 the aggregate fair market value of equity awards made to any non-employee director in any calendar year.

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EXECUTIVE AND DIRECTOR COMPENSATION

The Company also pays or reimburses Directors for travel expenses relating to attending meetings of our Board, its Committees and annual meetings of shareholders, and reimburses Directors in an amount not to exceed $6,000 per year for attendance at director educational seminars. In addition, all Directors are eligible to receive 15 Company-issued discount cards for use in purchasing our merchandise in accordance with our employee merchandise discount policy, which they may distribute to their friends and family, at their discretion.

Employee Directors are paid for their services to the Company as employees and do not receive any additional compensation for serving on our Board. Accordingly, employee Directors are not eligible for any annual retainer or other Director fees or the Director-related equity award.

Under the Company’s stock ownership guidelines, non-employee directors are required to acquire shares of Common Stock (directly or through share equivalent units) with a value of at least five times their annual cash retainer within five years of joining the Board.

The following table shows the compensation earned by each non-employee director in fiscal 2019.

Non-Employee Directors’ Compensation

	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Total ($)
Norman Matthews	$180,500		$180,059	$360,559
Joseph Alutto	98,000		130,078	228,078
John E. Bachman	115,750	(3)	130,078	245,828
Marla Malcolm Beck	83,500		130,078	213,578
Elizabeth J. Boland	62,625	(4)	96,523	159,148
Joseph Gromek	102,500		130,078	232,578
Robert L. Mettler	77,500		130,078	207,578
Debby Reiner	62,625	(4)	96,523	159,148

Notes to the Directors’ Compensation Table

(1)	Represents the aggregate dollar amount of all fees earned in cash for services as a Director and as a member(s) of a Board Committee(s) in fiscal 2019.
(2)	Represents the stock award grant date fair value recognized for financial statement reporting purposes in accordance with the “Compensation - Stock Compensation” topic of the Financial Accounting Standards Board’s Accounting Standards Codification. For more information, see Note 6 - Stock-Based Compensation in the accompanying Notes to Consolidated Financial Statements filed in our Annual Report on Form 10-K. The fair value of TRSUs is defined as the closing price of the Company’s Common Stock on the grant date. Stock awards to those who have attained the age of retirement are subject to accelerated expensing for financial reporting purposes. Each of Dr. Alutto, and Messrs. Gromek, Matthews and Mettler has reached retirement age, and consequently each stock award received by him is subject to accelerated vesting upon retirement from the Board.
(3)	Mr. Bachman was appointed to the Nominating & Corporate Governance Committee on May 8, 2019. The amount of fees reflected in the chart includes a pro-rated portion of the annual retainer fee for the Nominating & Corporate Governance Committee for three-quarters of fiscal 2019.
(4)	Each of Mses. Boland and Reiner were elected to the Board on May 8, 2019. The amount of fees reflected in the chart represents a prorated portion of annual fees for three-quarters of fiscal 2019.

Deferral of Fees

Under the Company’s Deferred Compensation Plan as described above, Directors may elect to defer all or a part of their Director fees and stock awards. The Deferred Compensation Plan permits Directors to invest deferred cash fees in the Company’s Common Stock. A Director who elects to invest deferred cash fees in Common Stock will receive shares upon completion of the deferral period. Messrs. Matthews and Alutto elected to defer their fiscal 2019 Directors fees pursuant to the Deferred Compensation Plan and elected to invest those deferred fees in shares of Common Stock.

2020 PROXY STATEMENT	61

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of Common Stock of each Director, each of our NEOs, and the Directors and executive officers as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Company stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee, or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the scheduled vesting of an equity award or the exercise of a stock option.

Shares
Beneficially
Name of Beneficial Owner(1)	Owned(2)(3)
Norman Matthews(4)	84,548
Joseph Alutto(5)	39,520
John E. Bachman(6)	7,085
Marla Malcolm Beck(7)	3,245
Elizabeth J. Boland(8)	1,913
Jane Elfers	268,758
Joseph Gromek(9)	21,261
Robert L. Mettler(10)	5,851
Debby Reiner(11)	913
Michael Scarpa(12)	82,826
Leah Swan(13)	16,329
Claudia Lima-Guinehut(14)	1,976
Robert Karpf(15)	2,031
All Directors and executive officers as a group (13 persons)	536,256

Notes to the Stock Ownership Table

(1)	Information about Common Stock holdings in the above table and in these footnotes is as of March 26, 2020. Unless stated otherwise in these notes, each person named in the table owned his or her shares directly and has sole voting and investment power over such shares.
(2)	The number of shares beneficially owned in the above table includes, in each case, all dividend equivalent shares accrued and issued upon the vesting of the applicable equity awards held by the beneficial owner.
(3)	On March 26, 2020, each person named in the table beneficially owned less than 1.0% of the outstanding Common Stock, other than Ms. Elfers who beneficially owned approximately 1.85% of the outstanding shares. The Directors and executive officers as a group beneficially owned approximately 3.69% of the outstanding Common Stock.
(4)	Does not include 2,856 shares of Common Stock granted on February 3, 2020 pursuant to TRSUs not yet vested. Does include 44,912 shares of Common Stock credited to Mr. Matthews’ deferral account under the Company’s Nonqualified Deferred Compensation Plan. Mr. Matthews has no voting or dispositive power over shares of Common Stock credited to his deferral account under the Company’s Nonqualified Deferred Compensation Plan.
(5)	Does not include 2,063 shares of Common Stock granted on February 3, 2020 pursuant to TRSUs not yet vested. Does include 20,516 shares of Common Stock credited to Dr. Alutto’s deferral account under the Company’s Nonqualified Deferred Compensation Plan. Dr. Alutto has no voting or dispositive power over shares of Common Stock credited to his deferral account under the Company’s Nonqualified Deferred Compensation Plan.
(6)	Does not include 2,063 shares of Common Stock granted on February 3, 2020 pursuant to TRSUs not yet vested.
(7)	Does not include 2,063 shares of Common Stock granted on February 3, 2020 pursuant to TRSUs not yet vested.
(8)	Does not include 2,063 shares of Common Stock granted on February 3, 2020 pursuant to TRSUs not yet vested.
(9)	Does not include 2,063 shares of Common Stock granted on February 3, 2020 pursuant to TRSUs not yet vested.
(10)	Does not include 2,063 shares of Common Stock granted on February 3, 2020 pursuant to TRSUs not yet vested.
(11)	Does not include 2,063 shares of Common Stock granted on February 3, 2020 pursuant to TRSUs not yet vested.

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STOCK OWNERSHIPS

(12)	Does not include 2,827 shares of Common Stock (inclusive of dividend equivalent shares accrued thereon) granted on May 4, 2018 pursuant to TRSUs not yet vested and 4,726 shares of Common Stock (inclusive of dividend equivalent shares accrued thereon) granted on May 8, 2019 pursuant to TRSUs not yet vested.
(13)	Does not include 1,414 shares of Common Stock (inclusive of dividend equivalent shares accrued thereon) granted on May 4, 2018 pursuant to TRSUs not yet vested, 4,726 shares of Common Stock (inclusive of dividend equivalent shares accrued thereon) granted on May 8, 2019 pursuant to TRSUs not yet vested and 4,726 shares of Common Stock (inclusive of dividend equivalent shares accrued thereon) granted on May 8, 2019 pursuant to TRSUs not yet vested.
(14)	Does not include 214 shares of Common Stock (inclusive of dividend equivalent shares accrued thereon) granted on May 4, 2018 pursuant to TRSUs not yet vested and 3,151 shares of Common Stock (inclusive of dividend equivalent shares accrued thereon) granted on May 8, 2019 pursuant to TRSUs not yet vested.
(15)	Does not include 268 shares of Common Stock (inclusive of dividend equivalent shares accrued thereon) granted on October 2, 2017 pursuant to TRSUs not yet vested, 214 shares of Common Stock (inclusive of dividend equivalent shares accrued thereon) granted on May 4, 2018 pursuant to TRSUs not yet vested, 757 shares of Common Stock (inclusive of dividend equivalent shares accrued thereon) granted on May 8, 2019 pursuant to TRSUs not yet vested and 2,701 shares of Common Stock (inclusive of dividend equivalent shares accrued thereon) granted on July 8, 2019 pursuant to TRSUs not yet vested.

2020 PROXY STATEMENT	63

STOCK OWNERSHIPS

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s Common Stock.

	Shares
	Beneficially	Percent
Name and Address of Beneficial Owner	Owned	of Class
BlackRock, Inc.(1)	2,395,858	15.9%
FMR LLC(2)	2,129,081	14.1%
The Vanguard Group, Inc.(3)	1,545,657	10.3%
Wellington Management Group LLP(4)	1,006,893	6.7%
Morgan Stanley(5)	745,250	5.1%

Notes to the Stock Ownership of Certain Beneficial Owners Table

(1)	According to a Statement on Schedule 13G filed with the SEC on February 4, 2020, as of December 31, 2019, BlackRock, Inc., a Delaware corporation with an address of 55 East 52nd Street, New York, New York 10055, had sole voting power with respect to 2,395,858 shares and sole dispositive power with respect to 2,395,858 shares. According to the Schedule 13G, various persons have the right to receive or the power to direct the receipt of the proceeds from the sale of the shares, but no such person’s interest in the shares is in excess of five percent of the total shares outstanding.
(2)	According to a Statement on Schedule 13G filed with the SEC on February 7, 2020, as of December 31, 2019, FMR LLC, a Delaware limited liability company with an address of 245 Summer Street, Boston, Massachusetts 02210, had sole voting power with respect to 339,083 shares and sole dispositive power with respect to 2,129,081 shares. According to the Schedule 13G, various persons have the right to receive or the power to direct the receipt of the proceeds from the sale of the shares, but no such person’s interest in the shares is in excess of five percent of the total shares outstanding.
(3)	According to a Statement on Schedule 13G filed with the SEC on February 20, 2020, as of December 31, 2019, The Vanguard Group, Inc., a Pennsylvania corporation with an address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, had sole voting power with respect to 31,806 shares, shared voting power with respect to 3,232 shares, sole dispositive power with respect to 1,512,349 shares, and shared dispositive power with respect to 33,308 shares.
(4)	According to a Statement on Schedule 13G filed with the SEC on January 28, 2020, as of December 31, 2019, Wellington Management Group LLP, a Massachusetts limited liability partnership with an address of 280 Congress Street, Boston, Massachusetts 02210, had shared voting power with respect to 973,068 shares and shared dispositive power with respect to 1,006,893 shares. According to the Schedule 13G, various persons have the right to receive or the power to direct the receipt of the proceeds from the sale of the shares, but no such person’s interest in the shares is in excess of five percent of the total shares outstanding.
(5)	According to a Statement on Schedule 13G filed with the SEC on March 30, 2020, as of March 23, 2020, Morgan Stanley, a Delaware Corporation with its principal business office at 1585 Broadway, New York, NY 10036, had shared voting power with respect to 716,324 shares and shared dispositive power with respect to 745,250 shares.

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STOCK OWNERSHIPS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Directors and executive officers and any persons owning more than 10% of a class of the Company’s stock to file reports with the SEC and The NASDAQ Stock Market regarding their ownership of the Company’s stock and any changes in such ownership. The Company undertakes to file such reports on behalf of its Directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Based on the Company’s review of copies of these reports and executive officer and Director certifications, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers were complied with during fiscal 2019, with the exception of one Form 3 and one Form 4, both filed on April 18, 2019 for Robert Helm, the Company’s Principal Accounting Officer, which were filed late due to an administrative error.

Certain Relationships and Related Transactions

The Company has a long-standing policy prohibiting its Directors, officers and employees from entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Business Conduct and Related Person Transactions Policy, which is in writing and has been adopted by the Board.

The Nominating & Corporate Governance Committee approves all related person transactions, including related person compensation arrangements. Pursuant to the Company’s Related Person Transactions Policy, each related person is responsible for notifying the Company’s legal department of any potential related party transaction in which such person, or any member of his or her immediate family, may be directly or indirectly involved as soon as he or she becomes aware of such a transaction. The Nominating & Corporate Governance Committee is provided the details of the transaction and determines whether to approve the transaction taking into consideration, among other things: (i) whether the terms of the transaction are fair to the Company and are comparable to the terms that would exist in a similar transaction with an unaffiliated third-party; (ii) whether there are business reasons for the Company to enter into the transaction; (iii) whether the transaction would impair the independence of a non-management director; and (iv) whether the transaction would present or create the appearance of an improper conflict of interest for any related person, taking into account the size of the transaction and the direct or indirect nature of the interest of the related person in the transaction. In addition, the Nominating & Corporate Governance Committee reviews any ongoing related person transactions on at least an annual basis to ensure that such transactions are being pursued in accordance with the understandings made at the time such transactions were originally approved and if any changes should be pursued.

Based on the Company’s review of its transactions, there were no transactions considered to be a related person transaction during fiscal 2019.

2020 PROXY STATEMENT	65

STOCK PRICE PERFORMANCE GRAPH

The following graph and table compares the cumulative shareholder return on our Common Stock with the return on the CRSP Total Return Index for The NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade. The graph and the table below assume that $100 was invested on January 31, 2015 in each of our Common Stock, the CRSP Total Return Index for The NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade.

	FY2015	FY2016	FY2017	FY2018	FY2019
The Children’s Place —“PLCE”	109.69	161.27	251.12	169.66	107.67
CRSP Total Return Index for
The NASDAQ Stock Market (US Companies)	101.80	126.72	164.02	168.26	213.46
CRSP Total Return Index for the NASDAQ Retail Trade	100.64	105.93	114.84	121.82	133.55

The table below sets forth the closing price of our Common Stock and the closing indices for the CRSP Total Return Index for The NASDAQ Stock Market (US Companies) and the CRSP Total Return Index for the NASDAQ Retail Trade on the last day of certain of our fiscal years.

	FY2015	FY2016	FY2017	FY2018	FY2019
The Children’s Place —“PLCE”	65.40	94.80	145.60	92.13	59.67
CRSP Total Return Index for
The NASDAQ Stock Market (US Companies)	1,763.14	2,194.68	2,348.29	2,409.18	3,696.63
CRSP Total Return Index for The NASDAQ Retail Trade	1,111.57	1,169.92	1,268.32	1,345.42	1,474.99

66	2020 PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

The following four proposals will be presented at the Annual Meeting for your vote. When voting by internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

 Proposal 1:

Election of the Nine Members of the Board Of Directors.

The Board has nominated Joseph Alutto, John E. Bachman, Marla Malcolm Beck, Elizabeth J. Boland, Jane Elfers, Joseph Gromek, Norman Matthews, Robert L. Mettler and Debby Reiner for election as Directors at the Annual Meeting. If you elect these nominees, they will each hold office until the annual meeting of shareholders to be held in the Spring of 2021 or until their successors have been elected and qualified.

Biographical information regarding the nominees and information regarding the qualifications of the nominees appears under the heading “Corporate Governance at The Children’s Place – Board Nominees for Directors”.

Each of the nominees for Director who receives at least a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be elected. Votes cast include votes for or against each nominee and exclude abstentions and withheld authority. This means that if you abstain from voting or withhold authority to vote for a particular nominee, your vote will not count for or against the nominee. Any nominee in this election who does not receive a majority of the votes cast must promptly offer to tender his or her resignation to the Board. The Nominating & Corporate Governance Committee will then consider the resignation and make a recommendation to the Board. If you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of the nominees. If your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

The Board of Directors recommends a vote FOR all of the nominees for Director listed above.

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PROPOSALS REQUIRING YOUR VOTE

 Proposal 2:

Ratification of Selection of Independent Registered Public Accounting Firm.

We are asking you to ratify the Audit Committee’s selection of EY as our independent registered public accounting firm for fiscal 2020. In the spring of 2018, EY replaced BDO USA, LLP (“BDO”) which had audited the accounts of the Company from October 2007 to March 2018. The Board considers it desirable and in the best interest of our shareholders to continue the services of EY for fiscal 2020.

Fees

The fees and out-of-pocket expenses billed or expected to be billed by EY and/or BDO for professional services rendered to the Company for fiscal 2019 and fiscal 2018 are set forth below.

	Fiscal 2019	Fiscal 2018
	(in thousands)
Audit Fees	$1,373	$1,380
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,373	$1,380

With respect to fiscal year 2019, Audit Fees represent fees billed or expected to be billed by: (i) EY for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2019 and the effectiveness of its internal controls over financial reporting as of February 1, 2020, including the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services related to statutory and regulatory filings, international audits, and engagements for such fiscal year and (ii) BDO for certain additional services related to statutory and regulatory filings, international audits, and engagements for such fiscal year.

With respect to fiscal year 2018, Audit Fees represent fees billed by: (i) EY for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2018 and the effectiveness of its internal controls over financial reporting as of February 2, 2019, including the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services related to statutory and regulatory filings, international audits, and engagements for such fiscal year and (ii) BDO for certain additional services related to statutory and regulatory filings, international audits, and engagements for such fiscal year.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit, audit-related, tax and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also pre-approves certain audit, audit-related, tax and permitted non-audit services, subject to certain dollar limits, to be performed during the year. All other audit and non-audit services are subject to pre-approval by the Audit Committee on an engagement-by-engagement basis after taking into account whether the provision of such services by the Company’s independent registered public accounting firm would be compatible with maintaining such firm’s independence.

Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. If you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. If your broker holds your shares, your broker is entitled to vote your shares in favor of this proposal.

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PROPOSALS REQUIRING YOUR VOTE

If the shareholders should fail to ratify the selection of the independent registered public accounting firm, the Audit Committee will designate an independent registered public accounting firm as required under the rules of the Exchange Act and in accordance with its Charter.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020.

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PROPOSALS REQUIRING YOUR VOTE

 Proposal 3:

Approval of an Increase in the Number of Shares of Common Stock Available for Issuance under the Company’s 2011 Equity Incentive Plan

At the Annual Meeting, the Company’s shareholders are being asked to approve an increase in the number of shares of Common Stock available for issuance under the 2011 Equity Plan of 600,000 shares.

We anticipated seeking shareholder approval for an increase in the number of shares of Common Stock available for issuance under our 2011 Equity Plan at our Annual Meeting in 2021, and that the number of shares that remain available for issuance under our 2011 Equity Plan would be sufficient until that time. However, given the current macroeconomic environment and unprecedented disruption caused by the COVID-19 pandemic, and the resulting significant global market decline, and its effect on the value of our Common Stock, the Board has determined that it is necessary to increase the number of shares available for issuance under the 2011 Equity Plan, in order to continue to provide the Company with flexibility to retain and incentivize key personnel that are critical to our success during this challenging time. The 2011 Equity Plan is the only compensation plan under which we grant performance-based restricted stock units and other equity-based awards to our employees and Directors. The Board believes it is critical that we continue to make our annual broad-based equity grants to our employees to encourage ownership and promote the long-term success of the Company during these unprecedented times.

The below table provides information concerning the outstanding awards under the 2011 Equity Plan, shares remaining available for future issuance under the 2011 Equity Plan and the number of issued and outstanding shares of Common Stock, all as of March 26, 2020. The closing market price per share of our Common Stock as reported on The NASDAQ Stock Market on March 26, 2020 was $21.72.

Equity Information
Outstanding unvested TRSUs	313,978
Outstanding unvested PRSUs	194,983
Outstanding options	0
Number of shares of Common Stock available for future issuance under the 2011 Equity Plan	536,262
Number of shares of Common Stock issued and outstanding	14,544,465

Reasons Why You Should Vote in Favor of the Approval of an Increase in the Number of Shares of Common Stock Available for Issuance under the 2011 Equity Plan

The Board recommends a vote for the approval of additional shares of Common Stock available for issuance under the 2011 Equity Plan because it believes the plan is in the best interests of the Company and its shareholders for the following reasons:

●	Permits continued awards under the 2011 Equity Plan. The approval by our shareholders of an increase in the shares of Common Stock available for issuance under the 2011 Equity Plan is critical because it will enable us to continue to provide multiple types of equity-based awards to key personnel at the Company and its affiliates.

●	Promotes flexibility in light of the current macroeconomic conditions. It is imperative that the Board retains flexibility to pursue future grant-related actions as necessary under the 2011 Equity Plan in light of the challenging macroeconomic conditions resulting from the COVID-19 pandemic.

●	Attracts and retains talent. Talented executives and employees are essential to executing our business strategies and navigating our Company through the COVID-19 pandemic. The purpose of the 2011 Equity Plan is to promote the success of the Company by giving the Company a competitive edge in attracting, motivating and retaining key personnel and providing participants with a plan that provides incentives directly related to increases in the value of the Company.

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●	Aligns employee, Director and shareholder interests. We currently provide long-term incentives primarily by: (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the Company’s performance; (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period; and (iii) motivating such participants by giving them opportunities to receive awards directly related to such performance. If the additional shares of Common Stock available for issuance under 2011 Equity Plan are approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our shareholders.

●	Contains sound governance features. Described below are a number of provisions contained in the 2011 Equity Plan which exhibit the Company’s commitment to sound corporate governance practices.

Summary of Sound Governance Features of the 2011 Equity Plan

The Board and the Compensation Committee believe the 2011 Equity Plan contains several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

➢	Features Contained in the 2011 Equity Plan as Originally Approved by Shareholders in May 2011.

o	No “evergreen” provision. The number of shares of our Common Stock available for issuance under the 2011 Equity Plan is fixed and will not adjust based upon the number of shares outstanding. Following the increase in the number of authorized shares being requested, we currently expect that the number of shares authorized for issuance under the 2011 Equity Plan will be sufficient to provide for equity awards made in the Company’s fiscal year 2020, after which time we expect to ask our shareholders to approve an additional share authorization.

o	Stock option exercise prices and SAR strike prices will not be lower than the fair market value on the grant date. The 2011 Equity Plan prohibits granting stock options with exercise prices and SARs with strike prices lower than the fair market value of a share of our Common Stock on the grant date, subject to potential adjustments in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

o	No repricing or exchange without shareholder approval. The 2011 Equity Plan prohibits the repricing of outstanding stock options or SARs without shareholder approval.

o	“Clawback/Forfeiture” provisions. Under the 2011 Equity Plan, in the Compensation Committee’s discretion, an award agreement may provide for the cancellation of an award if the participant, while employed by or providing services to the Company or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement or non-disclosure agreement or otherwise engages in activity that is in conflict with or adverse to the interests of the Company, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide in an award agreement that if the participant otherwise engages in any such activity, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of an award, the sale or other transfer of an award, or the sale of shares of Common Stock acquired in respect of an award, and must promptly repay such amounts to the Company. The Compensation Committee may also provide in an award agreement that if the participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including by reason of a financial restatement, mistake in calculation or other administrative error), then the participant will be required to promptly repay any excess amount to the Company. To the extent required by applicable law (including Section 304 of Sarbanes-Oxley and Section 954 of Dodd-Frank), the rules and regulations of The Nasdaq Stock Market, and/or a written policy adopted by the Company, awards will be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

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➢	Features Added in Amendments to the 2011 Equity Plan Made Subsequent to May 2011.

o	“Double trigger” acceleration of vesting of equity awards upon a change in control and an involuntary termination by the Company. The Compensation Committee eliminated “single trigger” acceleration vesting of equity upon the occurrence of a change in control for equity awards under the 2011 Equity Plan granted from and after 2015.

o	Minimum one-year vesting period for options and stock appreciation rights. The 2011 Equity Plan provides that options and stock appreciation rights (SARs) are to be subject to a vesting period of not less than one year, with only minimal exceptions that apply: (i) to awards made in payment of or exchange for other earned compensation; (ii) upon a change in control and an involuntary termination by the Company (other than for cause); (iii) upon a termination of service due to death, disability or retirement; (iv) to a substitute award that does not reduce the vesting period of the award being replaced; and (v) to one or more options and/or SARs covering an aggregate number of shares of Common Stock not in excess of five percent (5%) of the aggregate number of shares of Common Stock available for awards under the 2011 Equity Plan over the term of the 2011 Equity Plan.

o	Limit on equity awards to non-employee Directors. The 2011 Equity Plan provides that no non-employee Director may be granted equity awards under the 2011 Equity Plan in any one calendar year having an aggregate fair market value (on the date(s) of grant) in such calendar year in excess of $250,000 in the aggregate (including the automatic annual $130,000 grant to non-employee Directors ($180,000 in the case of the Company’s Chairman) provided for in the 2011 Equity Plan as originally approved by our shareholders).

Summary of the 2011 Equity Plan Features

The following is a summary of certain of the terms and conditions of the 2011 Equity Plan. This summary is qualified in its entirety by reference to the 2011 Equity Plan attached as Annex B to this Proxy Statement. You are encouraged to read the 2011 Equity Plan in its entirety.

Administration. The Compensation Committee will administer the 2011 Equity Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2011 Equity Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2011 Equity Plan. The Compensation Committee will have full discretion to administer and interpret the 2011 Equity Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any current or prospective employees, Directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee will be eligible for awards under the 2011 Equity Plan. As of March 26, 2020, approximately 192 persons (including 183 employees and 9 Directors) were eligible to be considered for grants of awards under the 2011 Equity Plan.

Number of Shares Authorized. The 2011 Equity Plan currently provides for an aggregate of 2,715,000 shares of our Common Stock to be available for awards under the 2011 Equity Plan, of which only 536,262 shares remain available for future awards. At the Annual Meeting, the Company is seeking shareholder approval of an additional 600,000 shares of Common Stock available for issuance under the 2011 Equity Plan. No more than 750,000 shares of our Common Stock may be issued with respect to incentive stock options under the 2011 Equity Plan. No participant may be granted awards of options and stock appreciation rights with respect to more than 750,000 shares of our Common Stock in any one year. No more than 750,000 shares of our Common Stock may be delivered under the 2011 Equity Plan to any participant during any single fiscal year with respect to performance compensation awards in any one performance period. The maximum amount payable to an individual employee or officer under the 2011 Equity Plan for any single year during a performance period for an award denominated in cash is $10,000,000 (with respect to each year if the performance period is more than one year). Shares of our Common Stock subject to awards are

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generally unavailable for future grant; however, if any shares are surrendered or tendered to the Company, including shares issued upon the exercise, vesting or settlement of an award (other than an option or an SAR), to satisfy withholding taxes owed, such shares will again be available for grant under the 2011 Equity Plan, provided that in no event shall such shares increase the number of shares that may be delivered pursuant to incentive stock options granted under the 2011 Equity Plan. For clarity: (i) any shares of Common Stock that are tendered or exchanged by a participant or withheld by the Company as full or partial payment of the exercise price of an option or SAR will not be available for subsequent awards under the 2011 Equity Plan; and (ii) shares of Common Stock exchanged by a participant or withheld by the Company to satisfy tax withholding or tax payment obligations related to any option or SAR shall not be available for subsequent awards under the 2011 Equity Plan. If any award granted under the 2011 Equity Plan expires, terminates, is canceled or forfeited without being settled or exercised, shares of our Common Stock subject to such award will again be made available for future grant.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Compensation Committee can make adjustments in a manner that it deems equitable, including by making substitutions or adjustments to the number of shares reserved for issuance under the 2011 Equity Plan, the number of shares covered by awards then outstanding under the 2011 Equity Plan, the limitations on awards under the 2011 Equity Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the 2011 Equity Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (which are referred to herein as Substitute Awards).

Stock Options. The Compensation Committee is authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2011 Equity Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Unless otherwise provided by the Compensation Committee in an award agreement, the unvested portion of an option shall immediately vest and become exercisable upon participant’s termination of employment or service with the Company and its affiliates due to death, disability or retirement. Under any other circumstance, the unvested portion of an option will expire upon termination of employment or service of the participant. The vested portion of any option will remain exercisable for: (i) one year following termination of employment or service with the Company and its affiliates by reason of such participant’s death or disability, but not later than the expiration of the option period; (ii) three years following retirement, but not later than the expiration of the option period; or (iii) 90 days following termination of employment or service with the Company and its affiliates for any reason other than such participant’s death, disability or retirement, and other than such participant’s termination of employment or service with the Company and its affiliates for “cause,” as such term is defined in the 2011 Equity Plan, but not later than the expiration of the option period, and both the unvested and the vested portion of an option will expire upon termination of the participant’s employment or service with the Company and its affiliates by the Company for “cause.” Under the terms of the 2011 Equity Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2011 Equity Plan will be subject to such terms, including the exercise price and the conditions and timing of vesting and exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement; provided that, options shall be subject to a vesting period of not less than one year; provided, however, that the minimum vesting period specified above will not apply: (1) to options granted in payment of or exchange for other earned compensation (including performance-based Awards); (2) upon a change in control and an involuntary termination of service of the participant by the

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Company (other than for cause); (3) upon termination of service due to death, disability or retirement; (4) to a substitute Award that does not reduce the vesting period of the option being replaced; or (5) to one or more options and/or SARs covering an aggregate number of shares of Common Stock not in excess of five percent (5%) of the aggregate number of shares of Common Stock available for Awards under Section 5(b)(i) of the 2011 Equity Plan over the 2011 Equity Plan’s term. The maximum term of an option granted under the 2011 Equity Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% shareholder), provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of our Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the Compensation Committee may permit in its sole discretion, including: (i) by surrendering the minimum number of shares of our Common Stock otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes; (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism; or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes.

Stock Appreciation Rights. The Compensation Committee is authorized to award SARs under the 2011 Equity Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2011 Equity Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option and SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Each SAR granted under the 2011 Equity Plan will be evidenced by an award agreement providing the terms and conditions of the award, including with respect to vesting and expiration. A SAR shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the committee and shall expire after such period, not to exceed ten years, as may be determined by the Compensation Committee; provided that a SAR shall be subject to a vesting period of not less than one year; provided, however, that the minimum vesting period specified above will not apply: (1) to SARs granted in payment of or exchange for other earned compensation (including performance-based Awards); (2) upon a change in control and an involuntary termination of service of the participant by the Company (other than for cause); (3) upon termination of service due to death, disability or retirement; (4) to a substitute Award that does not reduce the vesting period of the SAR being replaced; or (5) to one or more SARs and/or options covering an aggregate number of shares of Common Stock not in excess of five percent (5%) of the aggregate number of shares of Common Stock available for Awards under Section 5(b)(i) of the 2011 Equity Plan over the 2011 Equity Plan’s term. Unless otherwise specified by the Compensation Committee in an award agreement, a SAR award will be subject to the same default vesting and exercisability provisions as described above under “Stock Options.” Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. A SAR granted independent of an option will have a maximum term of ten years from the date of grant. The remaining terms of the SARs shall be established by the Compensation Committee and reflected in the award agreement.

Restricted Stock and Restricted Stock Unit Awards. The Compensation Committee is authorized to grant restricted stock under the 2011 Equity Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of Common Stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by

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the Compensation Committee or a combination of shares of Common Stock and cash, less an amount equal to any taxes required to be withheld. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of our Common Stock, either in cash or (at the sole discretion of the Compensation Committee) in shares of our Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

Each grant of restricted stock and restricted units shall be evidenced by an award agreement. Unless otherwise provided by the Compensation Committee in an award agreement, any unvested restricted stock or restricted units shall immediately vest and any restrictions will lapse upon participant’s termination of employment or service with the Company and its affiliates due to death, disability or retirement (unless waived by the participant prior to the date of grant of the applicable award). Subject to the provisions described below under “Effect of a Change in Control,” under any other circumstance, the unvested portion of restricted stock and restricted stock unit awards will terminate and be forfeited upon a termination of employment or service of the participant granted the applicable award.

On the first business day of each fiscal year of the Company, each non-employee Director will automatically, without any further action from Compensation Committee, be granted a number of restricted stock units determined by dividing $130,000 ($180,000 in the case of the Company’s Chairman) by the fair market value of a share on such date. Any non-employee Director who was initially elected or appointed to the Board during the fiscal year will be granted a pro rata award. Non-employee Directors are eligible to receive additional awards under the 2011 Equity Plan, provided that no non-employee Director shall be granted equity awards under the 2011 Equity Plan in any one fiscal year have an aggregate fair market value (measured on the date(s) of grant) in such fiscal year in excess of $250,000 in the aggregate (inclusive of the annual $130,000 ($180,000 in the case of the Company’s Chairman) award described above).

Other Stock-Based Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, or other awards denominated in shares of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to any covered employee. A “covered employee” under Section 162(m) is any employee who has served as our CEO, CFO or other NEO for tax years after December 31, 2016. Prior to the amendment, qualified performance-based compensation was not subject to this deduction limit if certain requirements were met. The 2011 Equity Plan was intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2011 Equity Plan was designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code. Under the Tax Cuts and Jobs Act of 2017, the performance-based exception has been repealed, unless compensation paid to any covered employee qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The discussion below with respect to qualifying certain awards as “performance compensation awards” summarizes the provisions of the 2011 Equity Plan that may still be applicable to grandfathered awards eligible for such transition relief.

The Compensation Committee may grant any award under the 2011 Equity Plan in the form of a “Performance Compensation Award” by conditioning the number of shares earned or vested (or cash payable) under the award on the satisfaction of certain “Performance Goals.” In addition, the Compensation Committee may award a performance-based cash bonus to any participant and designate such award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee may establish Performance Goals with reference to one or more of the following:

●	net earnings or net income (before or after taxes);

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●	basic or diluted earnings per share (before or after taxes);
●	net revenue or net revenue growth;
●	gross revenue or gross revenue growth, gross profit or gross profit growth;
●	net operating profit (before or after taxes);
●	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);
●	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;
●	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);
●	gross or net operating margins;
●	productivity ratios;
●	share price (including, but not limited to, growth measures and total shareholder return);
●	expense targets or cost reduction goals, general and administrative expense savings;
●	margins;
●	operating efficiency;
●	objective measures of customer satisfaction;
●	working capital targets;
●	measures of economic value added or other “value creation” metrics;
●	inventory control;
●	enterprise value;
●	sales;
●	shareholder return;
●	client retention;
●	competitive market metrics;
●	employee retention;
●	timely completion of new product rollouts;
●	timely launch of new facilities;
●	objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional project budgets);
●	system-wide revenues;
●	royalty income;
●	cost of capital, debt leverage year-end cash position or book value;
●	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or
●	any combination of the foregoing.

Any of the above Performance Goal criteria can be stated as a percentage of another Performance Goal, or a percentage of a prior period’s Performance Goal, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operation, or business units, product lines, brands, business segment, administrative departments or combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that the Compensation Committee deems appropriate or stock market indices. The Compensation Committee also may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be granted, and Performance Goals for such an award will be established, by the Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after 25% of

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the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved. In determining the actual amount of an individual participant’s Performance Compensation Award for a performance period, the Compensation Committee may reduce or eliminate the amount of the Performance Compensation Award earned through the use of negative discretion consistent with Section 162(m) of the Code, if, in its sole judgment, such reduction or elimination is appropriate.

Awards whose vesting is subject to the satisfaction of Performance Goals over a performance period established by the Compensation Committee shall be subject to a performance period and a vesting period of not less than one year. This minimum performance period and vesting period does not apply: (i) to awards made in payment of or exchange for other earned compensation; (ii) upon the occurrence of both a change in control and an involuntary termination of service of a Participant by the Company (other than for cause); (iii) upon termination of service of a Participant due to death, disability or retirement; (iv) to a substitute award that does not reduce the vesting period of the award being replaced; or (v) to one or more awards covering an aggregate number of shares of Common Stock not in excess of five percent (5%) of the aggregate number of shares of Common Stock available for awards under the 2011 Equity Plan.

The Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable award agreement or any employment, consulting, change in control, severance or other agreement, a participant will be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goals for such period are achieved; and all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the 2011 Equity Plan) to such Performance Goals.

Effect of a Change in Control. In the event of a change in control, then in the case of each outstanding award which is subject to the achievement of performance goals, such award shall be automatically and immediately converted into a time-based award (and the performance condition(s) shall be terminated) covering the target number of shares of Common Stock under such award which will vest on the vesting date otherwise provided in such award. In the event there occurs a “double trigger”, that is, in the event the participant’s employment with the Company or an affiliate is terminated by: (x) the Company or an affiliate without cause (and other than due to death or disability); or (y) the participant for “good reason” (as defined in the 2011 Equity Plan), in either case, on or within 6 months prior to a change in control (in the case of senior executives of the Company designated by the Compensation Committee) or on or within 12 months following a change in control (in the case of all participants), (i) in the case of options and SARs, all options and SARs held by such participant shall become immediately exercisable with respect to 100% of the shares subject to such options and SARs; and (ii) in the case of awards of restricted stock or restricted stock units and any other awards, the restricted period (and any other conditions) applicable to such awards held by such participant shall expire immediately with respect to 100% of the shares of restricted stock and restricted stock units and any other awards held by such Participant; provided, that in the event the vesting or exercisability of any award would otherwise be subject to the achievement of performance goals, in the case of the occurrence of a change in control and an “involuntary termination” (as defined in the 2011 Equity Plan) (A) after the Compensation Committee has made a determination (a “Determination”) that the performance goals had been achieved for the applicable

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performance period, such award shall immediately become vested and exercisable as to the number of shares of Common Stock determined to have been earned; or (B) prior to a Determination, such award shall immediately become vested and exercisable as to the target number of shares of Common Stock subject to such award.

Transferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. Awards may not be transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendment. The Compensation Committee may amend, suspend or terminate the 2011 Equity Plan at any time; however, shareholder approval to amend the 2011 Equity Plan may be necessary if the law or NASDAQ rules so require. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

Clawback/Forfeiture. Under the 2011 Equity Plan, in the Compensation Committee’s discretion, an award agreement may provide for the cancellation of an award if the participant, while employed by or providing services to the Company or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement or non-disclosure agreement or otherwise engages in activity that is in conflict with or adverse to the interests of the Company, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide in an award agreement that if the participant otherwise engages in any such activity, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of an award, the sale or other transfer of an award, or the sale of shares of Common Stock acquired in respect of an award, and must promptly repay such amounts to the Company. The Compensation Committee may also provide in an award agreement that if the participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including by reason of a financial restatement, mistake in calculation or other administrative error), then the participant will be required to promptly repay any excess amount to the Company. To the extent required by applicable law (including Section 304 of Sarbanes-Oxley and Section 954 of Dodd-Frank), the rules and regulations of The Nasdaq Stock Market, and/or a written policy adopted by the Company, awards will be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without shareholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower option price) or cancel any SAR and replace it with a new SAR (with a lower strike price), and (iii) no option or SAR may be exchanged for cash or another award. However, shareholder approval is not required with respect to clauses (i), (ii), and (iii) above for any action specifically permitted in connection with certain changes in capitalization of the Company. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our shareholders.

Summary of U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2011 Equity Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

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Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of our Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of: (i) two years from the date of grant of the option; or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. (Special rules apply to the receipt and disposition of restricted shares received by officers and Directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended.) The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually

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receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to any “covered employee.” A “covered employee” under Section 162(m) is any employee who has served as our CEO, CFO or other NEO for tax years after December 31, 2016. Prior to the amendment, qualified performance-based compensation was not subject to this deduction limit if certain requirements were met. The 2011 Equity Plan was intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2011 Equity Plan was designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code. Under the Tax Cuts and Jobs Act of 2017, the performance-based exception has been repealed, unless compensation paid to any covered employee qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

New Plan Benefits

With the exception of automatic grants to our non-employee Directors, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2011 Equity Plan because awards under the 2011 Equity Plan will be made at the discretion of the Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code). In the case of non-employee Directors, the 2011 Equity Plan provides for the automatic annual grant to each non-employee Director of a number of shares of Common Stock having a fair market value on the date of grant of $130,000 ($180,000 in the case of the Company’s Chairman).

No stock options have ever been issued under the 2011 Equity Plan.

The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to increase the number of shares of Common Stock available for issuance under the Company’s 2011 Equity Plan. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. As discussed below, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. Also, as discussed below, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

The Board of Directors recommends a vote FOR an increase in the number of shares of Common Stock available for issuance under the Company’s 2011 Equity Incentive Plan.

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 Proposal 4:

Advisory Vote on Named Executive Officer Compensation.

As discussed under the heading “Executive and Director Compensation-Compensation Discussion & Analysis” above, the Company’s executive compensation program is designed to attract, motivate, reward the performance of and retain the executive management talent who are expected to advance both the short-term and long-term interests of our shareholders. Additionally, the Company’s compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is tied to performance of the Company.

For these reasons and the others described elsewhere in this Proxy Statement, the Board recommends that, on an advisory basis, the Company’s shareholders vote in favor of approving the compensation of the NEOs as described in the narrative disclosure, tables and footnotes contained in this Proxy Statement (including under the heading “Executive and Director Compensation-Compensation Discussion & Analysis” above and in the Summary Compensation Table for fiscal 2019 above).

The Board recommends approval of the following resolution:

“RESOLVED, that, on an advisory basis, the shareholders approve the compensation of the Company’s named executive officers for the fiscal year ended February 1, 2020, as disclosed in the Company’s Proxy Statement for fiscal 2019 pursuant to the compensation disclosure rules of the Securities and Exchange Commission”.

The above “Say-on-Pay” vote is an advisory vote only and is not binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee will consider the result of the “Say-on-Pay” vote in future compensation decisions for NEOs. The next “Say-on-Pay” vote will be held at our 2021 annual meeting of shareholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to approve the advisory vote on named executive officer compensation. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. If you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. If your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

The Board of Directors recommends a vote FOR the resolution approving, on an advisory basis, the compensation of the Company’s NEOs as described in this Proxy Statement.

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OTHER INFORMATION

Admission

We do not require tickets for admission to the meeting but do limit attendance to shareholders on the Record Date or their proxy holders. Please bring proof of your Company stock ownership, such as a current brokerage statement, and photo identification. Only shareholders or their valid proxy holders may attend the meeting.

Voting Information

Who Can Vote. The Company has one class of voting stock outstanding: common stock, par value $0.10 per share (the “Common Stock”). If you were a record owner of Common Stock on March 26, 2020, the Record Date for voting at the Annual Meeting, you are entitled to vote at the Annual Meeting. At the close of business on March 26, 2020, there were 14,544,465 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock has one vote.

How to Vote. You can vote your shares either by (1) proxy; or (2) in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so by mail, using the internet or by telephone. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy.

Voting by Proxy. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number of shareholders be represented by proxy. You may vote your proxy by mail, using the internet or by telephone, each as more fully explained below. In each case, we will vote your shares as you direct. When you vote your proxy, you can specify whether you wish to vote for or against or abstain from voting on each nominee for Director, the ratification of the selection of EY as the Company’s independent registered public accounting firm for fiscal 2020, the approval of an increase in the number of shares of Common Stock available for issuance under the Company’s 2011 Equity Incentive Plan and, on an advisory basis, the approval of the compensation for the Company’s named executive officers.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named on the voting website and your proxy card as the Proxy Committee (the “Proxy Committee”) will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting. Attending the Annual Meeting alone will not be deemed to revoke your proxy.

●	Vote by Mail

You can vote your shares by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 13, 2020.

●	Vote by Internet

You can vote your shares via the internet on the voting website, which is www.voteproxy.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 13, 2020. Our internet voting procedures are designed to authenticate shareholders through individual control numbers. If you received a proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.

●	Vote by Telephone

If you reside in the United States, Canada or Puerto Rico, you can also vote your shares by telephone by calling the toll-free number provided on the voting website www.voteproxy.com and on the proxy card. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 13, 2020. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders through individual control numbers. If you received a proxy card in the mail and choose to vote by telephone, you do not need to return your proxy card.

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OTHER INFORMATION

Voting in Person at the Annual Meeting. If you wish to vote in person at the Annual Meeting, written ballots will be available from the ushers at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Voting by proxy, whether by mail, using the internet or by telephone, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote. Attending the Annual Meeting alone will not be deemed to revoke your proxy.

Revocation of Proxies. You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can follow the instructions given for changing your vote using the internet or by telephone or deliver a valid written proxy with a later date; (2) you can notify the Corporate Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Shareholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum. To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.

Broker Non-Votes. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal (but, are counted for purposes of determining whether a quorum for the Annual Meeting exists).

Street Name Shareholders. If you are a beneficial owner whose shares are held by a broker, your broker has discretionary voting authority to vote your shares for the ratification of EY, even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on any of the other matters to be voted on at the Annual Meeting without instructions from you, in which case a broker non-vote will occur. It is important that you instruct your broker on how to vote your shares.

Householding. Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement and annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you request one by writing, calling or emailing as follows: Investor Relations, The Children’s Place, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094, telephone number (201) 558-2400 ext. 14500 and email investor_relations@childrensplace.com. If you want to receive separate copies of the annual report or Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address, phone number or email address.

Shareholders of Record. If you are a registered shareholder and do not vote by internet or telephone, or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted in accordance with the recommendations of the Board.

Confidential Voting. All proxies, ballots and vote tabulations that identify shareholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by mail, using the internet or by telephone. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if doing so is necessary to meet legal requirements.

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OTHER INFORMATION

Voting in Director Elections. Under the Company’s Charter, in an uncontested election for Directors (i.e., an election where there are the same number of nominees as seats on the Board up for election), Directors must be elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast is defined to mean that the number of shares voted “for” a Director’s election exceeds 50% of the total number of votes cast “for” and “against” the election of the nominee. Accordingly, an abstention or a withholding of authority to vote for a particular Director nominee will not count for or against that nominee.

If a Director nominee who is an incumbent Director is not re-elected by a majority of the votes cast as set forth above, and no successor has been elected at the Annual Meeting, the Company’s Corporate Governance Guidelines require the Director to promptly offer to tender his or her resignation to the Board.

The Nominating and Corporate Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation or to take other action. The Board will act on the tendered resignation, taking into account the Committee’s recommendation, and will publicly disclose its decision and rationale within 90 days from the date of certification of the election results. The Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that it considers appropriate or relevant. The Director who tenders his or her resignation shall not participate in the recommendation of the Committee or the decision of the Board with respect to the acceptance or rejection of his or her resignation.

If a Director’s resignation is accepted by the Board, or if a nominee who is not an incumbent Director is not elected, then the Board in its discretion may determine either to fill such vacancy or to reduce the size of the Board.

In contested elections, where there are more nominees than seats on the Board up for election, Directors are elected by a plurality vote. This means that, to the extent of the number of then-available seats on the Board, the nominees who receive the most votes of all the votes cast for Directors will be elected.

Required Vote

Proposal 1: Election of the Nine Members of the Board of Directors. Each of the Director nominees who receives at least a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be elected. Votes cast are votes for or against each nominee and exclude abstentions and withheld authority. This means that if you abstain from voting or withhold authority to vote for a particular nominee, your vote will not count for or against the nominee. As more fully described in “Voting in Director Elections” above, any nominee in this election who does not receive a majority of the votes cast must promptly offer to tender his or her resignation to the Board. The Nominating & Corporate Governance Committee will then consider the resignation and make a recommendation to the Board. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of each of the nominees. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. Also, as discussed above, if your broker holds your shares, your broker is entitled to vote your shares in favor of this proposal.

Proposal 3: Approval of an Increase in the Number of Shares of Common Stock Available for Issuance Under Our 2011 Equity Plan. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to increase the number of shares of Common Stock available for issuance under the Company’s

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OTHER INFORMATION

2011 Equity Plan. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Proposal 4: Advisory Vote on Named Executive Officer Compensation. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required to approve the advisory vote on named executive officer compensation. This means that if you abstain from voting on this proposal, your vote will not count for or against this proposal. As discussed above, if you hold your shares in your name and you submit your proxy card with an unclear voting designation or no voting designation at all, the Proxy Committee will vote your shares in favor of this proposal. Also, as discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instructions.

Future Shareholder Proposals

Under the rules of the SEC, if you wish us to include a proposal in the Proxy Statement for next year’s Annual Meeting, we must receive it no later than Wednesday, December 4, 2020.

Under our Bylaws, if you wish to submit a proposal for consideration at next year’s annual meeting of shareholders, the Corporate Secretary of the Company must receive your proposal not less than 90 days nor more than 120 days prior to May 14, 2021 (the anniversary date of the immediately preceding annual meeting of shareholders); provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs.

You may obtain a copy of our Bylaws from the Corporate Secretary of the Company. These requirements apply to any matter that a shareholder wishes to raise at the annual meeting of shareholders other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.

Nominations for Director

Nominations for Directors of the Company may be made at an annual meeting of shareholders by the Board or by any shareholder of the Company who complies with the information and timely notice requirements of the Bylaws. In addition, the Nominating & Corporate Governance Committee will consider Director nominees recommended by shareholders in writing if such candidates meet our criteria for Board membership. The deadline for nominations for next year’s annual meeting of shareholders is the same as described above under “Future Shareholder Proposals”.

Cost and Methods of Soliciting Proxies

We pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained MacKenzie Partners, Inc. to perform proxy solicitation services for us, involving conducting bank/broker searches, distributing proxy solicitation materials to shareholders, providing information to shareholders from the materials, and soliciting proxies by mail, courier, telephone, facsimile and e-mail. In connection with its retention, MacKenzie Partners, Inc. has agreed to provide consulting and analytic services upon request. We will pay a fee of approximately $16,000 to MacKenzie Partners, Inc., plus out-of-pocket expenses for these services.

2020 PROXY STATEMENT	85

OTHER INFORMATION

Available Information

The Company’s corporate website address is http://corporate.childrensplace.com. The information contained on the Company’s website is not included as a part of, or incorporated by reference into, this Proxy Statement. The Company makes available, free of charge on its internet website, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company has electronically filed such material with, or furnished it to, the SEC. Also available on the Company’s website are the Company’s Corporate Governance Guidelines, Code of Business Conduct, Anti-Corruption Policy, Insider Trading Policy and Clawback Policy and the charters of the Board Committees. Hard copies of these materials are also available free of charge from the Company’s Investor Relations department.

Other Business

As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the Annual Meeting other than those set forth herein, and we know of no additional matters that will be presented by others.

By order of the Board of Directors,

Robert A. Karpf

Senior Vice President, General Counsel and Corporate Secretary

The Children’s Place, Inc.

500 Plaza Drive

Secaucus, New Jersey 07094

April 3, 2020

86	2020 PROXY STATEMENT

ANNEX A

The Children’s Place, Inc.
Reconciliation of Non-GAAP (Adjusted)
to GAAP Financial Information

(In thousands, except per share amounts)
(Unaudited)

	Year-to-Date Ended
	February 1,	February 2,	February 3,
	2020	2019	2018
Net income	$73,300	$100,960	$84,698
Non-GAAP adjustments:
Asset impairment charges	6,039	6,096	5,190
Omni-channel fulfillment operational inefficiencies	—	4,985	—
Organizational design costs	—	2,239	—
Foreign exchange penalties	(2,200)	—	300
Restructuring costs	2,808	3,149	5,049
System transition costs	—	250	—
Distribution network review costs	—	752	—
Distribution facility start-up costs	721	—	—
Provision for legal settlement	—	—	5,785
Sales tax audit	—	(48)	791
Gymboree integration costs	2,144	—	—
Insurance claim deductible	—	—	250
Accelerated depreciation	3,145	1,211	—
Other income	—	(1,097)	—
Fleet optimization costs	2,297	—	—
Insurance claim settlement	—	(406)	—
Aggregate impact of Non-GAAP adjustments	14,954	17,131	17,365
Impact of Tax Act	—	—	51,776
Income tax effect(1)	(4,545)	(4,424)	(6,250)
Prior year uncertain tax positions(2)	135	(285)	(4,048)
Net impact of Non-GAAP adjustments	10,544	12,422	58,843
Adjusted net income	$83,844	$113,382	$143,541
GAAP net income per common share	$4.68	$6.01	$4.67
Adjusted net income per common share	$5.36	$6.75	$7.91

(1)	The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

(2)	Prior year tax provisions related to uncertain tax positions.

2020 PROXY STATEMENT	A-1

ANNEX A

	Year-to-Date Ended
	February 1,	February 2,	February 3,
	2020	2019	2018
Operating Income	$96,358	$111,328	$161,510
Non-GAAP adjustments:
Asset impairment charges	6,039	6,096	5,190
Omni-channel fulfillment operational inefficiencies	—	4,985	—
Organizational design costs	—	2,239	—
Foreign exchange penalties	(2,200)	—	300
Restructuring costs	2,808	3,149	5,049
System transition costs	—	250	—
Distribution network review costs	—	752	—
Distribution facility start-up costs	721	—	—
Provision for legal settlement	—	—	5,785
Sales tax audit	—	(48)	791
Gymboree integration	2,144
Insurance claim deductible		200	250
Accelerated depreciation	3,145	1,211	—
Other income		(1,097)	—
Fleet optimization costs	2,297
Insurance claim settlement		(606)	—
Aggregate impact of Non-GAAP adjustments	14,954	17,131	17,365
Adjusted operating income	$111,312	$128,459	$178,875

	Year-to-Date Ended
	February 1,	February 2,	February 3,
	2020	2019	2018
Net Sales	$1,870,667	$1,938,084	$1,870,275
GAAP Operating Margin	5.2%	5.7%	8.6%
Non-GAAP (Adjusted) Operating Margin	6.0%	6.6%	9.6%

A-2	2020 PROXY STATEMENT

ANNEX B

The Children’s Place, Inc.
Amended and Restated
2011 Equity Incentive Plan

2020 PROXY STATEMENT	B-1

ANNEX B

B-2	2020 PROXY STATEMENT

ANNEX B

The Children’s Place, Inc.

Amended and Restated
2011 Equity Incentive Plan

1. Purpose. The purpose of The Children’s Place, Inc. Amended and Restated 2011 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel, including the services of experienced and knowledgeable non-executive directors, and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including but not limited to incentive compensation measured by reference to the value of Common Stock or the results of operations of the Company, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based Award granted under a Prior Plan and outstanding on the Effective Date.

(c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment, consulting, change in control, severance or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change in control, severance or other agreement (or the absence of any definition of “cause” or term of similar import therein), (A) the Participant has failed to reasonably perform his or her duties to the Company, or has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case, other than as a result of his or her incapacity due to physical or mental illness or injury, and such failure has resulted in, or could reasonably be expected to result in, harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (B) the Participant has engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate, (C) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty or moral turpitude, (D) the willful misconduct or gross neglect of the Participant that has resulted in or could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (E) the willful violation by the Participant of the written policies of the Company or any of its Affiliates, that has resulted in or could reasonably be expected to result in harm

2020 PROXY STATEMENT	B-3

ANNEX B

(whether financially, reputationally or otherwise) to the Company or an Affiliate, (F) the Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company (other than good faith expense account disputes), (G) the Participant’s act of personal dishonesty which involves personal profit in connection with the Participant’s employment or service with the Company or an Affiliate, (H) the willful breach by the Participant of fiduciary duty owed to the Company or an Affiliate, or (I) in the case of a Participant who is a Non-Employee Director, the Participant engaging in any of the activities described in clauses (A) through (H) above; provided, however, that the Participant shall be provided a 10-day period to cure any of the events or occurrences described in the immediately preceding clause (A) hereof, to the extent capable of cure during such 10-day period. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, in the case of a particular Award, be deemed to occur upon:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company, or (II) any acquisition by any employee benefit plan sponsored or maintained by the Company;

(ii) individuals who, during any consecutive 12-month period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s stockholders (whether for such Business Combination or Sale or the issuance of securities in such Business Combination or Sale), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination or the entity which has acquired all or substantially all of the business or assets of the Company in a Sale (in either case, the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or

B-4	2020 PROXY STATEMENT

ANNEX B

indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to a~~ny se~~ction of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect t~~o actions ta~~ken to obtain the exception for performance-based compensation under Section 162(m) of the Code or to comply with Rule 16b-3 of the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the common stock, par value $0.10 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j) “Company” means The Children’s Place, Inc., a Delaware corporation, and any successor thereto.

(k) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(l) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting, change in control, severance or other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting, change in control, severance or other agreement (or in the absence of any definition of “disability” or term of similar import therein), a Participant’s total disability as defined below and (to the extent required by Code Section 409A) determined in a manner consistent with Code Section 409A and the regulations thereunder:

(i) The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(ii) A Participant will be deemed to have suffered a Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a Disability if determined to be disabled in accordance with a disability insurance program maintained by the Company.

(m) “Effective Date” means the date of the annual shareholder meeting at which the Plan is approved by the shareholders.

(n) “Eligible Director” means a person who is (i) a “non employee director” within the meaning of Rule 16b 3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NASDAQ or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(o) “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have

2020 PROXY STATEMENT	B-5

ANNEX B

accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates).

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(q) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(r) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation service on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if Fair Market Value cannot be determined under clause (i) or (ii) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii), the fair market value as determined in good faith by the Committee in its sole discretion; or (iv) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation service on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(s) “Good Reason” shall mean the occurrence of any of the following without the Participant’s prior written consent: (i) a material reduction in the Participant’s then current base salary or target bonus percentage, (ii) a material diminution of the Participant’s duties or responsibilities, (iii) the assignment to the Participant of duties or responsibilities which are materially inconsistent with the Participant’s previous duties or responsibilities, or (iv) relocation of the Participant’s principal work location to a location more than thirty (30) miles from the Participant’s previous principal work location; provided, however, that no such occurrence shall constitute Good Reason unless the Participant provides the Company with written notice of the matter within thirty (30) days after the Participant first has knowledge of the matter and, in the case of clauses (i), (ii) or (iii) hereof, the Company fails to cure such matter within ten (10) days after its receipt of such notice.

(t) “Immediate Family Members” shall have the meaning set forth in Section 15(b).

(u) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(v) “Indemnifiable Person” shall have the meaning set forth in Section 4(f) of the Plan.

(w) “Involuntary Termination” shall mean (i) the involuntary termination of the Participant’s employment with Company or any of its subsidiaries (other than for Cause, death or Disability) or (ii) the Participant’s resignation of employment with Company or any of its subsidiaries for Good Reason.

(x) “NASDAQ” means the NASDAQ Stock Market.

(y) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(z) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(aa) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

B-6	2020 PROXY STATEMENT

ANNEX B

(bb) “Option” means an Award granted under Section 7 of the Plan.

(cc) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(dd) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ee) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(ff) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(gg) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(hh) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ii) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(jj) “Performance Period” shall mean the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(kk) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(ll) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(mm) “Plan” means this The Children’s Place, Inc. 2011 Equity Incentive Plan .

(nn) “Prior Plan” shall mean, as amended from time to time, each of the Amended and Restated 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc. and the 1997 Stock Option Plan of The Children’s Place Retail Stores, Inc.

(oo) “Released Unit” shall have the meaning assigned to it in Section 9(e).

(pp) “Restricted Period” means the period of time determined by the Committee during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(qq) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(rr) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

2020 PROXY STATEMENT	B-7

ANNEX B

(ss) “Retirement” means a voluntary termination of employment or service with the Company and all Affiliates by a Participant on or after the Participant’s Retirement Age (other than any such termination effective on or after any time that the Company has grounds to terminate the Participant’s employment or service for Cause (assuming for such purpose that no cure period were available)).

(tt) “Retirement Age” means, unless determined otherwise by the Committee, attainment of age 65.

(uu) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(vv) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ww) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(xx) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(yy) “Substitute Award” has the meaning given such term in Section 5(e).

(zz) “Sub Plans” has the meaning given such term in Section 1.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration. (a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, or any exception or exemption under the rules of the NASDAQ or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting, delivery or

B-8	2020 PROXY STATEMENT

ANNEX B

exercisability of, payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) The Committee shall have the authority to amend the Plan (including by the adoption of appendices or subplans) and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code).

(e) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(f) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification

2020 PROXY STATEMENT	B-9

ANNEX B

to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(g) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NASDAQ or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan and subsection (e) below, no more than 2,715,000 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) subject to Section 12 of the Plan, no more than 750,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any calendar year; (iii) subject to Section 12 of the Plan, no more than 2,000,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 750,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 750,000 shares of Common Stock on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Award denominated in cash described in Section 11(a) of the Plan shall be $10,000,000.

(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award (other than an Option or a SAR), or shares of Common Stock owned by a Participant, are surrendered or tendered to the Company (either directly or by means of attestation) in payment of any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall again become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent all or any portion of an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award or portion thereof shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor. Notwithstanding anything to the contrary contained herein, for purposes of clarity: (1) any shares of Common Stock that are tendered (by attestation or otherwise) or exchanged by a Participant or withheld by the Company (by net exercise or other means) as full or partial payment of the exercise price of any Option or SAR shall not be available for subsequent Awards under the Plan; (2) shares of Common Stock exchanged by a Participant or withheld by the Company or any Affiliate to satisfy the tax withholding or tax payment obligations related to any Option or SAR shall not be available for subsequent Awards under the Plan; (3) shares of Common Stock that are purchased or repurchased by the Company with Option proceeds shall not be available for subsequent Awards under

B-10	2020 PROXY STATEMENT

ANNEX B

the Plan; and (4) all shares of Common Stock covered by an SAR, to the extent that it is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing. Following the Effective Date, no further Awards shall be granted under any Prior Plan.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or the substitution for, outstanding Awards previously granted by the Company of an Affiliate or by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the date of grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than

2020 PROXY STATEMENT	B-11

ANNEX B

10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the date of grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 14(b).

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided that, Options shall be subject to a vesting period of not less than one year; provided, however, that the minimum vesting period specified above will not apply: (1) to Options granted in payment of or exchange for other earned compensation (including performance-based Awards), (2) upon a Change in Control and an involuntary termination of service of the Participant by the Company (other than for Cause), (3) upon termination of service due to death, Disability or Retirement, (4) to a Substitute Award that does not reduce the vesting period of the Option being replaced, or (5) to one or more Options and/ or SARs covering an aggregate number of shares of Common Stock not in excess of five percent (5%) of the aggregate number of shares of Common Stock available for Awards under Section 5(b)(i) of the Plan over the Plan’s term”; and it is further provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the date of grant in the case of an Incentive Stock Option granted to a Participant who on the date of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to vesting and/or exercisability provided, that, the Committee may not accelerate the vesting of an Option if such acceleration would reduce the vesting period to less than one year. Notwithstanding the foregoing, a Participant’s unvested Options shall immediately vest and become exercisable upon such Participant’s termination of employment or service with the Company and its Affiliates due to death, Disability or Retirement, or as provided in Section 13 hereof.

Unless otherwise stated in the applicable Award agreement, an Option shall expire earlier than the end of the Option Period in the following circumstances:

(i) If prior to the end of the Option Period, the Participant’s employment or service with the Company and all Affiliates is terminated without Cause or by the Participant for any reason other than Retirement, the Option shall expire on the earlier of the last day of the Option Period or the date that is 90 days after the date of such termination; provided, however, that any Participant whose employment or service with the Company or any Affiliate is terminated and who is subsequently rehired or reengaged by the Company or any Affiliate within 90 days following such termination and prior to the expiration of the Option shall not be considered to have undergone a termination. In the event of a termination described in this clause (i), the Option shall remain exercisable by the Participant until its expiration only to the extent the Option was exercisable at the time of such termination.

(ii) If the Participant dies or is terminated on account of Disability prior to the end of the Option Period and while still in the employ or service of the Company or an Affiliate, or dies following a termination described in clause (i) above but prior to the expiration of an Option, the Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of death or termination on account of Disability of the Participant, as applicable. In such event, the Option shall remain exercisable by the Participant or his or her beneficiary determined in accordance with Section 15(g), as applicable, until its expiration only to the extent the Option was exercisable by the Participant at the time of such event.

(iii) If the Participant ceases employment or service of the Company or any Affiliates due to a termination for Cause, the Option shall expire immediately upon such cessation of employment or service.

(iv) If the Participant terminates by reason of Retirement prior to the end of the Option Period, the Option shall expire three years after the date of termination, or, if earlier, at the end of the Option Period.

B-12	2020 PROXY STATEMENT

ANNEX B

(v) If the Participant’s employment or service ceases on account of Disability at a time when the Participant has attained the age and service requirements for Retirement, the Participant shall receive the better of the treatment under clause (ii) and clause (iv) above.

(d) Other Terms and Conditions. Except as specifically provided otherwise in an Award agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Common Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share, when the Participant purchases the share or when the Option expires.

(iii) Subject to Section 15(b), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(iv) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(e) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator), or telephonic instructions to the extent provided by the Committee, in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(f) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant Awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the date of grant of the Incentive Stock Option or (B) one year after the date of exercise of

2020 PROXY STATEMENT	B-13

ANNEX B

the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Common Stock of the Company is listed or quoted.

(h) Incentive Stock Option Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or a parent of the Company, the Option Period shall not exceed five years from the date of grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the date of grant) of the shares subject to the Option.

(i) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8. Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may Award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the date of grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 14(b).

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. Accordingly, a SAR shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided that a SAR shall be subject to a vesting period of not less than one year; provided, however, that the minimum vesting period specified above will not apply: (1) to SARs granted in payment of or exchange for other earned compensation (including performance-based Awards), (2) upon a Change in Control and an involuntary termination of service of the Participant by the Company (other than for Cause), (3) upon termination of service due to death, Disability or Retirement, (4) to a Substitute Award that does not reduce the vesting period of the SAR being replaced, or (5) to one or more SARs and/or Options covering an aggregate number of shares of Common Stock not in excess of five percent (5%) of the aggregate number of shares of Common Stock available for Awards under Section 5(b)(i) of the Plan over the Plan’s term. Notwithstanding any vesting or exercisability dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting and/or the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability; provided that, the Committee may not accelerate the vesting of a SAR if such acceleration would reduce the vesting period to less than one year. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or the Company-imposed “blackout period”), the SAR Period shall be automatically extended until the 30th day following the expiration of such

B-14	2020 PROXY STATEMENT

ANNEX B

prohibition. Notwithstanding the foregoing, a Participant’s unvested SARs shall immediately vest and become exercisable upon such Participant’s termination of employment or service with the Company and its Affiliates due to death, Disability or Retirement, or as provided in Section 13 hereof.

Unless otherwise stated in the applicable Award agreement, a SAR shall expire earlier than the end of the SAR Period in the following circumstances:

(i) If prior to the end of the SAR Period, the Participant’s employment or service with the Company and all Affiliates is terminated without Cause or by the Participant for any reason other than Retirement, the SAR shall expire on the earlier of the last day of the SAR Period or the date that is 90 days after the date of such termination; provided, however, that any Participant whose employment or service with the Company or any Affiliate is terminated and who is subsequently rehired or reengaged by the Company or any Affiliate within 90 days following such termination and prior to the expiration of the SAR shall not be considered to have undergone a termination. In the event of a termination described in this clause (i), the SAR shall remain exercisable by the Participant until its expiration only to the extent the SAR was exercisable at the time of such termination.

(ii) If the Participant dies or is terminated on account of Disability prior to the end of the SAR Period and while still in the employ or service of the Company or an Affiliate, or dies following a termination described in clause (i) above but prior to the expiration of a SAR, the SAR shall expire on the earlier of the last day of the SAR Period or the date that is one year after the date of death or termination on account of Disability of the Participant, as applicable. In such event, the SAR shall remain exercisable by the Participant or his or her beneficiary determined in accordance with Section 15(g), as applicable, until its expiration only to the extent the SAR was exercisable by the Participant at the time of such event.

(iii) If the Participant ceases employment or service of the Company or any Affiliates due to a termination for Cause, the SAR shall expire immediately upon such cessation of employment or service.

(iv) If the Participant terminates by reason of Retirement prior to the end of the SAR Period, the SAR shall expire three years after the date of termination, or, if earlier, at the end of the SAR Period.

(v) If the Participant’s employment or service ceases on account of Disability at a time when the Participant has attained the age and service requirements for Retirement, the Participant shall receive the better of the treatment under clause (ii) and clause (iv) above.

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written (or electronic notice or telephonic instructions to the extent provided by the Committee) of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were Awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the

2020 PROXY STATEMENT	B-15

ANNEX B

substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options.

9. Restricted Stock and Restricted Stock Units. (a) (i) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as determined by the Committee and may be reflected in the applicable Award agreement. The Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, and the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested. The Committee may in its sole discretion accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(ii) Automatic Grants to Non-Employee Directors. Notwithstanding any other provision of this Plan to the contrary, Restricted Stock Units shall be automatically granted to each Non-Employee Director in accordance with this Section 9(a)(ii) without any additional required action by the Committee. On the first business day of each fiscal year of the Company, each Non-Employee Director on such date shall be granted a number of Restricted Stock Units determined by dividing $130,000 ($180,000 in the case of the Company’s Chairman) by the Fair Market Value of a share on such date (which number shall be rounded up to the next whole number of shares). Each Non-Employee Director who is initially elected or appointed to the Board during the fiscal year shall be granted on the date of such election or appointment a number of Restricted Stock Units, equal to the quotient (which number of shares shall be rounded up to the next whole number of shares) of (i) the product of $130,000 ($180,000 in the case of the Company’s Chairman) multiplied by a fraction, the numerator of which shall be the number of days remaining during the fiscal year and the denominator of which shall be 365, divided by (ii) the Fair Market Value of a share of Common Stock on such Non-Employee Director’s date of election or appointment. Except as otherwise provided in this Section 9, or as otherwise provided in the applicable Award agreement, or any applicable consulting, change in control, severance or other agreement between a Non-Employee Director and the Company or an Affiliate, the foregoing automatic grants of Restricted Stock Units shall have a Restricted Period of one year, and shall vest in full on the first anniversary of the date of grant, and thereafter the restrictions set forth in the applicable Award agreement shall have no further force or effect with respect to such Restricted Stock Units (and such Restricted Stock Units shall be treated as Released Units for purposes of Section 9(e)(ii)), provided that the Non-Employee Director remains in the service of the Company and its Affiliates throughout the one year period commencing on the date of grant. Each Non-Employee Director shall also be eligible to receive grants of additional Awards under the Plan; provided that, no Non-Employee Director shall be granted equity Awards under the Plan in any one calendar year having an aggregate Fair Market Value (measured on the date(s) of grant) in such calendar year in excess of $250,000 in the aggregate (including the annual $130,000 ($180,000 in the case of the Company’s Chairman) grant provided for above in this clause (ii)).

(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 15(a) or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the

B-16	2020 PROXY STATEMENT

ANNEX B

Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate)). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation or action on the part of the Company.

(c) Restricted Stock Units. No shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) Awarded to a Participant may be credited with cash and stock dividends paid in respect of one share of Common Stock (“Dividend Equivalents”). Subject to Section 15(c), at the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(d) Restrictions; Forfeiture. (i) Restricted Stock Awarded to a Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and to the following provisions in addition to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; and (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement. In the event of any forfeiture, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further action or obligation on the part of the Company.

(ii) Restricted Stock Units Awarded to any Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and to such other terms and conditions as may be set forth in the applicable Award agreement. In the event of any forfeiture, all rights of the Participant to such Restricted Stock Units shall terminate without further action or obligation on the part of the Company.

(iii) Notwithstanding anything to the contrary in the Plan, except as otherwise provided in the applicable Award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, upon such Participant’s termination of employment or service with the Company and its Affiliates due to death, Disability or Retirement (unless waived by a participant prior to the grant of the applicable Award), or as provided in Section 13 hereof, such Participant’s outstanding Restricted Stock and Restricted Stock Units shall immediately vest in full, and the restrictions set forth in the applicable Award agreement shall have no further force or effect with respect to such Restricted Stock or Restricted Stock Units (and such Restricted Stock Units shall be treated as Released Units for purposes of Section 9(e)(ii)); provided, however, that if the vesting of any Restricted Stock or Restricted Stock Units would otherwise be subject to the achievement of performance conditions, then: (A) all applicable performance criteria shall be deemed to have been attained at target levels and (B) if such termination of employment or service or Change in Control occurs on or prior to the date on which 50% of the applicable performance period has elapsed, only 50% of such Restricted Stock or Restricted Stock Units shall immediately vest.

(iv) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

2020 PROXY STATEMENT	B-17

ANNEX B

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria established by the Committee, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. To the extent provided in an Award agreement, the holder of outstanding Released Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(f) Legends on Restricted Stock. Each certificate representing Restricted Stock Awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE CHILDREN’S PLACE, INC. 2011 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF ___________, BETWEEN THE CHILDREN’S PLACE, INC. AND _______________________. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CHILDREN’S PLACE, INC.

10. Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement including, without limitation, the payment by the Participant of the Fair Market Value of such shares of

B-18	2020 PROXY STATEMENT

ANNEX B

Common Stock on the date of grant. Notwithstanding anything to the contrary in the Plan, except as otherwise provided in the applicable Award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, upon such Participant’s termination of employment or service with the Company and its Affiliates due to death, Disability or Retirement, or as provided in Section 13 hereof, such Participant’s outstanding Other Stock-Based Awards shall immediately vest in full, and the restrictions set forth in the applicable Award agreement shall have no further force or effect with respect to such Other Stock-Based Awards; provided, however, that if the vesting of any Other Stock-Based Awards would otherwise be subject to the achievement of performance conditions, then: (A) all applicable performance criteria shall be deemed to have been attained at target levels and (B) if such termination of employment or service or Change in Control occurs on or prior to the date on which 50% of the applicable performance period has elapsed, only 50% of each such Other Stock-Based Award shall immediately vest.

11. Performance Compensation Awards. (a) Generally. The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance based compensation” under Section 162(m) of the Code. Notwithstanding the foregoing, any Award to a Participant who is a “covered employee” (within the meaning of Section 162(m) of the Code) for a fiscal year that satisfies the requirements of this Section 11 may be treated as a Performance Compensation Award in the absence of any such Committee designation and if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 14 of the Plan).

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period [(subject to the proviso contained in the third sentence of Section 9(a)(i) above),] the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing (which may be in the form of minutes of a meeting of the Committee).

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv)gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; ) (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other ëvalue creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii) client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession

2020 PROXY STATEMENT	B-19

ANNEX B

and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) system-wide revenues; (xxix) royalty income; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxxii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or a percentage of a prior period’s Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting, delivery and exercisability of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement or any employment, consulting, change in control, severance agreement or other arrangement between a Participant and the Company or an Affiliate, a Participant must be employed by or rendering services to the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, a Participant shall be eligible to receive payment or delivery, as applicable, in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved, as determined by the Committee in its sole discretion; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals, as determined by the Committee in its sole discretion, and except as otherwise provided in Section 13; provided, however, that in the event of the termination of a Participant’s employment or service due to death or Disability, (A) the Participant shall receive payment in respect of a Performance Compensation Award

B-20	2020 PROXY STATEMENT

ANNEX B

assuming for such purpose that the applicable performance criteria shall be deemed to have been attained at target levels and (B) if such termination of employment or service occurs on or prior to the date on which 50% of the applicable performance period has elapsed, only 50% of the Performance Compensation Award shall be payable.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing (which may be in the form of minutes of a meeting of the Committee) that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate; provided, that Negative Discretion shall not apply to any Performance Compensation Award (other than cash bonuses contemplated by the second sentence of Section 11(a)) unless the Award agreement so provides for the use of Negative Discretion. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) provide payment or delivery in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the

2020 PROXY STATEMENT	B-21

ANNEX B

number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria, Performance Formula and Performance Goals);

(ii) providing for a substitution or assumption of Awards (or Awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards (or Awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) (“ASC 718”), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary:

(a) In the case of Options, SARs and other Awards which are service-based and not subject to Performance Goals or other performance conditions, in the event that an Involuntary Termination of a Participant occurs within six (6) months prior to the occurrence of a Change in Control (in respect of Participants designated by the Committee) or within twelve (12) months following a Change in Control (in respect of all Participants), all Options and SARs held by such Participant shall become immediately exercisable with respect to all of the shares of Common Stock subject to such Options and SARs, and the Restricted Period (and any other non-performance based conditions) applicable to all Restricted Stock Awards, Restricted Stock Unit Awards and any other service-based Awards held by such Participant shall expire immediately, and all such Awards shall immediately become fully vested and the shares of Common Stock subject to all such Awards shall be immediately delivered to such Participant.

(b) In the case of equity Awards which are subject to the achievement of Performance Goals or other performance conditions, immediately prior to the occurrence of a Change in Control, the target number of shares of Common Stock set forth in the applicable Award agreement shall automatically convert into service-based Awards, and such service-based Awards shall vest and be delivered to the Participant on the vesting date set forth in the applicable Award agreement (without regard to the achievement of any applicable Performance Goals or other

B-22	2020 PROXY STATEMENT

ANNEX B

performance conditions), provided that the Participant is in the employ of the Company or an Affiliate on the applicable vesting date; provided that, in the event that an Involuntary Termination of a Participant occurs within six (6) months prior to the occurrence of a Change in Control (in respect of Participants designated by the Committee) or on or within twelve (12) months following a Change in Control (in respect of all Participants), all such unvested service-based Awards held by such Participant shall immediately become fully vested and the shares of Common Stock subject to such Awards shall be immediately delivered to such Participant.

(c) In addition, in the event of a Change of Control, the Committee may in its discretion and upon at least 5 days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company) or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over any Award subject to Code Section 409A at the time such Award is granted.

(d) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

To the extent practicable, the provisions of this Section 13 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14. Amendments and Termination. (a) Amendment and Termination of the Plan. The Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changes in GAAP to new accounting standards, to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

2020 PROXY STATEMENT	B-23

ANNEX B

15. General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award.

(b) Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Permitted Transferee, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable.

B-24	2020 PROXY STATEMENT

ANNEX B

(d) Tax Withholding. (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required statutory liability withholding liability, if required to avoid adverse accounting treatment of the Award as a liability Award under ACS 718) by (A) payment in cash; (B) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the date of grant.

(f) International Participants. Without limiting the generality of Section 4(d), with respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or subplans or appendices thereto, or outstanding Awards, with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse (or domestic partner if such status is recognized by the Company according to the procedures established by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, his or her estate. After receipt of Options in accordance with this paragraph, beneficiaries will only be able to exercise such options in accordance with Section 7(c)(ii) of this Plan.

2020 PROXY STATEMENT	B-25

ANNEX B

(h) Termination of Employment or Service. Except as otherwise provided in an Award agreement, or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company or its Affiliates in a non-employee capacity (including as a Non-Employee Director) (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i) No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations. (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

B-26	2020 PROXY STATEMENT

ANNEX B

(k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board (and their respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q) Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan, may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

(r) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

2020 PROXY STATEMENT	B-27

ANNEX B

(s) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u) 409A of the Code. (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(v) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement, non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of

B-28	2020 PROXY STATEMENT

ANNEX B

such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee in its sole discretion, then the Participant shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act) and/or the rules and regulations of NASDAQ or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company (as in effect and/or amended from time to time), Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

(w) Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year that shareholders previously approved such provisions following the date of initial shareholder approval, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

(x) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*      *      *

As adopted by the Board of Directors of the Company on March 25, 2011.

As approved by the shareholders of the Company on May 20, 2011.

As amended and restated by the Compensation Committee of the Board of Directors of the Company on February 12, 2016.

As amended and restated by the Compensation Committee of the Board of Directors of the Company on April 4, 2016.

As amended and restated by the Board of Directors of the Company on May 25, 2016.

2020 PROXY STATEMENT	B-29

THE CHILDREN’S PLACE, INC.
500 PLAZA DRIVE
SECAUCUS, NJ 07094

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D10541-Z77056	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE CHILDREN’S PLACE, INC.

The Board of Directors recommends a vote “FOR” each of the nominees for director.

1.	To elect the persons listed below to serve as directors of The Children’s Place, lnc. for a one-year term and in each case until his or her successor is duly elected and qualified.
	Nominees:		For	Against	Abstain
	1a.	Joseph Alutto	☐	☐	☐	The Board of Directors recommends a vote “FOR” proposals 2, 3 and 4.		For	Against	Abstain

	1b.	John E. Bachman	☐	☐	☐
						2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of The Children’s Place, Inc. for the fiscal year ending January 30, 2021.	☐	☐	☐
	1c.	Marla Malcolm Beck	☐	☐	☐

	1d.	Elizabeth J. Boland	☐	☐	☐

	1e.	Jane Elfers	☐	☐	☐	3.	To approve an increase of 600,000 shares of Common Stock available for issuance under the Company’s 2011 Equity Incentive Plan.	☐	☐	☐

	1f.	Joseph Gromek	☐	☐	☐

	1g.	Norman Matthews	☐	☐	☐	4.	To approve, by non-binding vote, executive compensation as described in the proxy statement.	☐	☐	☐

	1h.	Robert L. Mettler	☐	☐	☐

	1i.	Debby Reiner	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

lmportant Notice Regarding the Availability of Proxy Materials for the
Stockholders Meeting to Be Held on May 14, 2020:
The proxy statement and form of proxy distributed by the Board of Directors and the
Company’s Form 10-K Annual Report for the fiscal year ended February 1, 2020 are available at http://www.childrensplace.com under the section “lnvestor Relations.”

D10542-Z77056

THE CHILDREN’S PLACE, lNC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE CHILDREN’S PLACE, lNC.

The undersigned hereby appoint(s) Michael Scarpa and Robert Karpf (the “Proxy Committee”), and each of them, as attorneys and proxies, of the undersigned, with full power of substitution, to vote all the shares of stock of The Children’s Place, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of The Children’s Place, Inc. to be held at 500 Plaza Drive, Secaucus, New Jersey 07094, on Thursday, May 14, 2020, at 8:30 a.m., EDT and any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting to the extent permitted by Rule 14a-4(c) under the Exchange Act. The undersigned hereby revokes all proxies previously given.

If no specification is made, this proxy will be voted with respect to item (1) FOR the Board of Directors’ nominees listed, (2) FOR ratification of the selection of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending January 30, 2021, (3) To approve an increase of 600,000 shares of Common Stock available for issuance under the Company’s 2011 Equity Incentive Plan and (4) FOR the approval, on an advisory basis, of executive compensation.

Continued and to be signed on reverse side